As filed with the Securities and Exchange Commission on June 12, 2006
                                     Registration Statement No. [--------------]
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               SWISS MEDICA, INC.
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

             Delaware                               3841                      98-0355519
             --------                               ----                      ----------
  (State or other jurisdiction         (Primary Standard Industrial        (I.R.S. Employer
of incorporation or organization)       Classification Code Number)       Identification No.)


                           53 Yonge Street, 3rd Floor
                                Toronto, Ontario
                                Canada, M5E 1JE
                                 (416) 483-0663
--------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business)

                               Raghunath Kilambi,
                             Chief Executive Officer
                               Swiss Medica, Inc.
                           53 Yonge Street, 3rd Floor
                                Toronto, Ontario
                                 Canada, M5E 1JE
                                 (416) 483-0663
--------------------------------------------------------------------------------
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                               Ryan S. Hong, Esq.
                             RICHARDSON & PATEL LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

 Title of each class of securities        Amount to be             Proposed maximum         Amount of registration
         to be registered                  Registered          aggregate offering price              fee

Class A Common Stock                       76,730,555               $10,742,278                   $1,361.05

Class A Common Stock to be issued           9,645,000                $2,833,500                     $359.00
upon exercise of warrants

Total                                      86,375,555               $13,575,778                   $1,720.05

(1) Calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the bid and ask prices of the common stock on June 6, 2006, as quoted on the Over-the Counter Electronic Bulletin Board.

(2) Calculated in accordance with Rule 457(g) under the Securities Act on the basis of the average of the bid and ask prices of the common stock on June 6, 2006, as quoted on the Over-the Counter Electronic Bulletin Board, if applicable.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                   Subject to Completion, dated June 12, 2006

                                   Prospectus

                               SWISS MEDICA, INC.

                 Up to 86,375,555 shares of Class A Common Stock

      This prospectus covers the resale by selling stockholders of up to 86,375,555 shares of our Class A Common Stock, $0.001 par value, by our shareholders which includes:

      o Up to 17,857,143 shares that would be reserved for issuance if conversion of the $2.0 million in redeemable debentures issued to Montgomery Equity Partners ("Montgomery") in April and June 2006 described herein ("Redeemable Debentures") in their entirety, were to occur, and represents the number of shares issuable if all Redeemable Debentures were converted as of this date. Conversion of the Redeemable Debentures may not occur prior to September 8, 2006;

      o Up to 57,142,858 additional, shares that we are required to register pursuant to terms of the Registration Rights Agreement between us and Montgomery, as amended, that might be issuable should the Redeemable Debentures not be redeemed and if the conversion price of the Redeemable Debentures were to decrease;

      o 2,000,000 shares of our common stock underlying warrants issued in connection with such Debentures;

      o Other selling stockholders which may sell up to 9,375,555 shares of Class A Common Stock issued to persons in connection with capital provided.

      These securities will be offered for sale by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the common stock by the selling security holders. Our common stock and the warrants are more fully described in the section of this prospectus entitled "Description of Securities."

      Our securities are not listed on any national securities exchange or the Nasdaq Stock Market. Our common stock is quoted on the Over-the-Counter Electronic Bulletin Board under the symbol "SWME". On June 8, 2006, the closing sale price of our common stock on the OTC Bulletin Board was $ 0.19 per share.

      AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD LOSING YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 8.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

      You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

                  The date of this prospectus is June 12, 2006.

      The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                Table of Contents

Prospectus Summary............................................................3

Summary Information...........................................................6

Risk Factors..................................................................6

Use of Proceeds...............................................................12

Determination of Offering Price...............................................6

Selling Security Holders......................................................13

Plan of Distribution..........................................................17

Description of Business.......................................................28

Legal Proceedings.............................................................36

Directors, Executive Officers, Promoters and Control Persons..................37

Security Ownership of Certain Beneficial Owners and Management................40

Description of Securities.....................................................41

Interest of Named Experts and Counsel.........................................42

Management's Discussion and Analysis of Financial Condition and Results of
Operations....................................................................20

Description of Property.......................................................36

Certain Relationships and Related Transactions................................45

Market For Common Equity and Related Stockholder Matters......................45

Executive Compensation........................................................48

Summary Compensation Table....................................................48

Financial Information.........................................................23

Changes in and Disagreements with Accountants on Accounting and Financial
Disclosure....................................................................50

Reports to Security Holders...................................................50

Where You Can Find More Information...........................................50

                               Prospectus Summary

      This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section. Some of the statements contained in this prospectus, including statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business," are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

      In this prospectus, we refer to Swiss Medica, Inc. and its subsidiaries as "we," "our," or the "Company."

History

      The Company was originally incorporated on March 11, 1980 as Associated Medical Devices, Inc., under the laws of Nevada for the development and marketing of various devices. Due to the non-payment of required fees and filing of required reports, the Company forfeited its corporate charter during 1986 and was revived in February 1995. In July 1999, the Company acquired Euro American Business Group, Inc., a New York corporation that had conducted no business to date, but had plans to become a provider of low cost internet access in Europe. To better reflect the Company's new business plan, the Company changed its name to Yournet, Inc. on October 20, 1999.

      Effective August 14, 2001, Yournet, Inc. merged with and into Global Path Incorporated, a Delaware corporation. Pursuant to the merger, Yournet, Inc., a Nevada corporation, reincorporated under the laws of Delaware. As a result of the merger, shareholders of Yournet, Inc. received the right to receive one share of Class A common stock of Global Path Incorporated for each one share of common stock of the Company. After the reincorporation, 20,455,903 shares of Yournet, Inc. common stock was converted to 20,455,903 shares of Class A common stock of Global Path Incorporated ("GPI"), the surviving entity. GPI in November 2002 performed a share consolidation of 100:1.

      On May 16, 2003 we acquired certain assets, including US Patent #6,444,238B1, from General Cosmetics Corporation, a Delaware corporation based in Munich, Germany. The acquisition was made by issuing to General Cosmetics Corporation 6,750,000 shares of our Class A Common Stock, subject to adjustment based on the terms of the March 31, 2003 definitive agreement. The assets we acquired included a patented essential oil product family that has been developed for pain relief, menstrual cramps, cold sores and other ailments. We intend to introduce these products to the market over time and we launched and currently are marketing and selling two pain relief formulations called "O24 Essential Pain Relief Neutralizer" and "O24 Fibromyalgia"("O24") in both Canada and the United States.

      In July 2003 we changed our name from GPI to Swiss Medica, Inc. The Company's common stock currently trades on the Over-the-Counter Bulletin Board under the trading symbol "SWME."

Our Company

      We distribute and market patented, all-natural, clinically-tested consumer healthcare products designed to reduce chronic ailments such as pain. We believe that consumers are concerned about the management and cost of their health care and the expensive, chemical-based prescription drug approach predominant in modern western medicine. We believe that this concern will increase the demand for all-natural, clinically tested consumer healthcare products because all-natural products are generally considered to be safer and more effective against many chronic ailments than prescription pills and are more accessible to most consumers than prescription medications. The global market for chronic ailments is well in excess of $100 billion and is currently dominated by prescription drugs. The global market for natural products is currently estimated to be over $60 billion and growing rapidly.

      As of May 16, 2003, we began to implement a new business plan pursuant to which we market and distribute proprietary, all-natural, clinically tested consumer healthcare products, focused on chronic ailments. We retained a new management team to implement this new business plan. The global market for chronic ailment products is in excess of $100 billion and is currently dominated by prescription, chemical based drugs.

      On March 31, 2005, we acquired Anti-Depression BioHealth Solutions, Inc. ("ADBSI"), a subsidiary of UTEK Corporation, in a cash and stock transaction. The main product line of ADBSI is PMS Escape. All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 restricted shares of Class A common stock of the Company in a transaction accounted for using the purchase method of accounting. As additional consideration pursuant to the terms of the Acquisition Agreement, the Company paid UTEK, the sole shareholder of ADBSI, $96,673 in cash. As result of the closing under the Acquisition Agreement on March 31, 2005, ADBSI became a wholly-owned subsidiary of the Company. Related to the acquisition, we also developed a business relationship with two Massachusetts Institute of Technology (MIT) scientists. Swiss Medica has an option to acquire all over-the-counter products developed by Back Bay Scientific Inc. and the team of scientists, with certain limited exceptions.

      We will continue to look for quality proprietary, natural consumer healthcare products to license and/or acquire. We plan to sell our products through multiple distribution channels including, via retail outlets, the Internet, and via healthcare professionals.

      To date during 2005 and early 2006, we have further expanded the distribution of O24 Essential Oil Pain Neutralizer, O24 Fibromyalgia and PMS Escape into major retail outlets in the United States and Canada as well as into Mexico and Turkey.

      We currently have 14 individuals who render services to us for our day-to-day operations.


The Offering

      This offering relates to the sale of shares of our common stock, including:

            o Up to 17,857,143 shares issuable upon conversion of the $2.0 million in Redeemable Debentures issued to Montgomery in April and June 2006, which represents the number of shares issuable if all Redeemable Debentures were converted as of this date;

            o Up to 57,142,858 additional shares that we are required to register pursuant to terms of the Registration Rights Agreement between us and Montgomery, as amended, to cover shares that would be issuable if the conversion price of the Redeemable Debentures were to decrease;

            o 2,000,000 shares of our common stock underlying warrants issued in connection with such Debentures;

            o Other selling stockholders which may sell up to 9,375,555 shares of Class A Common Stock issued to persons in connection with capital provided.

Please refer to "Selling Stockholders" beginning on Page 15 of this Prospectus.

      Common Stock Offered    Up to 86,375,555 shares by selling stockholders.

      Offering Price          Market price.

      Use of Proceeds         We will not receive any proceeds of the shares
                              offered by the selling stockholders. See "Use of Proceeds."

      Risk Factors            The securities offered hereby involve a high
                              degree of risk and immediate substantial dilution. See "Risk Factors."


      We are registering up to 86,375,555 shares of our common stock for sale by the selling security holders identified in the section of this prospectus entitled "Selling Security Holders." All of the shares included in the table identifying the selling security holders are shares of our common stock that have not yet been, but that may be, issued to designated selling security holders should they exercise their warrants or convert their debentures. Information regarding our common stock and the warrants is included in the section of this prospectus entitled "Description of Securities."

                                  Risk Factors

      An investment in the common stock offered hereby involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating the Company and its business. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Do not place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this prospectus, including the matters set below and in our other SEC filings. These risks and uncertainties could cause our actual results to differ materially from those indicated in the forward-looking statements. We undertake no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.


WE HAVE A LIMITED OPERATING HISTORY

      We have been engaged in our current business for approximately two years. Accordingly, we have a limited operating history and our operations are subject to all the risks inherent in a business enterprise with such a limited operating history, including limited capital, possible delays in the development and implementation of our business plan, uncertain markets, and the absence of an operating history. The likelihood that we will succeed must be considered in light of the problems, expenses, and delays frequently encountered in connection with the development of new businesses, as well as many other factors. There is no assurance that we will be able to develop successfully the business we are pursuing. We cannot be certain that our business will be successful or that we will generate significant revenues.

WE HAVE AN IMMEDIATE NEED FOR CAPITAL

      We have been dependent primarily on private placements of our equity and debt securities and shareholder loans to fund our operations. We need additional funding to continue our operations. In the near term, we intend to focus on increasing our marketing efforts for our existing products. There can be no assurance that any such funding will be available to us when needed, on commercially reasonable terms, or at all. If we are unable to obtain additional financing if needed, we will likely be required to curtail our marketing and operating plans and possibly cease our operations. In addition, any additional equity financing may involve substantial dilution to our then-existing stockholders.

      Our independent accountants have included an explanatory paragraph in our financial statements included in our public filings, which are incorporated by reference into this prospectus, stating that we have incurred operating losses in the last two years and that we are dependent on our management's ability to develop profitable operations, and that these factors, among others, may raise substantial doubt about our ability to continue as a going concern.

OUR DEBT AGREEMENTS CONTAIN RESTRICTIVE COVENANTS AND OUR DEBT OBLIGATIONS ARE SUBSTANTIAL IN RELATION OUR ASSETS

      At March 31, 2006, we had approximately $5.8 million of outstanding indebtedness, including $2.6 million in secured and unsecured notes. In April 2006 we issued another $1,300,000 in secured, convertible debt instruments. In conjunction with filing this registration statement, we issued another $700,000 in secured convertible debt instruments. Accordingly, the total amount of our obligations in relation to our assets, is substantial.

      Some of our debt instruments, impose certain restrictions on us, including, among other things, restrictions on our ability to incur additional indebtedness, create liens on assets, make loans or investments and pay dividends. These restrictions limit our operating flexibility, limit our flexibility in planning for and reacting to changes in our business and make us more vulnerable to economic downturns and competitive pressures. Our indebtedness could have significant negative consequences, including:

      o increasing our vulnerability to general adverse economic and industry conditions;

      o     limiting our ability to obtain additional financing;

      o requiring that a substantial portion of our cash flows from operations be applied to pay principal and interest on our indebtedness and lease payments under our leases, thereby reducing cash flows available for other purposes;

      o limiting our flexibility in planning for or reacting to changes in our business and the industry in which we compete; and

      o placing us at a possible competitive disadvantage compared to competitors with less leverage or better access to capital resources.

SUBSTANTIALLY ALL OF OUR ASSETS ARE ENCUMBERED BY LIENS, WHICH IF FORECLOSED BY OUR SECURED CREDITORS WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS

      Indebtedness under $1.9 million of our notes is secured by a security interest in favor of the lender in substantially all of our assets. If we were unable to pay our secured obligations when due or otherwise default on our obligations to secured creditors, these creditors could foreclose their security interests or mortgages in our assets. Any foreclosure action by our secured creditors could cause us to seek to protection under the federal bankruptcy code which, in turn, would have a material adverse effect on the market value of our Common Stock and could result in the loss of your entire investment in the Company.

WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUES FROM SALES TO MEET OUR OPERATING AND DEBT SERVICE OBLIGATIONS

      Since we have only operated for two years and issued debt securities just over one year ago, we have little experience in repaying our debt. Inadequate cash flows caused in part by delinquent accounts, seasonality and poor revenues could affect our ability to meet our operating and debt service requirements, which are significant. Future revenues and expenses of the Company are subject to conditions that may change to an extent that we cannot determine at this time. If we are unable to generate sufficient revenues to meet our operating and debt service obligations, then our business will be materially and adversely affected, we may go bankrupt and you may lose the entire investment in the Company.

WE ARE SUBJECT TO GOVERNMENT REGULATIONS WHICH MAY HINDER OUR GROWTH

      In the United States, governmental agencies and extensive federal regulations regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of our products. The Food and Drug Administration (FDA) regulates the safety and effectiveness of our products and the Federal Trade Commission (FTC) regulates how we advertise and market our products. O24 and any other products we may manufacture or sell in the future are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. The laws, regulations and enforcement policies governing our products are relatively new and are still evolving, and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to our products.

      There are similar regulatory bodies and regulations in Canada, and other countries in which we may decide to market, sell and distribute our products. We cannot be certain that we comply or will comply with all laws and regulations in this area. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price.

WE MAY NEVER BECOME PROFITABLE

      We have incurred net operating losses in each fiscal quarter since we have been in business. We expect to continue to experience losses until the time, if ever, when we are able to sell products sufficient to generate revenues adequate to support our operations.

WE MAY NOT BE SUCCESSFUL IN ACQUIRING OR LICENSING NEW PRODUCTS

      We are currently seeking to license or acquire new products or companies with bioscience products, manufacturing or distribution capabilities consistent with our commercial objectives. Our recent acquisition of ADBSI notwithstanding, there can be no assurance that we will be able to acquire such products. We may not be able to find and acquire additional bioscience products with demonstrative competitive advantages. We presently do not have the capital to make acquisitions. Accordingly, in the near term, any such acquisitions would most likely require that we issue stock in our company to effect acquisitions which would result in dilution to our shareholders.

WE HAVE RISKS ASSOCIATED WITH OUR DEPENDENCE ON THIRD PARTY MANUFACTURING

      We depend upon third parties to manufacture our products. The inability of a manufacturer to ship orders of our products in a timely manner, including as a result of local financial market disruption which could impair the ability of such manufacturers to finance their operations, or to meet quality standards, could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on our financial condition and results of operations. We have no long-term formal arrangements with any of our third party manufacturers. Although we believe we could replace such manufacturers if necessary, without a material adverse effect on us, there can be no assurance that such manufacturers could be replaced in a timely manner, and the loss of such manufacturers could have a material adverse effect on our business, financial condition and results of operations.

THERE IS NO CERTAINTY AS TO THE POTENTIAL MARKET FOR OUR PRODUCTS

      We have not undertaken an independent analysis or survey of the market for our products. We believe that consumers are willing to expend large sums for the purchase of bioscience and herbal health products; however, there can be no assurance that our products and services have the commercial potential to succeed in these target markets.

WE ARE DEPENDENT ON OUR TRADEMARKS AND PATENTS

      The market for certain of our products will be, in part, dependent upon the goodwill engendered by our trademarks and trade names. Trademark protection is therefore material to a portion of our business. The failure to obtain trademark protection, or illegal use of any trademarks we may obtain, may have an adverse effect on our business, financial condition and operating results.

      The Company owns United States Patent Number 6,444,238 (issued September 3, 2002) which covers our O24 product. However, there is no assurance we will be able to obtain patent protection for any derivative uses of O24, PMS Escape, or for any other products we may later acquire or develop. We also cannot assure that we will be able to obtain foreign patents to protect our products.

      The failure to protect our patent, trademarks and trade names, may have a material adverse effect on our business, financial condition and operating results. Litigation may be required to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights of others. Any action we take to protect our intellectual property rights could be costly and could absorb significant management time and attention. In addition, as a result of any such litigation, we could lose any proprietary rights we have. If any of the foregoing occurs, we may be unable to execute on our business plan and you could lose your investment.

OUR CHIEF EXECUTIVE OFFICER CONTROLS A LARGE PERCENTAGE OF OUR COMMON STOCK, WHICH ALLOWS HIM TO CONTROL MATTERS SUBMITTED TO STOCKHOLDERS FOR APPROVAL

      Our executive officers and directors (and their affiliates), in the aggregate, own approximately 11% of our outstanding Class A common stock, and a substantial majority of our outstanding voting stock. There is currently an aggregate of 102,538,555 shares of Class A and Class B Common Stock outstanding at May 31, 2006. The holders of the Class A and Class B Common Stock vote together on all matters submitted to a shareholder vote. Raghunath Kilambi, our Chief Executive Officer, and a director, owns 2,284,451shares of our Class A Common Stock, and 2,000,000 shares of our Class B Common Stock which constitutes all outstanding shares of our Class B Common Stock. Each share of Class B Common Stock is entitled to fifty votes of Class A Common stock and may be converted into five shares of Class A Common Stock. Therefore, Mr. Kilambi has the ability to decide the outcome of matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impede a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could have an adverse effect on the market price of our common stock.

WE NEED TO BUILD OUT OUR SALES AND MARKETING ORGANIZATION

      We are and shall continue marketing our existing products and future products that we may license or acquire either through the utilization of contract sales representatives and brokers, the establishment of our own sales force, strategic alliances and various other methods. We are in the early stages of developing such sales and marketing channels, and further development of those channels will require an investment of substantial amounts of capital which we currently do not possess and which we may never be able to access. Accordingly, despite our plans, we may be unable to substantially develop our own marketing channels.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS FOR OUR PRODUCTS

      Customers may sue us if any of our products sold to them injure the user. Liability claims could require us to spend significant time and money in litigation and pay significant damages. As a result, any of these claims, whether or not valid or successfully prosecuted, could have a substantial, adverse effect on our business and financial results. In addition, we currently have product liability insurance, however the amount of damages awarded against us in such a lawsuit may exceed the policy limits.

WE DEPEND ON KEY PERSONNEL AND WILL REQUIRE ADDITIONAL SKILLED EMPLOYEES TO EXECUTE OUR GROWTH PLANS

      Our potential for success depends significantly on our executive officers, including, Raghunath Kilambi, our Chief Executive Officer. We do not carry key-man life insurance on any executive. Given the early stage of our development and our plans for rapid expansion, the loss of the services of any executive or the services of any other key employees we may hire in the future would have a substantial, adverse effect on our business. We believe that our future success will depend in large part on our ability to attract and retain highly skilled sales, marketing and management personnel. If we are unable to hire the necessary personnel, the development of our business would likely be delayed or prevented. Competition for these highly skilled employees is intense. As a result, we cannot assure you that we will be successful in retaining our key personnel or in attracting and retaining the personnel we require for expansion.

WE FACE SIGNIFICANT COMPETITION

      The market for health-related retail goods and services is characterized by intense competition. We believe that the principal competitive factors for companies in the industries in which we compete are:

      o     functionality;

      o     quality of merchandise;

      o     discounts and rewards;

      o     brand recognition;

      o     customer loyalty; and

      o     price.

      Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. Because of their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, retail affiliates, and others. We cannot assure you that we will be able to compete successfully against our current or future competitors or that our business and financial results will not suffer from competition.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE ADVERSELY AFFECTED IF TOO MUCH OF IT IS SOLD AT ONCE

      Sales of substantial amounts of our common stock in the public market could adversely affect the market price of the common stock. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

      In addition, we often compensate consultants who provide services to the Company through the issuance to them of shares of our stock. The shares of Class A Common Stock are often registered under a Form S-8 Registration Statement that we file with the SEC which allows the consultants to immediately sell such shares on the open market. The sale of those shares will likely adversely affect the market price of the Class A Common Stock.

OUR STOCK IS QUOTED ON THE OTC BULLETIN BOARD AND COULD BE SUBJECT TO EXTREME VOLATILITY

      Our common stock is currently quoted under the symbol "SWME" on the OTC Bulletin Board, which is often characterized by low trading volume. A large volume of stock being sold into the market at any one time could cause the stock to rapidly decline in price. In addition, we must comply with ongoing eligibility rules to ensure our common stock is not removed from the OTC Bulletin Board, which would materially adverse affect the liquidity and volatility of our common stock.

APPLICABILITY OF "PENNY STOCK RULES" TO BROKER-DEALER SALES OF OUR COMMON STOCK COULD HAVE A NEGATIVE EFFECT ON THE LIQUIDITY AND MARKET PRICE OF OUR COMMON STOCK

      Our common stock is subject to the "penny stock rules" adopted pursuant to Rule 15g-9 of the Securities and Exchange Act of 1934, as amended, which apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have a tangible net worth of less than $5,000,000 - or $2,000,000 if they have been operating for three or more years. The penny stock rules impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the penny stock rules affect the ability of broker-dealers to sell shares of our common stock and may affect the ability of stockholders to sell their shares in the secondary market if such a market should ever develop, as compliance with such rules may delay and/or preclude certain trading transactions. The penny stock rules could have a material adverse effect on the liquidity and/or market price of our common stock.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST

      We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

      In addition, under our Certificate of Incorporation, the Board is authorized to issue, without obtaining shareholder approval, shares of preferred stock having the rights, privileges and designates as determined by the Board. Therefore, the Board could issue shares of preferred stock that would have preferential liquidation, distribution, voting, dividend or other rights.

WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE

      We plan to use all of our earnings to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock.


                                 Use of Proceeds

      We will not receive any proceeds from the sale of the shares by the selling security holders. Should the selling security holders holding warrants choose, in their sole discretion, to exercise any of their warrants, we would receive the proceeds from the exercise price. Assuming the common stock warrants issued in the Redeemable Debentures to purchase an aggregate of 2,000,000 shares of our common stock are exercised in full, we will receive proceeds of $400,000. Assuming the 13,004,675 common stock warrants issued prior to the warrants issued in the April 2006 Debenture are exercised in full, we will receive proceeds of $3,889,325.

      We intend to use the proceeds from the exercise of warrants by the selling security holders for working capital and general corporate purposes.

      We will not receive any of the proceeds from the sale of shares of our common stock hereunder by the selling shareholders.

                            Selling Security Holders

      The following table provides certain information with respect to the selling security holders' beneficial ownership of our securities as of the date of this prospectus. The selling security holders can offer all, some or none of their shares of our common stock, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus. None of the selling security holders are affiliates of the Company, and nor have any of them had a material relationship with the Company during the past three years. None of the selling security holders are or were affiliated with registered broker-dealers. See "Plan of Distribution."

-----------------------------------

                                 Total Number of Shares
                                   Beneficially Owned           Number of Shares      Number of Shares Beneficially
                                   Before Offering (1)          Being Offered            Owned After Offering (2)
                                                                                       Number of Shares  Percentage
Montgomery Equity Partners                    77,000,000           77,000,000(3)                     0       *
Alpha Capital AG                               4,668,500            1,562,500(4)             3,106,000      3.0%
Crestview Capital                                794,100              512,500(5)               281,600       *
David Klugmann Associates, Inc.                  462,500              312,500(6)               150,000       *
First Mirage, Inc.                               312,500              312,500(7)                     0       *
Professional Traders Fund LLC                    625,000              312,500(8)               312,500       *
Bristol Investment Fund, Ltd.                    468,750              468,750(9)                     0       *
Wayne Saker                                      312,500              312,500(10)                    0       *
Quines Financial S.A                             312,500              312,500(11)                    0       *
Vicsons Ltd.                                   1,657,000              312,500(12)            1,344,500      1.3%
Nathan B. Herzka                                 495,000              312,500(13)              182,500       *
Penn Footwear                                    625,000              312,500(14)              312,500       *
Notzer Chesed                                    312,500              312,500(15)                    0       *
Clearview International Investments              156,250              156,250(16)                    0       *
Double U Master Fund                           1,350,000            1,350,000(17)                    0       *
Strategic Equity Partners                      4,735,555            2,200,555(18)            2,535,000      2.5%
Republic Aggressive Growth Inc.                  312,500              312,500(19)                    0       *

* Less than 1.0%

-----------------------------------

(1) The number and percentage of share beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which each selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

(2) Assumes that all shares will be resold by the Selling Security Holders after this offering.

(3) The total amount of shares to be registered in the offering by Montgomery is 77,000,000 shares, including 75,000,000 shares which are being registered pursuant to the Redeemable Debentures. The terms of the Redeemable Debentures held by Montgomery provide that, except upon an event of default or at maturity (or if waived in writing upon 65 days written notice), in no event shall Montgomery be entitled to convert the Redeemable Debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Montgomery and its affiliates to exceed 4.99% of the total outstanding shares of our common stock following such conversion. Also includes up to 2,000,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.20 per share of common stock and expiring on April 11, 2010.

(4) Includes up to 1,562,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007.

(5) Includes up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007, and 200,000 shares of common stock issued at an exercise price of $0.20 pursuant to a warrant, in August 2005.

(6) Includes up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007.

(7) Includes up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007.

(8) Includes up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007.

(9) Includes up to 468,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007.

(10) Includes up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007.

(11) Includes up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007.

(12) Includes up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007.

(13) Includes up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007.

(14) Includes up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007.

(15) Includes up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007.

(16) Includes up to 156,250 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007.

(17) Includes (i) up to 500,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.20 per share of common stock and expiring on June 20, 2010 and (ii) up to 250,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.20 per share of common stock and expiring on December 20, 2010, and up to 600,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.20 per share of common stock and expiring on June 8, 2011.

(18) Includes (i) up to 425,000 shares which are being registered pursuant to the June, October and December 2005 promissory notes; and up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.20 per share of common stock and expiring on October 28, 2008 and up to 70,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.20 per share of common stock and expiring on December 5, 2008, and up to 333,333 shares which are being registered pursuant to a May 2006 private placement agreement, and up to 722,222 shares which are being registered pursuant to the May 2006 promissory note renewal and up to 600,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.20, expiring on December 15, 2009, also relating to the May 2006 note renewal.

(19) Includes up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.20 per share of common stock and expiring on March 31, 2007.

      Shares Acquired In Financing Transactions With Montgomery

      Montgomery is the holder of the April 2006 Convertible Debentures, all as described below. All investment decisions of Montgomery are made by its general partner, Yorkville Advisors, LLC ("Yorkville"). Mark Angelo, the Managing Member of the General Partner of Yorkville, makes the investment decisions on behalf of Yorkville. These shares are issuable upon Montgomery converting the Redeemable Debentures, which are described below.

      The Redeemable Debentures

      On April 11, 2006, we entered into a Securities Purchase Agreement (the "SPA") with Montgomery whereby we could sell to Montgomery up to $2,000,000 of secured convertible debentures pursuant to the terms contained in the debentures and related financing agreement described below (the "Redeemable Debentures"). Under the terms of the April 2006 Debentures, Montgomery is entitled, at its option, to convert at any time after September 7, 2006, a portion or all amounts of principal and interest due and outstanding under the April 2006 Debentures into shares of our common stock, $0.001 par value per share, at a price per share equal to the lower of (i) $0.175 per share ("Fixed Conversion Price") or
(ii) 80% of the lowest price per share in the last reported trade of our common stock on the OTC - Bulletin Board or on the exchange which the common stock is then listed, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date, which conversion price may be adjusted from time-to-time pursuant to certain other terms of the Redeemable Debentures. The April 2006 Debentures are secured by all of the Company's assets, have two-year maturity dates, and accrue interest at 12% per annum for the first 150 days, and then 8% per annum thereafter. On April 11, 2006, the Company sold the first $1,300,000 dollars of the April 2006 Debentures to Montgomery. This debenture, which matures December 7, 2007, bears interest at 12% per annum, calculated on a 360-day year basis for the first 150 days, and then 8% per annum thereafter. we paid, Yorkville, the general partner of Montgomery, commitment, structuring and due diligence fees totaling $147,500, which fees were deducted from the proceeds of this debenture. The Investor Registration Rights Agreement (the "IRRA") related to the SPA that we also entered into with Montgomery on April 11, 2006, require us to: (i) file the registration statement for the shares of our common stock underlying the Debentures with the Securities and Exchange Commission (the "SEC" or the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") with the provision that Montgomery purchase the remaining $700,000 balance of the April 2006 Debentures on the date the accompanying registration statement is filed.

      The Redeemable Debentures may be redeemed at any time for 120% of the principle amount plus all accrued interest; provided however, that after October 9, 2006, we may only redeem the Redeemable Debentures if the closing bid price of our common stock is not greater than the Fixed Conversion Price.

      In the accompanying registration statement, 75,000,000 shares are being registered under the Redeemable Debentures pursuant to the Waivers and Amendment dated as June 12, 2006 by and between Montgomery and us.

      Warrants issued in connection with Redeemable Debentures

      Montgomery also received a three-year warrant to purchase 2,000,000 shares of common stock (the "Warrant Shares") at an exercise price of $0.20 per share (the "Warrant"). If at anytime we redeem all or a portion of the Redeemable Debentures, then we shall redeem a pro rata portion of the Warrant to the amount of the debentures redeemed. We have a right, with three (3) business days advance written notice (the "Notice of Redemption"), to redeem a portion or all of the amounts outstanding under the Debenture prior to the Maturity Date, with us being obliged to pay an amount equal to the principal amount being redeemed plus a redemption premium equal to twenty percent (20%) of the principal amount being redeemed, and accrued interest, if such redemption right is exercised. The redemption price ("Redemption Price") varies depending on when the Debentures are redeemed. If such redemption occurs within one hundred eighty (180) calendar days from April 11, 2006 (the "Date of Issuance"), then the redemption price (the "Redemption Price") shall be equal to $0.075 per share. If such redemption occurs more than one hundred eighty (180) calendar days but less than two hundred ten (210) calendar days from the Date of Issuance, then the Redemption Price shall be $0.125 per share. If such redemption occurs more than two hundred ten (210) calendar days but less than two hundred forty (240) calendar days from the Date of Issuance, then the Redemption Price shall be $0.15 per share. If such redemption occurs more than two hundred forty (240) calendar days from the Date of Issuance, then the Redemption Price shall be $0.20 per share.

      Shares Being Registered On Behalf of Other Selling Stockholders

      In the accompanying registration statement 9,375,555 shares are being registered on behalf of other selling stockholders, which include shares that underlie warrants to purchase shares of our common stock.

                              Plan of Distribution


      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders, and with the exception of Montgomery as principal or through one or more underwriters, brokers, dealers or agents from time-to-time in one or more transactions (which may involve crosses or block transactions) (i) on the OTC Bulletin Board or any other market on which the price of our shares of common stock are quoted, or (ii) in transactions otherwise than on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Montgomery was formed on September 27, 2004, as a Delaware limited partnership. Montgomery is a domestic hedge fund in the business of investing in and financing public companies. Montgomery does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support our stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all 50 states. In addition, in certain states the shares of common stock in this offering may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all of the expenses incident to the registration, offering, and sale of the shares of common stock to the public hereunder other than commissions, fees, and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Montgomery and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We estimate that the expenses of the offering to be borne by us will be approximately $121,704.84 These offering expenses consist of an SEC registration fee of $1,704.84 printing and engraving fees and expenses of $10,000, audit fees of $50,000, legal fees and expenses of $50,000, and miscellaneous expenses of $10,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this Prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying Registration Statement must be filed with the Commission.

           Management's Discussion and Analysis and Plan of Operation

      The following discussion and analysis is qualified by, and should be read in conjunction with, our audited interim condensed consolidated financial statements and the notes thereto included in this Registration Statement on Form SB-2.

      Management's discussion and analysis of results of operations and financial condition are based on our financial statements. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Critical Accounting Policies and Estimates

      The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

      o     Stock-based compensation;

      o     Acquired Intangible assets; and

      o     Research and Development.

      Stock-Based Compensation

      In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

      The Company elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

         On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Shares Based Payments" which is a revision of the FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro Forma disclosure is no longer an alternative. On April 4, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement123R and use the Fair Value based method of accounting no later than the first quarter of 2006. The Company has previously issued employee stock options for which no expense has been recognized, and which will not be fully vested as of the effective date of SFAS No. 123R.

      Acquired Intangible Assets

         Acquisitions of intangible assets are accounted for under Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets. These standards require that certain identifiable assets be amortized over their expected useful lives. Intangible assets that have indefinite useful lives are not subject to amortization, but rather will be tested at least annually for impairment.

      Research and Development

         The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.


RESULTS OF OPERATIONS

OVERVIEW

      Swiss Medica, Inc. is a specialty pharmaceutical company focused on over-the-counter, clinically tested, patented, all-natural products that relieve chronic ailments.

      Swiss Medica's first patented product is an all-natural essential oil product line called "O24(TM) Pain Neutralizer" ("O24(TM)") and has been medically proven to provide temporary relief for minor pains associated with arthritis, backaches and other chronic pains. In March, 2005 the Company announced the results of the randomized double blind clinical trial conducted during the fourth quarter of 2004, comparing the Company's O24(TM) pain reliever against a placebo on patients suffering from fibromyalgia. Fibromyalgia is a common and chronic disorder characterized by widespread muscle pain, fatigue, and multiple tender points. According to the National Fibromyalgia Association it is estimated that approximately 3-6% of the U.S. population has fibromyalgia. Based upon the latest expert estimates, fibromyalgia may affect between 8 million and 17 million Americans.

      The study revealed that the group treated with O24(TM) compared to placebo showed statistically significant improvement when measured on the Visual Analog Scale for pain, according to Dr. Gordon Ko, the Head of the Fibromyalgia clinic at the Sunnybrook & Women's Health Sciences Centre at the University of Toronto and the Medical Director for the Canadian Centre for Integrative Medicine in Markham, Ontario.

      Based on these results of this medical study the Company has developed, and successfully launched in August 2005, an O24(TM) product line extension specifically for the fibromyalgia market, `O24 Fibromyalgia(TM)'.

      As part of the launch of `O24 Fibromyalgia(TM)', the Company also announced a strategic partnership with the National Fibromyalgia Association
(NFA). As part of this strategic partnership, the non-profit NFA will receive a percentage of the proceeds from the sale of O24 Fibromyalgia(TM). This revenue will directly benefit people with fibromyalgia by supporting the programs and services of the NFA.

      The Company recently introduced its second line of patented natural products for depression related symptoms Specifically, on April 12, 2005, the Company announced the launch of PMS Escape(R). PMS Escape(R) is an over-the-counter product for the treatment of mood and appetite symptoms associated with Premenstrual Syndrome (PMS). Swiss Medica acquired the exclusive US and Canadian rights to PMS Escape(R) as part of its acquisition of Anti-Depression BioHealth Solutions Inc., in March of 2005.

      Since May 26, 2005 when the Company announced that it had received an initial purchase order from a large U.S. national pharmacy chain, PMS Escape(R) has been made available throughout the USA through that pharmacy chain.

      It is the Company's intention to expand its product offering through either internal research and development or via acquisitions. All future products that Swiss Medica hopes to commercialize will have the following attributes:

      o     Patent and/or trade secret protection;

      o     Clinical and/or medical studies demonstrating their efficacy; and,

      o Over-the-counter, all-natural relief products that address chronic ailments.

      Our goal is to bring natural, healthy, clinically-proven and proprietary products that address chronic ailments, into the mainstream food, drug and mass retail channels and out of their traditional market niche of specialty retailers.

      We estimate that the global market for chronic ailment products is in excess of $100 billion and is currently dominated by prescription, chemical based drugs. We believe that consumers are deeply concerned about the management and cost of their health care and the expensive, chemical-based prescription drug approach predominant in modern medicine. We believe that this concern will increase the demand for bioscience health products since natural products are considered to be effective against many ailments and are more accessible than prescription medications.

      During 2004 and early 2005, we launched the distribution of O24(TM) Pain Neutralizer into major retail outlets, regional pharmacies and massage clinics in both the United States and Canada. Our retail distribution includes national chains including; Rite Aid Drug Stores, CVS/pharmacy, Shoppers Drug Market and Jean Coutu. During August 2005 the Company also launched the distribution of O24 Fibromyalgia(TM) into retail outlets throughout North America. The Company intends to support its O24(TM) Pain Neutralizer, O24 Fibromyalgia(TM) and PMS Escape(R) products with point-of-presence marketing, sampling, print and in-store advertisements, radio spots, and extensive use of public relations, including testimonials and endorsements from medical professionals and recognized celebrities.

Fiscal year ended December 31, 2005 compared with year ended December 31, 2004

      Swiss Medica began generating revenues in the third quarter of 2003. Prior to May 16 2003, we had no active operations. The following is a summary of financial information for the years ended December 31, 2005 and 2004:

                                                   Years ending December 31,
                                                 -----------------------------
                                                   2005                 2004

Net Sales                                       $6,426,900            $626,569
Cost of Sales                                    1,322,334             119,798
Gross Profit                                     5,104,566             506,771
Gross Profit as % of Sales                              79%                 81%
Operating expenses:
Research & Development expenses:                        --               2,602
Marketing & Promotions*                          4,235,356           1,730,109
General & administrative expenses*               5,807,769           5,823,633
Depreciation and amortization:                     193,449             195,732
Total operating expenses:                       10,236,574           7,752,076
Loss from operations:                            5,132,008           7,245,305
Interest expense:                                 (269,158)             (5,567)
Net loss:                                       $5,401,166          $7,250,872
Loss per Common Share:                               $0.06               $0.14


* Include Stock & Warrant based compensation to Consultants, Professional Advisors , Directors and Officers, totaled $746,926 for the year ending December 31, 2005 and $2,952,806 for the year ending December 31, 2004

      Sales

         Our revenues from operations for the years ended December 31, 2005 and 2004 were $6,426,900 and $626,569 respectively. For the year ending December 31, 2005, sales were generated predominately from American and Canadian retail pharmacies totaling approximately $5,468,129:

           2005 sales by region:
           North America:       $5,468,129
           International:          958,771
                                ----------
                         Total: $6,426,900

      Cost of Sales and Gross Profit

         Our cost of sales for the years ended December 31, 2005 and 2004 were $1,322,334 and $119,798, respectively. Our gross profit percentage decline slightly to 79% for 2005 as compared to 81% for 2004. We anticipate 2006 gross profit percentages to be between 70% and 80%, depending on the distribution mix of our revenue. It should be noted that the raw materials used in the O24 product formulation are all commodities and prices may vary significantly, causing fluctuations in our profit margins.

      Research and Development

         There were no funds expended on research and development during 2005, and $2,602 during the fiscal year ending December 31, 2004. We do not anticipate any major research and development costs during fiscal year ending December 31, 2006.

      Selling, General and Administrative Expenses

         The Company's selling, general and administrative expenses increased to $10,043,125 from $7,553,742 for the years ended December 31, 2005 and 2004, respectively. Selling general and administrative expenses increased primarily as a result of additional marketing and promotional expenses.

         A summary of our 2005 Selling, General and Administrative costs is as follows:

         Marketing and promotion expense for the year ending December 31, 2005 totaled $4,235,356:

            Marketing and promotion expense U.S.:      $3,250,698
            Marketing and promotion expense Canada:       984,658
                                                       ----------
                                                       $4,235,356

         Stock based compensation to Consultants, Professional Advisors, Directors and Officers, totaled $746,926 ($2,952,806 for 2004). Stock based compensation was granted to recruit and compensate executives, directors, legal advisors, marketing, promotion, business and development advisors.

         Cash based compensation was paid to our staff of seventeen full-time employees, consulting fees for outside directors, legal advisors and marketing consultants.

         Other selling, general and administrative costs include, investor relations fees, insurance, finance fees, travel, rent and other office expenses relating to three offices.

      Depreciation & Amortization

         The Company's depreciation and amortization decreased to $193,449 from $195,732 for the years ended December 31, 2005 and 2004, respectively. During the year ending December 31, 2005 amortization expense of $150,544 were incurred related to intangible assets acquired from the General Cosmetics Corporation acquisition, and depreciation expense $42,905 were incurred related to tangible assets in our Dallas and Toronto offices.

      Interest Expense

         Interest expenses of $269,158 were incurred during the year ending December 31, 2005 ($5,567 for 2004) and relate to interest paid on promissory notes and redeemable debentures.

THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2005:

      The following is a summary of financial information for the three months ending March 31, 2006 and 2005 respectively:

                                                THREE MONTHS ENDING MARCH 31
                                                  2006                 2005
                                              ------------         ------------
Revenue                                        $1,221,501           $1,127,412
Cost of Sales                                     198,670              203,235
GROSS PROFIT                                    1,022,831              924,177
Gross Profit as % of Sales                             84%                  82%
Operating Expenses:
Wages & Salaries                                  339,879              251,918
Marketing & Promotions                          1,112,733              603,768
Selling, General and Admin                        791,818            1,013,661
Depreciation and Amortization                      48,854               50,268
TOTAL OPERATING EXPENSES                        2,293,284            1,919,615
LOSS FROM OPERATIONS                          ($1,270,453)           ($995,438)
Interest Expense                                 (192,285)             (31,244)
Provision for Income Taxes                             --                   --
NET LOSS                                      ($1,462,738)         ($1,026,682)


      Sales

      Our net revenues from operations for the quarter ended March 31, 2006 were $1,221,501, compared to $1,127,412 for the quarter ended March 31, 2005 and were generated predominately by sales to (approximate figures):

                                                  Three months ending March 31,
                                                     2006               2005
U.S. based professional outlets                 $     612,000                 --
U.S. based pharmaceutical outlets               $     348,000      $     755,000
Canadian based pharmaceutical outlets           $     146,000      $     298,000
Health products                                 $     105,000      $      36,000
Grocery chains                                  $      10,000      $      29,000

      Cost of sales and gross profit

      Cost of sales for our quarter ending March 31, 2006 were $198,670, generating a gross margin on sales of 84% compared to $203,235 and 82% for the three months ending March 31, 2005. We anticipate normalized gross profit percentages to be between 70% and 80%, depending on the distribution mix of our revenue streams and related discounts. It should also be noted that the raw materials used in the production process are commodities and subsequently prices may vary significantly, depending upon prevalent market conditions.

      Selling, general and administrative expenses

      A summary of our Selling, General and Administrative costs is as follows:

      Stock-based compensation to consultants & professional advisors totaled $158,313 for the quarter ending March 31, 2006 compared to $70,350 for the three months ending March 31, 2005. Stock based compensation was granted to recruit and compensate legal, marketing, business and development advisors. The Company also charged $5,433 of employee stock option expense to operations during the quarter ended March 31, 2006, upon the adoption of SFAS 123R on January 1, 2006.

      Cash-based Selling, General and Administrative costs totaled approximately $2.0 million for the quarter ending March 31, 2006 compared to $1.8 million for the three months ending March 31, 2005 and include approximately:

      o $1,097,000 on advertising and product marketing ($604,000 for three months ending March 31, 2005)
      o $340,000 on payroll and related benefits ($252,000 for three months ending March 31, 2005)
      o $121,000 on Agent's fees & Logistic Services ($29,000 for three months ending March 31, 2005)
      o $117,000 on Fees and Licenses ($283,000 for three months ending March 31, 2006)
      o $35,000 on Public and Investor relations ($156,000 for three months ending March 31, 2005) o $67,000 on Legal fees ($88,000 for three months ending March 31, 2005)

      Other selling, general and administrative costs include, insurance, rent, travel, and other office expenses.

      Depreciation and Amortization

      Depreciation & Amortization expenses of $48,854 were incurred during the quarter ended March 31, 2006 to amortize the tangible and intangible assets acquired from the General Cosmetics Corporation acquisition and office equipment purchases. Depreciation & Amortization expenses for the three months ending March 31, 2005 totaled $50,268.

      Interest Expense

      Interest expenses of $192,285 were incurred during the quarter ending March 31, 2006, and $31,244 for the quarter ended March 31, 2005. This relates to interest paid on promissory notes and redeemable debentures.

Liquidity and Capital Resources

      As of March 31, 2006 we have $32,860 in usable cash and $150,000 in restricted cash which is not available to us. Our current liabilities exceed current assets in the amount of $258,329. As a result of our operating losses incurred during the quarter ended March 31, 2006, adjusted by $163,746 of common stock and stock options issued to employees and consultants in exchange for compensations, $41,994 of amortization of common stock and warrants issued in prior periods in exchange for deferred financing costs, $48,854 of depreciation and amortization of fixed assets and intangible assets, $264,304 of decrease in assets, and $545,000 of increases in accrued liabilities, we generated a cash flow deficit from operating activities of $398,840 for the three months ending March 31, 2006. We met our cash requirements primarily through the net proceeds from issuing notes payable of approximately $378,000 during the three months ended March 31, 2006.

      On April 13, 2006 (the "First Closing Date"), the company closed a financing transaction in which it sold secured convertible redeemable debentures to Montgomery Equity Partners, Ltd, to raise $2,000,000. The company received $1,350,000 on the First Closing Date, and will receive the balance of $650,000 on the date the Registration Statement is filed.

      We will be seeking to continue funding our operations through:

      o debt instruments: we are currently seeking debt financing in order to provide the necessary working capital to fund our ongoing operations, including a bank operating line of credit secured by trade accounts receivable;

      o     The continued exercise of warrants to purchase common shares;

      o additional sales of our equity and/or debt securities, if necessary, and/or shareholder loans.

      There is no guarantee that we will be successful in completing these contemplated financings, nor can we assure you that we will be successful in obtaining any additional financing. If we cannot secure additional financing when needed, we may be required to cease operations.

      By adjusting operations and development to the level of available resources, management believes it has sufficient capital resources to operate the business for the next three months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

      Our independent certified public accountants have stated in their report, which is included with our audited financial statements in the Form 10-KSB for the year ended December 31, 2005, that we have incurred operating losses in the last two years and that we are dependent on management's ability to raise capital and develop profitable operations. These factors, among others, may raise substantial doubt about our ability to continue as a going concern.

New Accounting Pronouncements

      In March 2005 the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Assets Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of conditional assets retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

      In May 2005 the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective applications of a change in accounting principle be limited to direct effects of the change. Indirect effects of a change in accounting principal such as change in non-discretionary profit sharing payments resulting from accounting change should be recognized in a period of accounting change. SFAS 154 also requires that a change in depreciation, amortization or depletion method for long lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principal. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

      On February 16, 2006 the FASB issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishing Liabilities." SFAS 155 allows financial instruments that have embedded derivatives to be accounted for a whole (eliminating the need to bifurcate the derivatives from its host) if the holder elects to account for the whole instrument on affair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect the adoption of this new standard to have a material impact on its consolidated financial position, results of operations or cash flows.

Off-Balance Sheet Arrangements

      The Company does not have any off-balance sheet arrangements.

                             Description of Business

Introduction

      We distribute and market patented, all-natural, clinically-tested consumer healthcare products designed to reduce chronic ailments such as pain.. We believe that consumers are concerned about the management and cost of their health care and the expensive, chemical-based prescription drug approach predominant in modern western medicine. We believe that this concern will increase the demand for all-natural, clinically tested consumer healthcare products because all-natural products are generally considered to be safer and more effective against many chronic ailments than prescription pills and are more accessible to most consumers than prescription medications. The global market for chronic ailments is well in excess of $100 billion and is currently dominated by prescription drugs. The global market for natural products is currently estimated to be over $60 billion and growing rapidly.

      Swiss Medica, Inc., a Delaware corporation, was, prior to May 16, 2003, a holding company focused on acquiring, expanding and developing technology companies and we had no operations.

      As of May 16, 2003, we began to implement a new business plan pursuant to which we market and distribute proprietary, all-natural, clinically tested consumer healthcare products, focused on chronic ailments. We retained a new management team to implement this new business plan. The global market for chronic ailment products is in excess of $100 billion and is currently dominated by prescription, chemical based drugs.

On May 16, 2003 we acquired certain assets, including US Patent #6,444,238B1, from General Cosmetics Corporation, a Delaware corporation based in Munich, Germany. The acquisition was made by issuing to General Cosmetics Corporation 6,750,000 shares of our Class A Common Stock, subject to adjustment based on the terms of the March 31, 2003 definitive agreement. The assets we acquired included a patented essential oil product family that has been developed for pain relief, menstrual cramps, cold sores and other ailments. We intend to introduce these products to the market over time and we launched and currently are marketing and selling two pain relief formulations called "O24 Essential Pain Relief Neutralizer" and "O24 Fibromyalgia"("O24") in both Canada and the United States.

On March 31, 2005, Swiss Medica, Inc., a Delaware corporation (the "Company"), Anti-Depression BioHealth Solutions, Inc., a Florida corporation ("ADBSI") and UTEK Corporation, a Delaware corporation ("UTEK") entered into an Agreement and Plan of Acquisition (the "Acquisition Agreement"). The acquisition of ADBSI was completed pursuant to the terms of the Acquisition Agreement and closed on March 31, 2005. All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 restricted shares of Class A common stock of the Company in a transaction accounted for using the purchase method of accounting. As additional consideration pursuant to the terms of the Acquisition Agreement, the Company paid UTEK, the sole shareholder of ADBSI, $96,637 in cash. As result of the closing under the Acquisition Agreement, ADBSI became a wholly-owned subsidiary of the Company.

The following summarizes the acquisition of ADBSI:


Assets acquired                                                         196,637
Goodwill                                                                500,000
                                                                      ---------
Total purchase Price                                                  $ 696,637
                                                                      ---------

Issuance of 2,105,263 shares of common stock                          $ 600,000
Cash paid                                                             $  96,637
                                                                      ---------
Total purchase Price                                                  $ 696,637
                                                                      =========

      The Company valued the common stock issued to the UTEK at $0.285 per share, which approximated the fair value of the Company's common stock at the date of acquisition. The Company has recorded the carryover basis of the net assets acquired, which did not differ materially from their fair value and its operating results have been included in the Company's consolidated financial statements since the date of purchase.

      ADBSI's assets include North American licenses to US Patents 5,612,320, 5,760,014, Reissue Application No. 09/153,724, US Patent Application 10/158,839, and Canadian Patent No. 2,179,746, an exclusive license to, among other things, develop and market patented and proprietary PMS Escape product pursuant to the Patent License Agreement. This royalty-bearing exclusive license gives ADBSI rights to use, manufacture and distribute the PMS Escape product or any other product developed from certain patent rights licensed to Back Bay in the United States and Canada.

      The first products emanating from Anti-Depression BioHealth Solutions Inc., is PMS Escape(R) which is the first clinically proven over-the-counter product for the treatment of mood and appetite symptoms associated with Premenstrual Syndrome (PMS). PMS Escape(R) will address a condition that affects over 27 million women in the US alone, representing a $2+ billion market. PMS Escape(R) is a 100% drug-free, all-natural, pleasant tasting powdered drink mix that contains a proprietary blend of carbohydrates and other nutrients designed for quick absorption and long duration. PMS Escape(R) works naturally with the body to raise Serotonin levels in the brain for an extended period of about four to five hours. PMS Escape(R) has been subjected to rigorous testing in three clinical studies at Harvard's Mass General Hospital, Duke University, and the University of Pennsylvania. The studies all revealed that the product is both safe and effective in treating PMS symptoms. Results have been published in the American Journal of Obstetrics and Gynecology.

      We will continue to look for quality proprietary, natural consumer healthcare products to license and/or acquire. We plan to sell our products through multiple distribution channels including, via retail outlets, the Internet, and via healthcare professionals.

      To date during 2005 and early 2006, we have further expanded the distribution of O24 Essential Oil Pain Neutralizer, O24 Fibromyalgia and PMS Escape into major retail outlets in the United States and Canada as well as into Mexico and Turkey.

      History and Company Development

      The Company was originally incorporated on March 11, 1980 as Associated Medical Devices, Inc., under the laws of Nevada for the development and marketing of various devices. Due to the non-payment of required fees and filing of required reports, the Company forfeited its corporate charter during 1986 and was revived in February 1995.

      Pursuant to an Acquisition Agreement dated July 1, 1999 and finally executed on October 20, 1999, John F. Huguet ("Huguet") and Gold Crown Holdings Limited, a British Virgin Islands corporation ("Gold Crown"), acquired 4,968,000 restricted shares of the Company's common stock, comprising approximately 85% of the Company's issued and outstanding Shares, in exchange for 100% of the issued and outstanding common stock of Euro American Business Group, Inc., a New York corporation owned by Huguet and Gold Crown. Contemporaneously thereto, Huguet and Gold Crown purchased 25,000 shares of Registrant's common stock from Glenn
A. Little, a director of the Company for $200,000. In anticipation of the execution of the above agreement, on October 7, 1999, the directors of the Company tendered their resignations as directors of the Company and appointed new directors and officers.

      Prior to the Agreement, the Company was a development stage company with no significant operations, seeking a new business plan. At the time of the Agreement, Euro American Business Group, Inc., had conducted no business to date, but had plans to become a provider of low cost internet access in Europe. To better reflect the Company's new business plan, the Company changed its name to Yournet, Inc. on October 20, 1999.

      Effective August 14, 2001, Yournet, Inc. merged with and into Global Path Incorporated, a Delaware corporation. Pursuant to the merger, Yournet, Inc., a Nevada corporation, reincorporated under the laws of Delaware. As a result of the merger, shareholders of Yournet, Inc. received the right to receive one share of Class A common stock of Global Path Incorporated for each one share of common stock of the Company. After the reincorporation, 20,455,903 shares of Yournet, Inc. common stock was converted to 20,455,903 shares of Class A common stock of Global Path Incorporated ("GPI"), the surviving entity. GPI in November 2002 performed a share consolidation of 100:1.

      In July 2003, after the acquisition of the General Cosmetics Corporation assets, our name was changed from GPI to Swiss Medica, Inc. The Company's common stock currently trades on the Over-the-Counter Bulletin Board under the trading symbol SWME.

Business Strategy

      Swiss Medica is focused on commercializing proprietary, effective, safe and natural products that address chronic ailments such as, chronic pain and depression. The products that Swiss Medica will commercialize will have the following attributes:

o     Patented and/or intellectual property,

o     Clinical and/or medical studies,

o     Over-the-counter, natural solutions for chronic ailments.

      Our goal is to bring natural, healthy, clinically-proven and proprietary products that address chronic ailments, into the mainstream food, drug and mass retail channels and out of their traditional market niche of specialty retailers.

Product Offerings

      Swiss Medica commercializes patented, clinically tested, all-natural, over-the-counter ("OTC") products that relieve chronic ailments, including pain and premenstrual syndrome.

      Swiss Medica's flagship product, the O24 Pain Neutralizer ("O24"), holds US Patent #6,444,238B1 and has been medically and clinically tested in Europe. The O24 pain relief solution has been recommended and praised for its fast-acting and long-lasting benefits by healthcare professionals and athletes in the United States, Canada and Europe.

      Swiss Medica has recently launched patented O24 Fibromyalgia pain reliever (US Patent #6,444,238B1). O24 Fibromyalgia is the first product specifically for Fibromyalgia that is available in national pharmacies and was clinically tested in a randomized double blind placebo controlled clinical trail. 88% of the patients who were using O24 reported mild to markedly better improvement on the 7-point Lanier rating scale, versus only 7% who were on the placebo. The results of the study were published in the January 2006 issue of Practical Pain Management.

      Swiss Medica also manufactures PMS Escape (US Patent #'s 5760014 and 5612320), and. was developed at Massachusetts Institute of Technology (MIT), and has undergone two multi-site, double blind, placebo controlled clinical studies performed at Harvard's Massachusetts General Hospital, Duke University, University of North Carolina, and the University of Pennsylvania, with the results published in the American Journal of Obstetrics and Gynecology. PMS Escape is a specially formulated group of carbohydrates, vitamins and minerals clinically proven to reduce changes in mood and appetite that women experience during the premenstrual period by working naturally with the body to increase serotonin levels in the brain.

      Swiss Medica's products are available in over 21,000 pharmacies in United States and Canada including Walgreen's, CVS, Rite-Aid, Shoppers Drug Mart and Wal-Mart Canada.

      O24 Essential Oil Pain Neutralizer and O24 Fibromyalgia comply with FDA regulations and can be sold in the United States pursuant to an FDA monograph.

      PMS Escape is marketed and sold under the Food and Drug Administration Dietary Supplement Health and Education Act (DSHEA) of 1994.

      We may also seek to acquire additional consumer healthcare products or companies that address other chronic health markets

Intellectual Property

      We own United States Patent Number 6,444,238 (issued September 3, 2002) which covers both O24(TM) Pain Neutralizer and O24(TM) Fibromyalgia products, and we have the North American exclusive license for PMS Escape (US Patent #'s 5760014 and 5612320) however, there is no assurance we will be able to obtain patent protection for any derivative uses of O24(TM), or for any other products we may later acquire or develop. We also cannot assure that we will be able to obtain foreign patents to protect our products.

      Litigation may be required to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights of others. Any action we take to protect our intellectual property rights could be costly and could absorb significant management time and attention. In addition, as a result of any such litigation, we could lose any proprietary rights we have. If any of the foregoing occurs, we may be unable to execute on our business plan and you could lose your investment.

Government Regulation

      In the United States, governmental agencies and extensive federal regulations regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of our products. In the United States, O24(TM) products are regulated by the Food and Drug Administration (FDA) with regards to safety and effectiveness of the product and the Federal Trade Commission (FTC) regulates how we advertise and market our products. Since O24(TM) is classified as a drug, it carries an FDA "monograph" (written description of the medication's properties and usages) enabling the Company to make certain efficacy claims. Swiss Medica is using an FDA designated laboratory, an FDA certified bottler and FDA certified manufacturer to ensure product compliance. PMS Escape is governed under the Food and Drug Administration DIETARY SUPPLEMENT HEALTH AND EDUCATION ACT (DSHEA) OF 1994. DSHEA governs the safety; provides guidelines for how literature is displayed where supplements are sold; provides for use of claims and nutritional support statements; monitors ingredient and nutrition labeling; and grants the FDA the authority to establish good manufacturing practice (GMP) regulations.

      O24(TM), PMS Escape and any other products we may manufacture or sell in the future are also subject to regulation in the United States by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. The laws, regulations and enforcement policies governing our products are relatively new and still evolving, and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to our products. We cannot at this time determine the extent to which FDA and other regulations will impact our business.

      There are similar regulatory bodies and regulations in Canada, and other countries in which we may decide to market, sell and distribute our products. In Canada, Health Canada controls over-the-counter drugs and a special application is needed for most national retailers. Health Canada regulates the safety, efficacy and permissible claims of certain products and their manufacturers/representatives. The Company is required to ensure that O24, PMS Escape and its other products are manufactured using Health Canada's Good Manufacturing Process ("GMP") guidelines. The recent Natural Health Product ("NHP") Act allows companies that sell nutraceutical products to make additional health benefit claims for products that comply with the regulations and monographs.

      We cannot be certain that we comply or will comply with all laws and regulations in this area. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price.

Sales & Marketing

      Swiss Medica sells O24(TM) and intends to sell its other products through various distribution channels including mass-food and drug retail outlets, international sales and through professional sales organizations. The Company intends to support O24(TM) and its other products with point-of-presence marketing, sampling, print and in-store advertisements, radio spots, and extensive use of public relations, including testimonials and endorsements from medical professionals and recognized celebrities.

Competition

      The market for health-related retail goods and services is characterized by intense competition. We believe that the principal competitive factors for companies in the industries in which we compete are:

              o     functionality;

              o     quality of merchandise;

              o     discounts and rewards;

              o     brand recognition;

              o     customer loyalty; and

              o     price.

      While competition in the over-the-counter arthritis pain relief products market is highly fragmented, there are a few significant brand names that have managed to acquire the majority of retail shelf space. Some of these treatments are general pain relief tablets such as Aleve(TM) from Roche Laboratories (Germany: RO), Bayer(TM) from Bayer AG (NYSE:BAY), and Tylenol(TM) from Mc-Neil Consumer & Specialty Pharmaceuticals (a division of Johnson & Johnson, NVSE:JNJ). Additionally, in the topical analgesic or rub market in which O24 Pain Neutralizer and O24 Fibromyalgia compete, our competition includes Ben-Gay(TM) from Pfizer Inc. (NYSE:PFE), Joint-Ritis(TM) (privately held), Mineral Ice(TM) from Bristol-Myers Squibb Company (NYSE:BMY), and Icy Hot(TM) and related products by Chattem, Inc. (NASD:CHTT). In 2005, the topical pain relief market generated approximately $300 million in revenue.

      Although the Company does not view pharmaceutical products as direct competitors, we believe that eventually mainstream consumers will view natural products as alternatives to prescription medication.

      Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than Swiss Medica. Due to their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, retail affiliates, and others. We cannot assure you that we will be able to compete successfully against our current or future competitors or that our business and financial results will not suffer from competition.

Manufacturing

      We rely on third-party manufacturers to fulfill all of our manufacturing requirements.

Research & Development

      We do not anticipate incurring material research and development costs during the next 12 months, nor do we anticipate the acquisition or sale of any material property, plant or equipment during the next 12 months, with the exception of the possible acquisition of additional consumer healthcare or herbal health products and their related infrastructure.

      There were no funds expended on research and development during 2005, and $2,601 during the fiscal year ending December 31, 2004.

Dependence on one or more customers

As of December 31, 2005 the Company was on the shelves at national drug store chains such as Rite-Aid Corporation, Walgreens, CVS/Pharmacy and Shopper's Drug Mart.

For the year ended December 31, 2005, sales to five major customers accounted for 75% of our total sales

EMPLOYEES

      As of May 31, 2006 we had fourteen full-time employees. Of these employees, three were in sales, two were in accounting, one was in manufacturing, and four were in logistics and four were in administration and general operations. We believe our relations with our employees are good.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

      We are a company incorporated under the laws of Delaware but because we are a company headquartered in Canada our investors may not be able to enforce civil liabilities under the U.S. federal securities laws against us or our officers and directors. Some of our directors and officers reside in Canada. Because some of our assets are located outside the U.S., it may be difficult for an investor to sue, for any reason, us or any of our directors or officers through U.S. jurisdictions. We believe that there is uncertainty as to the enforceability, in original actions in Canadian courts, of liability based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws.

Description of Property

      We currently lease three offices, including our 1,800 square foot corporate headquarters located at 53 Yonge Street, 3rd Floor, Toronto, Ontario, and our West Coast office located at 890, 789 West Pender Street, Vancouver, British Columbia, which houses our sales operations. We lease these offices at market rates and our leases began on July 1, 2003 and June 25, 2003 respectively. We have not renewed the lease for 53 Yonge St, but pay on a monthly basis with a condition to provide three months termination notice. We have renewed the lease at 789 West Pender Street, which will continue until June 30, 2006, with an option to renew for an additional five years. We also lease office space at 1110 East Collins Blvd., Suite 132, Richardson, Texas which commenced April 1, 2005. This facility houses our production and development staff and will expire on April 1, 2009.

      We have warehouse and logistic facilities in Alliance, Texas with UPS Supply Chain Solutions and also in Toronto, Ontario with Mayfield Solutions Inc,

      We do not anticipate investing in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities. We currently have no formal investment policy, and we do not intend to undertake investments in real estate as a part of our normal operations.

Legal Proceedings

      The following discussion discusses all known or anticipated material legal proceedings commenced by or against us:

      Occasionally we may be named as a party in claims and legal proceedings arising out of the normal course of our business. These claims and legal proceedings may relate to contractual rights and obligations, employment matters, or to other matters relating to our business and operations.

          Directors, Executive Officers, Promoters and Control Persons

      The following table sets forth the names, ages, and positions of our directors and officers.

       Name         Age                Position Held                     Officer/Director since
       ----         ---                -------------                     ----------------------
Raghunath Kilambi   40  Chief Executive Officer, Chief Financial                  2003
                        Officer and Director
Grant Johnson       46  President, Chief Operating Officer and Director           2003
Bruce Fairbairn     53  Chief Financial Officer                                   2005
Ronald Springer     53  Director                                                  2003
Azim Fancy          64  Director                                                  2003
Bryson Farrill      77  Chairman and Director                                     2003
Charles Orr         62  Director                                                  2005
Sam Halim           42  Director                                                  2006


      The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

Biographical Information

      Raghunath Kilambi has served and is currently serving as our Chief Executive Officer, Chief Financial Officer and a Director since May 2003. In addition, Mr. Kilambi also currently acts as a general partner of Rubicon Investment Group, a Canada-based merchant banking firm. Prior to his working at Swiss Medica, he previously co-founded FutureLink Corp., a leading application service provider from 1998 to 2000. Before Swiss Medica, he was a principal at New Economy Capital from 1993 to 1998 and worked at Canada Starch Company from 1990 to 1993, Morgan Financial Corporation, and Touche Ross & Co. Mr. Kilambi serves as a director of Dover Petroleum, Inc., a publicly-traded company. Mr. Kilambi is a Chartered Accountant and holds a Bachelor of Commerce and a Graduate Diploma in Public Accounting from McGill University, in Montreal.

      Grant Johnson has served as our President, Chief Operating Officer and Director since April 2003. From November 2001 until December 2002, before joining Swiss Medica, Mr. Johnson was an outside consultant and senior advisor to Scarab Systems Inc. From April 1999 until March 2002, Mr. Johnson was CEO of HLNT Networks International, a company that designed, built and maintained health Web sites. From September 1996 to February 1999 Mr. Johnson was the VP of Corporate Development at Starnet Communications, a software company which built and designed online gaming systems for clients. Mr. Johnson received a bachelor's degree in Economics from University of Western Ontario in 1983.

      Bruce Fairbairn has served as our Chief Financial Officer since December 2004. Mr. Fairbairn has been our Chief Financial Officer since December 2004. Mr. Fairbairn brings nearly 30 years of experience as a financial analyst, internal auditor and Chief Financial Officer. After graduating from McGill University with a Bachelors degree in Commerce, Mr. Fairbairn served in various financial capacities at the Canadian subsidiaries of NYSE-listed companies such as Crane Company and Alcan Inc. He has also served as Chief Financial Officer or in a senior financial position for privately owned firms, such as Air Niagara Ltd., Range Transportation and Evergreen Peripherals Inc. He has also been a director of a private company called 984647 Ontario Limited since August 1992. Mr. Fairbairn has been the Company's Controller (part-time) since June 2003, controlling costs and building the accounting and budgeting systems. From 2000 to June 2003, Mr. Fairbairn was an independent financial consultant to mid-sized companies in the early growth stages. Prior to that, Mr. Fairbairn was responsible for all of the day-to-day operations of a privately-held corporation, including: financial reporting, cash flow analysis and control and implementation of maintenance of operating controls and procedures.

      Ronald Springer serves as a Director. Mr. Springer has been the President and CEO of General Cosmetics Corporation since 1993. Prior to building General Cosmetics, he founded several other companies, including Heaven from Earth Corp., Ceo-Capital Corp, Global Capital Security Inc., Limardo Productions, ISB Overseas GmbH and Doitsu Shinpo. He also held positions at Esarco LTD. and Hynolds Ltd.

      Azim Fancy serves as a Director. Mr. Fancy is President and owner of real estate developer, Daulat Investments Limited since 1985. Prior to this, Mr. Fancy has held a variety of senior level positions, including Chairman and Owner, International Trading and Sales, Inc. (1977-1985), Chairman and Owner, Pan Atlantic Paper Inc. (1977-1985), and previously President, Orient Pacific Agencies Ltd., an arm of Gulf Group of Companies of London, England.

      Bryson Farrill serves as Chairman and Director of Swiss Medica Inc. Mr.Farrill has been a Financial Consultant for the past five years most recently acting as a Senior Partner of Belgravia Financial, a European real estate investment company based in London, England. Previously, he was a Member of the New York Stock Exchange and held various senior and executive-level positions at McLeod Young Weir and Mcleod Young Weir International (now Scotia McLeod). Mr. Farrill currently serves on the boards of directors of several leading companies, including Caregain Inc., Power Technology, Inc, Devine Entertainment and Crowflight Minerals Inc.

      Sam Halim has served as a Director since February 20, 2006. Mr. Halim is a trained physician and has over 15 years of business experience in the healthcare, financial services and real estate industries. Mr. Halim founded, acquired and managed Pinnacle Healthcare Technologies a company that operated multiple medical service facilities in Florida, which he sold in February 2002. Mr. Halim has served as a manager of Associated Property Group LLC, a real estate acquisition, management and development company. Mr. Halim has served as an advisory member of GPE, Inc., a company that offers marketing and consulting services to technology and financial institutional service providers. He also serves as a strategic director and a member of H & S LLC, a company managing the removal and destruction of digital data. Mr. Halim recently launched North American Physicians Inc. in February 2006 to distribute Swiss Medica's OTC products to the healthcare industry. Mr. Halim studied at University of Cairo Medical School (in association with University of London), New Jersey School of Osteopathic Medicine and Columbia University.

      Charles Orr has served as a Director since June 29, 2005. From June 1993 through September 2000, Mr. Orr served as President and CEO, Shaklee Corporation. Since October 2000, he has served as an independent director or advisor to many public and private companies. From February 1994 through September 2001 he was a director of Provident Mutual Life Insurance Company and has been a director of The Direct Selling Education Foundation since June 2001. He has also been a director of Zero Technology and La Ronda Cellars. He has also been a director of Herbalife (NYSE: HLF) since August 2002. Mr. Orr holds an M.B.A. from the University of Connecticut and a B.A. in Psychology from Wesleyan University.

      There are no family relationships among the foregoing directors and executive offices. None of the directors or executive officers has, during the past five years:

         (a) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

         (b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

         (c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

         (d) Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

         Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding beneficial ownership of our common stock as of May 30, 2006 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of our voting securities, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investing power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable community property laws, and, unless otherwise stated, their address is 53 Yonge Street, Toronto, Ontario, Canada M5E 1JE. As of May 31, 2006, there were 100,538,555 shares of Class A Common Stock issued and outstanding.

                                                                                                         Percent of Shares of
                                                          Total Outstanding        Total Outstanding      Class A and Class B
                                                            Class A Common           Class B Common          Common Stock
Name and Address                                           Stock Beneficiall       Stock Beneficially        Beneficially
of Beneficial Owner(1)(2)                                       Owned                    Owned                  Owned
-------------------------

Raghunath Kilambi Chief Executive Officer, and
Director (3)                                                  3,014,451               2,000,000                  11.7%
Grant Johnson, President, Chief Operating
Officer and Director                                          5,391,870                      --                   4.8%
Bruce Fairbairn, Chief Financial Officer                        785,000                      --                   0.7%
Azim Fancy, Director                                            566,860                      --                   0.5%
Bryson Farrill, Chairman                                      1,100,000                      --                   1.0%
Ronald Springer, Director (4)                                 1,080,000                      --                   1.0%
Charles Orr                                                     414,565                                           0.4%
Sam Halim                                                       429,923                                           0.4%
Alpha Capital Aktiengesellschaft(5)                           7,677,000(6)                                        6.9%

All directors and officers as a group (8 persons)            12,632,669               2,000,000                  20.5%

--------------------------------------------------------------------------------

      (1) Unless otherwise indicated, the address of the persons named in this column is c/o Swiss Medica, Inc., 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada M5E 1J3.

      (2) Included in this calculation are shares deemed beneficially owned by virtue of the individual's right to acquire them within 60 days of the date of this report that would be required to be reported pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

      (3) Each Class B Share is entitled to vote as 50 shares of Class A Common Stock, and may be converted to Class A Common Stock at a ratio of 5:1.

      (4) Includes 1,000,000 Class A Shares owned by General Cosmetics Corporation, a corporation controlled by Ronald Springer.

      (5) The address for Alpha Capital is 300 Esplanade Drive, suite 1950, Oxnard, California, 93036

      (6) Includes 1,562,500 Warrants with an exercise price of $0.20 per share, and 1,562,500 Warrants outstanding with an exercise price of $0.30 per share all exercisable within 60 days of the date of this report that would be required to be reported pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

                            Description of Securities

Common Stock

      Class A Common

      Our charter authorizes us to issue up to 205,000,000 shares of common stock, par value $.001 per share. Of the 205,000,000 shares of common stock authorized, 200,000,000 shares are authorized as Class A Common Stock. There were 100,538,555 shares of Class A Common Stock issued and outstanding as of May 31, 2006. Our Class A Common Stock is traded on the Over-the-Counter Bulletin Board under the symbol "SWME."

      Holders of Class A Common Stock are entitled to receive such dividends as may be declared by the Board of Directors, in their sole discretion, from funds legally available for such dividends. If the Board of Directors declared a dividend, all of the outstanding shares of Class A Common Stock would be entitled to receive a pro rata share in any dividend available to holders of Class A Common Stock. Upon liquidation, holders of shares of Class A Common Stock are entitled to a pro rata share in any distribution available to holders of Class A Common Stock. The holders of Class A Common Stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of Class A Common Stock have no preemptive rights. All of the outstanding shares of Class A Common Stock are, and all of the shares of Class A Common Stock offered for resale in connection with this prospectus will be, validly issued, fully paid and non-assessable.

      Class B Common

      Our charter authorizes us to issue up to 5 million shares of Class B common stock. Of the 5 million authorized, there were 2 million shares outstanding as of May 30, 2006, all of which were issued to our Chief Executive Officer, Mr. Raghunath Kilambi.

      Generally, Class A and Class B Common Stock are identical and entitles the holders thereof to the same rights and privileges and share ratably on all matters and be identical in all respects except in the following manner: holders of Class B Common Stock are entitled to 50 votes per share on all matters while holders of Class A Common Stock are entitled to one vote per share.

      Prior to any sale, transfer, gift or other disposition of Class B Common Stock, we have the option to convert the shares of Class B Common Stock subject to such transfer to five shares of Class A Common Stock for every one share of Class B Common Stock. In addition, we may also convert all shares of Class B Common Stock into shares of Class A Common Stock upon the holder's termination of employment with our company, at the ratio of five Class A Common Stock for each share of Class B Common Stock. Finally, shares of Class B Common Stock will be automatically converted into shares of Class A Common Stock upon any sale of Class B Common Stock through a public offering of our securities registered with the Securities and Exchange Commission at the ratio of five Class A Common Stock for each share of Class B Common Stock.

      Preferred Stock

      Our charter authorizes us to issue up to 10 million shares of preferred stock. Our charter authorizes our Board of Directors to provide for the issuance of serial preferred stock and to fix and state the powers, designations and preferences of each such series. Currently, no series of preferred stock has been designated and there are no shares of preferred stock issued or outstanding.

      Warrants Convertible into Common Stock

      Montgomery also received a three-year warrant to purchase 2,000,000 shares of common stock (the "Warrant Shares") at an exercise price of $0.20 per share (the "Warrant"). If at anytime we redeem all or a portion of the Redeemable Debentures, then we shall redeem a pro rata portion of the Warrant to the amount of the debentures redeemed. We have a right, with three (3) business days advance written notice (the "Notice of Redemption"), to redeem a portion or all of the amounts outstanding under the Debenture prior to the Maturity Date, with us being obliged to pay an amount equal to the principal amount being redeemed plus a redemption premium equal to twenty percent (20%) of the principal amount being redeemed, and accrued interest, if such redemption right is exercised. The redemption price ("Redemption Price") varies depending on when the Debentures are redeemed. If such redemption occurs within one hundred eighty (180) calendar days from April 11, 2006 (the "Date of Issuance"), then the redemption price (the "Redemption Price") shall be equal to $0.075 per share. If such redemption occurs more than one hundred eighty (180) calendar days but less than two hundred ten (210) calendar days from the Date of Issuance, then the Redemption Price shall be $0.125 per share. If such redemption occurs more than two hundred ten (210) calendar days but less than two hundred forty (240) calendar days from the Date of Issuance, then the Redemption Price shall be $0.15 per share. If such redemption occurs more than two hundred forty (240) calendar days from the Date of Issuance, then the Redemption Price shall be $0.20 per share.

                      Interest of Named Experts and Counsel

      Russell Bedford Stefanou Mirchandani LLP audited our financial statements at December 31, 2005 and December 31, 2004, as set forth in their reports. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Russell Bedford Stefanou Mirchandani LLP, given on its authority as experts in accounting and auditing.

      The validity of the issuance of the common shares to be sold by the selling shareholders under this prospectus and the underlying common share purchase warrants was passed upon for our company by Richardson & Patel LLP. Richardson & Patel LLP owns warrants to purchase 281,250 common shares.



    Disclosure of Commission Position of Indemnification for Securities Act
                                  Liabilities

      (a) Section 145 of the Delaware General Corporation Law provides that:

      Sec.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

            (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (7) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

            (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

            (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 1981, Ch. 112, Laws of 1983, Ch.
289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 261, Laws of 1994.)

            (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

      Sec. 102. CERTIFICATE OF INCORPORATION; CONTENTS

            (1) The certificate of incorporation shall set forth:

            (2) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

            (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

      (c) Article Nine of Registrant's Certificate of Incorporation provides:

      No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

                 Certain Relationships and Related Transactions

      During the year ended December 31, 2005 and the three months ended March 31, 2006 the Company entered into sales agreements with North American Physicians Inc., an entity controlled by Mr. Sam Halim who became a Director of Swiss Medica, Inc. on February 20, 2006. Related party sales during the year ended December 31, 2005 and the quarter ended March 31, 2006 totaled $379,632 and $612,024 respectively and the Company's Accounts Receivable from the related party totaled $941,656 as of March 31, 2006.

            Market For Common Equity and Related Stockholder Matters

Market Information

      Our common stock is not listed on any national stock exchange. The common stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the symbol "SWME." The following table sets forth the high and low bid information for the common stock for each quarter within the last two fiscal years, as reported by the Over-the-Counter Electronic Bulletin Board.

                    2006                     High Bid            Low Bid
                                          --------------      --------------
                    First Quarter                  $0.22               $0.11

                    2005                     High Bid            Low Bid
                                          --------------      --------------
                    First Quarter                  $0.46               $0.25
                    Second Quarter                 $0.39               $0.22
                    Third Quarter                  $0.30               $0.18
                    Fourth Quarter                 $0.23               $0.12

                    2004                     High Bid            Low Bid
                                          --------------      --------------
                    First Quarter                  $0.39               $0.17
                    Second Quarter                 $0.40               $0.10
                    Third Quarter                  $0.14               $0.06
                    Fourth Quarter                 $0.38               $0.08

      These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As of May 31, 2006, there were approximately 2,702 stockholders of record of our common stock and no stockholders of record of our Preferred Stock.

Dividends

      We have never paid any dividends on the common stock or the Preferred Stock. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the common stock or the Preferred Stock in the foreseeable future.

Equity Compensation Plan Information

2003 EQUITY INCENTIVE PLAN

      Our Board of Directors has approved the Swiss Medica, Inc. 2003 Equity Incentive Plan which permits us to grant, for a ten year period, stock awards, stock bonuses and stock options. We had originally reserved 4,500,000 shares of our Class A common stock for issuance to our directors, employees and consultants under the Plan. The Plan is administered by the Board of Directors. As the administrator of the Plan, the Board of Directors has the authority and discretion, subject to the provisions of the Plan, to select persons to whom stock awards, bonuses or options will be granted, to designate the number of shares to be covered by each option or stock award, to specify the type of consideration to be paid, and to establish all other terms and conditions of each option or stock award. Options granted under the Plan will not have a term that exceeds ten years from date of grant. As of December 31, 2005, we granted stock awards and bonuses equal to 4,198,902 shares of our Class A common stock under the Plan.

2003 CONSULTANT STOCK PLAN

      Our Board of Directors has also approved the 2003 Consultant Stock Plan which permits us to grant, for a ten year period, stock issuances subject to vesting provisions, or "unvested stock" or stock awards without such restrictions. We had originally reserved 6,000,000 shares of our Class A common stock for issuance to consultants under the Consultant Plan. The Consultant Plan is administered by the Board of Directors. As the administrator of the Consultant Plan, the Board of Directors has the authority and discretion, subject to the provisions of the Consultant Plan, to select persons to whom stock awards or unvested stock will be granted, to designate the number of shares to be covered by each stock issuance, to specify the type of consideration to be paid, and to establish all other terms and conditions of each stock issuance. As of December 31, 2005, we granted stock awards (all vested) equal to 6,000,000 shares of our Class A common stock under the Consultant Plan.

                      Equity Compensation Plan Information

                                 Number of securities to         Weighted average         Number of securities
                                 be issued upon exercise         exercise price of      remaining available for
                                 of outstanding options,        outstanding options      future issuance under
                                   warrants and rights          warrants and rights           the equity
                                                                                           compensation plan
Plan Category

Equity Compensation Plans approved      3,130,000                     $0.11                    301,098(2)
by security holders


Equity compensation plans not         13,004,675(1)                   $0.30                       (2)
approved by security holders

(1) Includes warrants granted to consultants in exchange for services rendered.

(2) Equity securities may be issued under the Company's 2003 Equity Incentive Plan or the 2003 Consultant Stock Plan. Pursuant to the terms of the 2003 Equity Incentive Plan, awards may be granted for options (both incentive stock options and non-qualified stock options) and for restricted stock and stock bonuses. Under the 2003 Consultant Stock Plan, awards may be granted to consultants in vested or unvested stock. As of December 31, 2005, there were an aggregate of 301,098 Common A Shares reserved for issuance under both plans.

EXECUTIVE COMPENSATION

           During the 2005 fiscal year, Mr. Raghunath Kilambi, our Chief Executive Officer and Grant Johnson, our President and Chief Operating Officer and Bruce Fairbairn were the only executive officers receiving compensation of at least $100,000 per year.

           The following table sets forth information as to the compensation paid or accrued to Mr. Kilambi, our Chief Executive Officer and Mr. Johnson, our President, Chief Operating Officer and Bruce Fairbairn, our Chief Financial Officer::

                           Summary Compensation Table

                                                  ANNUAL COMPENSATION                     LONG TERM COMPENSATION

                                                                                     AWARDS                    PAYOUTS

Name and Principal Position    Year        Salary     Bonus   Other Annual  Restricted   Securities      LTIP        All Other
                                                              Compensation    Stock      Underlying      Payout     Compensation
                                                                              Awards      Options/
                                                                                            SARs
                                             ($)       ($)         ($)         ($)                       ($)             ($)

Raghunath Kilambi, Chief      2005        $145,000                              0            --             0             0
Executive Officer, and
Director
                              2004         $46,000   $30,000    $26,000*        0            --             0             0

Grant Johnson, President,     2005        $145,000      0                       0            --             0             0
Chief Operating Officer and
Director
                              2004         $60,000      0      $111,800**       0            --             0             0

Bruce Fairbairn               2005        $120,000      0
                              2004         $22,400      0       $61,750                    175,000

* Includes stock awards of 154,762 Class A Common Shares issued to Mr. Kilambi in lieu of salary; and 214,258 Class A Common Shares issued as compensation.

** Includes stock awards of 1,120,000 Class A Common Shares issued to Mr. Johnson with a fair market value of $0.09 per share.

      We do not have a long term incentive plan or arrangement of compensation with any individual in the group of officers and directors.

Stock Options and Stock Appreciation Rights

      As of October 10, 2004 ("Grant Date"), we granted to the following named executive officers and directors, options to purchase the following shares of our Class A Common Stock at $0.10 per share.

                                   Class A                     Vesting
   Officer/Director             Common Shares             Commencement Date
   ----------------             -------------             -----------------
     Raghunath Kilambi                880,000                  May 31, 2003
     Grant Johnson                    880,000                  May 31, 2003
     Ronald Springer                   80,000                  May 31, 2003
     Bryson Farrill                   200,000                August 1, 2003
     Azim Fancy                        80,000               October 1, 2003
     Bruce Fairbairn                  175,000                  May 31, 2003

      These options expire on October 10, 2009. The options become exercisable over a two-year period from the vesting commencement date; provided, however, that no option would be exercisable prior to October 6, 2005.

      No other stock options or other derivative stock-based rights were granted to any of the other named executive officers during the 2005 fiscal year.

Aggregated Option Fiscal Year-End Value

      The following table provides information, with respect to the named executive officers, concerning unexercised options held by them at the end of the 2005 fiscal year.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                                                           Value of Unexercised
                                        Number of Unexercised Options at                       in-the-Money
                                               Fiscal Year End (#)                     Options at Fiscal Year End ($)
                                   ------------------------------------------    ----------------------------------------
               Name                     Exercisable              Unexercisable         Exercisable         Unexercisable
               ----                    -------------            ---------------       -------------       ---------------
Raghunath Kilambi                           880,000                   0                $ 22,000 (1)        $    0
Grant Johnson                               880,000                   0                  22,000 (1)             0
Bruce Fairbairn                             175,000                   0                   4,375 (1)             0

(1) Based on a closing price of $0.125 per share of Class A common stock on December 31, 2005, minus exercise price of the unexercised options.


Long-Term Incentive Plan Awards ("LTIP") Table

      The Company does not currently have any LTIP.

                              Director Compensation

      Two of our Directors are also employees and do not receive separate board compensation. Four of our remaining five directors each accrue a fee of $3,000 per month, plus any related expenses incurred, and the fifth Director (also Chairman of our Board) accrues a fee of $5,000 per month, plus any related expenses incurred.

Employment   Agreements,   Termination  of  Employment   and   Change-in-Control
Arrangements

      We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.


   Changes In and Disagreements with Accountants on Accounting and Financial
                                   Disclosure

      There were no changes in or disagreements with our accountants on accounting and financial disclosure during the last fiscal years.

                           Reports to Security Holders

      We file annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we file additional reports for matters such as material developments or changes within us, changes in beneficial ownership of officers and director, or significant shareholders. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting the Company or from the SEC as mentioned above.

                       Where You Can Find More Information

      We  are  subject  to the  informational  requirements  of  the  Securities
Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

      This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

      No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                               SWISS MEDICA, INC.

                                   PROSPECTUS

                        85,775,555 Shares of Common Stock

                                 June ___, 2006

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of the Company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                     Part II

Item 24. Indemnification of Directors and Officers.


      (a) Section 145 of the Delaware General Corporation Law provides that:

      Sec.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

            (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (7) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

            (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

            (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 1981, Ch. 112, Laws of 1983, Ch.
289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 261, Laws of 1994.)

         (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

      Sec. 102. CERTIFICATE OF INCORPORATION; CONTENTS

         (1) The certificate of incorporation shall set forth:

         (2) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

            (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

         (c) Article Nine of Registrant's Certificate of Incorporation provides:

      No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

Item 25. Other Expenses of Issuance and Distribution.

      The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

                                                                 Amount
                                                           ------------------
    SEC Filing Fee...............................              $   1,704.84
    Blue Sky Fees and Expenses...................                 10,000.00*
    Legal Fees...................................                 50,000.00*
    Accounting Fees and Expenses.................                 50,000.00*
    Miscellaneous................................                 10,000.00*
                                                           ------------------
               Total.............................              $ 121,704.84

  *Estimates

Item 26. Recent Sales of Unregistered Securities.

During the quarter ended March 31, 2006 we issued 1,056,250 shares of our Class A Common Stock to various individuals and corporations in exchange for management services, consulting services and services rendered by members of our Board of Directors. During the quarter ended March 31, 2006 we also issued 129,756 shares of our Common Stock in exchange for options exercised.


Item 27. Exhibits.

2.1 Agreement for Purchase and Sale of Stock between Goldcrown Holdings Ltd. and Oxford Capital Group dated as of January 10, 2000. (1)
2.2 Agreement for Purchase and Sale of Stock between Bodet Ltd. and Oxford Capital Group dated as of January 10, 2000. (1)
2.3 Acquisition Agreement between Associated Medical Devices, Inc. and Euro American Business Group, Inc. dated July 1, 1999.(2)
2.4 Agreement and Plan of Merger of Yournet, Inc. with and into Global Path Incorporated dated June 25, 2001.(3)
2.5 Asset Purchase Agreement dated as of March 31, 2003, by and among Global Path Incorporated, Swiss Medica, Inc, General Cosmetics Corporation, and the shareholder of General Cosmetics named therein. (4)
3.1   Certifificate of Incorporation of the Company, as amended (3)
3.2   Bylaws of the Company (5)
4.1 Investor Registration Rights Agreement, dated as of April 11, 2006, between the Registrant and Montgomery Equity Partners, Ltd. (12)
4.2 Secured Convertible Debenture, dated as of April 11, 2006, between the Registrant and Montgomery Equity Partners, Ltd. (12)
5     Opinion re legality from Richardson & Patel LLP (13)
10.1  2003 Equity Incentive Plan (6)
10.2  2003 Consultant Stock Plan (7)
10.3  2002 Amended and Restated Stock Option, Stock Warrant and Stock Award Plan
      (8)
10.4  2001 Employees Stock Incentive Plan (9)
10.5  2001 Director and Officer Stock Option and Stock Award Plan (9)
10.6 Lease Agreement between Paul Miller and Swiss Medica, Inc. for the premises at 53 Yonge Street, Third Floor Toronto, Canada, M5E 1J3 dated as of July 1, 2003. (5)
10.7 Securities Purchase Agreement by and among the Registrant and Montgomery Equity Partners dated April 11, 2006 (12)

10.8 Security Agreement, dated as of April 11, 2006, between the Registrant and Montgomery Equity Partners, Ltd.(12)
10.9 Warrant to Purchase Common Stock, dated as of April 11, 2006, between the Registrant and Montgomery Equity Partners, Ltd. (12)
10.10 Pledge and Escrow Agreement, dated as of April 11, 2006, between the Registrant and Montgomery Equity Partners, Ltd. (12)
10.11 Irrevocable Transfer Agent Instructions Letter, dated April11, 2006, by and amongst the Registrant, Montgomery Equity Partners, Ltd, David Gonzalez and Atlas Stock Transfer Company (12)
10.12 Form of Common Stock Purchase Warrant D granted to such subscribers in connection with Subscription Agreement on March 31, 2004. (12)
10.13 Waiver and Amendment by and between Montgomery and the Registrant dated as June 12, 2006.(13)
23.1  Consent of Russell Bedford Stefanou Mirchandani, LLP.(13)
23.2  Consent of Richardson & Patel LLP (See Exhibit 5)

(1)   Incorporated by reference to the registrant's Form 8-K filed March 28,
      2000
(2)   Incorporated by reference to the registrant's Form 10-KSB filed April 14,
      2000
(3) Incorporated by reference to the registrant's Preliminary Proxy Statement filed June 26, 2001
(4) Incorporated by reference to the registrant's Form 10-QSB filed on August 20, 2003
(5) Incorporated by reference to the registrant's Form 10-KSB filed on March 30, 2004
(6) Incorporated by reference to the registrant's Form S-8 filed on November 28, 2003.
(7) Incorporated by reference to the registrant's Form S-8 filed on August 27, 2003.
(8) Incorporated by reference to the registrant's Amendment to Form S-8 filed on March 11,2002.
(9) Incorporated by reference to the registrant's Form S-8 filed on November 19, 2001.
(10) Incorporated by reference to the registrant's Form S-8 filed on November 19, 2001.
(11) Incorporated by reference to the registrant's Form 8-K filed on April 2, 2004.
(12) Incorporated by reference to the registrant's Form 8-K filed on April 13, 2006.
(13)  Filed herewith.

ITEM 28. Undertakings.

The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            i. Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            ii.   Reflect  in  the   prospectus   any  facts  or  events  which,
                  individually or together, represent a fundamental change in the information in the registration statement;

            iii. Include any additional or changed material information on the plan of distribution.

      2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

      4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      5. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2005 and 2004

                               SWISS MEDICA, INC.

                          Index to Financial Statements
--------------------------------------------------------------------------------

                                                                     Page
                                                                     ------
Report of Independent Registered Certified Public Accounting Firm    F-3
Financial Statements
Consolidated Balance Sheets at December 31, 2005 and 2004            F-4
Consolidated Statements of Losses for the years ended                F-5
December 31, 2005 and 2004
Consolidated Statements of Stockholders' Equity for the years ended F-6 - F-7 December 31, 2005 and 2004
Consolidated Statements of Cash Flows for the years ended            F-8 - F-9
December 31, 2005 and 2004
Notes to Consolidated Financial Statements                           F-10 - F-28

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

        REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Swiss Medica, Inc.
Toronto, Ontario

      We have audited the consolidated balance sheets of Swiss Medica, Inc. (the "Company") as of December 31, 2005 and 2004 and the related consolidated statements of losses, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based upon our audits.

      We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note N, the Company is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note N. The accompanying statements do not include any adjustments that might result from the outcome of this uncertainty.


                /s/RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                -------------------------------------------
                Russell Bedford Stefanou Mirchandani LLP
                Certified Public Accountants McLean, Virginia


March 24, 2006

                               SWISS MEDICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2005 AND 2004

                                                                                    2005           2004
ASSETS:                                                                             ------------   ------------
Cash and cash equivalents                                                           $     45,700   $  1,630,559
Restricted cash                                                                          150,000             --
Accounts receivable, net of allowance for doubtful accounts of $29,625 and $12,763     2,932,893         60,412
at December 31, 2005 and December 31, 2004, respectively
Inventories (Note B)                                                                   2,502,942        616,585
Prepaid expenses and other (Note I)                                                      144,816         75,497
                                                                                    ------------   ------------
Total current assets                                                                   5,776,351      2,383,053
Property and equipment:  (Note D)
Property and equipment:                                                                  329,837         54,382
Less: accumulated depreciation                                                            59,030         16,125
                                                                                    ------------   ------------
Total property and equipment                                                             270,807         38,257
Other assets:
Intangible assets, net of accumulated amortization of $452,307 and $301,763 at           307,442        457,987
December 31, 2005 and 2004, respectively (Note C)
Prepaid and other (Note I)                                                               204,480         22,798
Goodwill (Note C)                                                                        500,000             --
                                                                                    ------------   ------------
Total other assets                                                                     1,011,922        480,785
Total assets                                                                        $  7,059,080   $  2,902,095
                                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable and accrued liabilities (Note E)                                   $  2,653,953   $  1,751,114
Convertible notes payable (Note F)                                                            --        500,000
Notes payable, current portion (Note F)                                                2,186,800        342,000
                                                                                    ------------   ------------
Total current liabilities                                                              4,840,753      2,593,114
Accrued liabilities, long-term portion                                                    14,463             --
Commitment and contingencies (Note L)                                                         --             --
Stockholders' equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none                --             --
issued at December 31, 2005 and 2004 (Note G)
Class A Common stock, par value $ .001 per share; 200,000,000 and 100,000,000             98,063         66,494
shares authorized at December 31, 2005 and 2004, respectively; 98,062,892 and
66,493,654 shares issued at December 31, 2005 and 2004, respectively (Note G)

Class B Common stock, par value $.001 per share; 5,000,000 and 50,000,000 shares           2,000          2,000
authorized at December 31, 2005 and 2004, respectively; 2,000,000 shares issued at December 31, 2005 and 2004 (Note G)
Additional paid-in capital                                                            33,893,323     26,628,843
Accumulated deficit                                                                  (31,789,522)   (26,388,356)
                                                                                    ------------   ------------
Total stockholders' equity                                                             2,203,864        308,981
Total liabilities and stockholders' equity                                          $  7,059,080   $  2,902,095
                                                                                    ============   ============


           See accompanying notes to consolidated financial statements

                               SWISS MEDICA, INC.
                        CONSOLIDATED STATEMENTS OF LOSSES
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                  2005           2004
                                                              ------------   ------------
Revenues, net                                                 $  6,426,900   $    626,569
Cost of Sales                                                    1,322,334        119,798
                                                              ------------   ------------
Gross Profit                                                     5,104,566        506,771
Operating Expenses:
Research and Development                                                --          2,602
Selling, General and Administrative                             10,043,125      7,553,742
Depreciation and Amortization (Note C and D)                       193,449        195,732
                                                              ------------   ------------
Total Operating Expenses                                        10,236,574      7,752,076
Loss from Operations                                            (5,132,008)    (7,245,305)
Interest Expense, net                                             (269,158)        (5,567)
Provision for Income Taxes                                              --             --
                                                              ------------   ------------
Net Loss                                                      $ (5,401,166)  $ (7,250,872)
                                                              ============   ============
Loss per common share (basic and assuming dilution) (Note K)  $      (0.06)  $      (0.14)
                                                              ============   ============
Weighted average common shares outstanding                      87,169,503     51,000,505


           See accompanying notes to consolidated financial statements

                               SWISS MEDICA, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                     Class A Common Stock    Class B Common Stock
                                                    ----------------------  ----------------------
                                                      Shares      Amount      Shares      Amount
                                                    ----------  ----------  ----------  ----------
Balance at January 1, 2004                          26,962,530  $   26,963   2,000,000  $    2,000
Common shares issued in exchange for services       15,325,504      15,325          --          --
rendered and prepaid service fees
Common shares issued in exchange for cash, net of   19,490,000      19,490          --          --
costs and fees
Common shares issued in exchange for warrants        4,673,750       4,674          --          --
exercised, net of costs and fees
Common shares issued in exchange for expenses paid      41,870          42          --          --
by shareholders
Warrants issued to consultants in exchange for              --          --          --          --
services rendered
Net loss                                                    --          --          --          --
                                                    ----------  ----------  ----------  ----------
Balance at December 31, 2004                        66,493,654  $   66,494   2,000,000  $    2,000
                                                    ==========  ==========  ==========  ==========
                                                     Additional
                                                      Paid-in     Accumulated
                                                      Capital       Deficit         Total
                                                    ------------  ------------   ------------
Balance at January 1, 2004                          $ 19,679,507  $(19,137,484)  $    570,986
Common shares issued in exchange for services          2,679,980            --      2,695,305
rendered and prepaid service fees
Common shares issued in exchange for cash, net of      2,867,010            --      2,886,500
costs and fees
Common shares issued in exchange for warrants          1,107,514            --      1,112,188
exercised, net of costs and fees

Common shares issued in exchange for expenses paid         7,332            --          7,374
by shareholders
Warrants issued to consultants in exchange for           287,500            --        287,500
services rendered
Net loss                                                      --    (7,250,872)    (7,250,872)
                                                    ------------  ------------   ------------
Balance at December 31, 2004                        $ 26,628,843  $(26,388,356)  $    308,981
                                                    ============  ============   ============


           See accompanying notes to consolidated financial statements

                               SWISS MEDICA, INC.
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                       Class A Common Stock        Class B Common Stock
                                                     -------------------------   ------------------------
                                                       Shares         Amount        Shares       Amount
                                                     -----------   -----------   -----------  -----------
Balance carry forward                                 66,493,654   $    66,494     2,000,000  $     2,000
Common shares issued in exchange for warrants         20,556,500        20,556            --           --
exercised, net of costs and fees (Note H)
Common shares issued in exchange for options             280,000           280            --           --
exercised, net of costs and fees (Note H)
General Cosmetics canceled shares                       (250,000)         (250)           --           --
Common shares issued in exchange for services          4,123,673         4,124            --           --
rendered
Common shares issued in exchange for financing           388,802           389            --           --
expenses
Common shares issued in exchange for interest            465,000           465            --           --
expenses and deferred interest
Common shares issued in exchange for previously        3,900,000         3,900            --           --
incurred debt
Warrants issued in exchange for deferred interests            --            --            --           --
Common shares issued in connection with acquisition    2,105,263         2,105            --           --
of ADBSI (Note C)
Net loss                                                      --            --            --           --
                                                     -----------   -----------   -----------  -----------
Balance at December 31, 2005                          98,062,892   $    98,063     2,000,000  $     2,000
                                                     ===========   ===========   ===========  ===========
                                                      Additional
                                                       Paid-in      Accumulated
                                                       Capital        Deficit          Total
                                                     ------------   ------------   ------------
Balance carry forward                                $ 26,628,844   $(26,388,356)  $    308,982
Common shares issued in exchange for warrants           4,851,644             --      4,872,200
exercised, net of costs and fees (Note H)
Common shares issued in exchange for options               27,720             --         28,000
exercised, net of costs and fees (Note H)
General Cosmetics canceled shares                        (167,250)            --       (167,500)
Common shares issued in exchange for services             742,802             --        746,926
rendered
Common shares issued in exchange for financing             49,611             --         50,000
expenses
Common shares issued in exchange for interest              78,540             --         79,005
expenses and deferred interest
Common shares issued in exchange for previously         1,039,100             --      1,043,000
incurred debt
Warrants issued in exchange for deferred interests         44,417             --         44,417
Common shares issued in connection with acquisition       597,895             --        600,000
of ADBSI (Note C)
Net loss                                                       --     (5,401,166)    (5,401,166)
                                                     ------------   ------------   ------------
Balance at December 31, 2005                         $ 33,893,323   $(31,789,522)  $  2,203,864
                                                     ============   ============   ============

           See accompanying notes to consolidated financial statements

                               SWISS MEDICA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                        2005           2004
                                                                                     -----------   -----------
Cash flows from operating activities:
Net loss                                                                             $(5,401,166)  $(7,250,872)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for sales returns and allowances                                                    --        (5,601)
Common stock issued in exchange for services rendered (Note G)                           746,926     2,665,306
Common stock issued in exchange for financing expenses (Note G)                           50,000            --
Cancellation of common stock issued in prior year in connection with acquisition of     (167,500)           --
research and development costs (Note G)
Common stock issued in exchange for expenses paid by shareholders (Note G)                    --         7,374
Amortization of warrant issued in exchange for deferred financing costs (Note F)           5,069
Common stock issued in exchange for interest expense and amortization of interest         48,045
deferred interest (Note G)
Warrants issued in exchange for services (Note H)                                             --       287,500
Depreciation and amortization (Note C and D)                                             193,449       195,732
Changes in operating assets and liabilities:
Decrease in prepaid expenses                                                              74,933        85,393
(Increase) decrease in accounts receivable                                            (2,872,481)       48,206
(Increase) in inventories                                                             (1,879,721)     (608,528)
(Increase) in deposits and other assets                                                  (65,623)      (67,379)
(Decrease) in cash disbursed in excess of available funds                                     --        (3,102)
Increase in accounts payable and accrued liabilities                                   1,960,302     1,566,528
                                                                                     -----------   -----------
Net cash used in operating activities                                                 (7,307,767)   (3,079,443)
Cash flows from investing activities:
Restricted cash - term deposit                                                          (150,000)           --
Net cash paid for acquisition (Note C)                                                   (96,637)           --
Purchase of property and equipment (Note D)                                             (275,455)       (5,630)
                                                                                     -----------   -----------
Net cash used in investing activities                                                   (522,092)       (5,630)
Cash flows from financing activities:
Proceeds from notes payable (Note F)                                                   1,844,800       342,000
Proceeds from sale of common stock, net of costs and fees (Note G)                     4,900,200     3,998,688
Proceeds from (repayments to) convertible debentures (Note F)                           (500,000)      500,000
Proceeds from (repayments to) third party advances                                            --      (126,527)
                                                                                     -----------   -----------
Net cash provided by investing activities                                              6,245,000     4,714,161
Net increase (decrease) in cash and cash equivalents                                  (1,584,859)    1,629,088
Cash and cash equivalents at the beginning of the year                                 1,630,559         1,471
                                                                                     -----------   -----------
Cash and cash equivalents at the end of the year                                     $    45,700   $ 1,630,559
                                                                                     ===========   ===========

           See accompanying notes to consolidated financial statements

                               SWISS MEDICA, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                        2005        2004
                                                                                     ----------  ----------
Supplemental Disclosures of Cash Flow Information:
Interest paid in cash                                                                $  269,158  $       --
Income taxes paid in cash Non-cash transactions:
Issuance of common stock in exchange for services (Note G)                              746,926   2,665,306
Common stock issued in exchange for deferred interest expense (Note G)                   40,505          --
Common stock issued in exchange for interest expenses (Note G)                           38,500          --
Issuance of common stock in exchange for financing expenses (Note G)                     50,000          --
Issuance of common stock in exchange for expenses paid by shareholders (Note G)              --       7,374
Cancellation of common stock issued in prior year in connection with acquisition of     167,500          --
research and development costs (Note G)
Issuance of Class A common stock in exchange for previously incurred debt (Note G)    1,043,000          --
Warrants issued in exchange for deferred financing costs (Note F)                        44,417          --
Issuance of stock warrants in exchange for services (Note H)                                 --     287,500
Issuance of common stock in exchange for prepaid services fees (Note G)                      --      30,000
Common stock issued in connection with Acquisition of ADBSI                             600,000          --

           See accompanying notes to consolidated financial statements

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business Operations

Swiss Medica, Inc., formerly Global Path Incorporated (the "Company") was reincorporated under the laws of the State of Delaware in September 2001. The Company is engaged in the business of marketing and distributing proprietary bioscience health products, with the focus on chronic ailments.
On March 31, 2005, the Company entered into an Agreement and Plan of Acquisition (the "Acquisition Agreement") with Anti-Depression BioHealth Solutions, Inc., a Florida corporation ("ADBSI") and UTEK Corporation, a Delaware corporation ("UTEK"). All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 restricted shares of Class A common stock of the Company in a transaction accounted for using the purchase method of accounting. As additional consideration pursuant to the terms of the Acquisition Agreement, the Company paid UTEK, the sole shareholder of ADBSI, $96,637 in cash. As a result of the closing under the Acquisition Agreement on March 31, 2005, ADBSI became a wholly-owned subsidiary of the Company (see Note C).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Anti-Depression BioHealth Solutions, Inc. All significant inter-company transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives of the assets.


Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 ("SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.
Net Earnings (Losses) Per Common Share

The Company computes earnings (losses) per share under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Net earnings (losses) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company's stock options and warrants (calculated using the treasury stock method). During the year ended December 31, 2005 and 2004, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, the Company follows a policy of recognizing revenues as products are shipped. The the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred advertising costs of $3,759,785 and $809,789 for the years ended December 31, 2005 and 2004, respectively. Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs." Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. During the year ended December 31, 2005 and 2004, the Company's expenditures on research and product development were immaterial.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at the rates of exchange at the balance sheet date, and related revenue and expenses are translated at average monthly exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in the statement of income.

The Company's primary office is located in Canada. However, the Company's management has determined to use US Dollar as its functional and reporting currency based upon consideration of economic and other factors. The books of record are consistently maintained in US Dollar. Accordingly, translation of functional currency into the reporting currency is obviated. Liquidity

As shown in the accompanying financial statements, the Company incurred a net loss of $5,401,166 and $7,250,872 for the year ended December 31, 2005 and 2004, respectively. The Company's current assets exceeded its current liabilities by $935,598 as of December 31, 2005.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $29,625 and $12,763 at December 31, 2005 and 2004, respectively.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Stock Based Compensation

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS No. 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2005 and 2004 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note H):

                                                                                       2005          2004
                                                                                   -----------   -----------
Net loss - as reported                                                             $(5,401,166)  $(7,250,872)
Add:  Total stock based employee compensation expense as reported under intrinsic           --            --
value method (APB. No. 25)
Deduct:  Total stock based employee compensation expense as reported under fair       (226,570)           --
value based method (SFAS No. 123)
Net loss - Pro Forma                                                               $(5,627,736)  $(7,250,872)
                                                                                   ===========   ===========
Net loss attributable to common stockholders - Pro forma                           $(5,627,736)  $(7,250,872)
                                                                                   ===========   ===========
Basic (and assuming dilution) loss per share - as reported                         $     (0.06)  $     (0.14)
                                                                                   ===========   ===========
Basic (and assuming dilution) loss per share - Pro forma                           $     (0.06)  $     (0.14)
                                                                                   ===========   ===========

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Stock Based Compensation (Continued)

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. The Company has previously issued employee stock options for which no expense has been recognized, and which will not be fully vested as of the effective date of SFAS No. 123R.

Segment Information

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

New Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows. In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
New Accounting Pronouncements (Continued)

On February 16, 2006 the FASB issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories primarily consist of cosmetic oils and packaging materials. Components of inventories as of December 31, 2005 and 2004 are as follows:

                                 2005            2004
                              ----------      ----------
Raw Materials                 $  854,424      $  172,652
Finished Goods                 1,648,518         443,933
                              ----------      ----------
                              $2,502,942      $  616,585
                              ==========      ==========


NOTE C - BUSINESS COMBINATIONS

General Cosmetics Corporation.

On May 20, 2003 the Company acquired equipment, nine patented bioscience products and related intangible assets from General Cosmetics Corporation. In consideration for the acquisition of the tangible and intangible assets, the Company issued a total of 6,750,000 shares of restricted common stock. The stock that was issued in this transaction was valued at 85 percent of its average closing price ten days prior to and after May 21, 2003. The cost of the tangible and intangible assets acquired is the fair value of the Company's common stock issued of $4,532,627. In connection with the acquisition of the tangible and intangible assets, the Company acquired $3,724,125 of research and development assets which were charged to operations during the year ended December 31, 2003. The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE C - BUSINESS COMBINATIONS (Continued)

General Cosmetics Corporation. (Continued)

The intangible assets acquired from General Cosmetics and carrying value at December 31, 2004 are:

                                                                                             Weighted Average
                              Gross                                                           Amortization
                            Carrying        Accumulate                         Residual          Period
                             Amount        Amortization          Net             Value           (Years)
                        ---------------  ---------------   ---------------  ---------------  ---------------
Amortizable Intangible
Assets:
Patents                 $       563,250  $      (183,056)  $       380,194  $            --              5.0
Customer Mailing Lists           30,000           (9,750)           20,250               --              5.0
Trademarks                       45,000          (14,625)           30,375               --              5.0
Non-compete agreements          112,500          (91,406)           21,094               --              2.0
Other                             9,000           (2,926)            6,074               --              5.0
                        ---------------  ---------------   ---------------  ---------------  ---------------
Total                   $       759,750  $      (301,763)  $       457,987  $            --              4.6
                        ===============  ===============   ===============  ===============  ===============


The intangible assets acquired from General Cosmetics and carrying value at December 31, 2005 are:

                                                                                             Weighted Average
                              Gross                                                           Amortization
                            Carrying        Accumulate                         Residual          Period
                             Amount        Amortization          Net             Value           (Years)
                        ---------------  ---------------   ---------------  ---------------  ---------------
Amortizable Intangible
Assets:
Patents                 $       563,250  $      (295,708)  $       267,542  $            --              5.0
Customer Mailing Lists           30,000          (15,750)           14,250              5.0
Trademarks                       45,000          (23,625)           21,375              5.0
Non-compete agreements          112,500         (112,500)                                                2.0
Other                             9,000           (4,725)            4,275               --              5.0
                        ---------------  ---------------   ---------------  ---------------  ---------------
Total                   $       759,750  $      (452,308)  $       307,442  $            --              4.6

Total amortization expense charged to operations for the year ended December 31, 2005 and 2004 were $150,545 and $185,701, respectively.
Estimated amortization expense as of December 31, 2005 is as follows:

           2006              $129,450
           2007               129,450
           2008                48,542
                             --------
           Total             $307,442
                             ========

Anti-Depression BioHealth Solutions, Inc.

On March 31, 2005, Swiss Medica, Inc., a Delaware corporation (the "Company"), Anti-Depression BioHealth Solutions, Inc., a Florida corporation ("ADBSI") and UTEK Corporation, a Delaware corporation ("UTEK") entered into an Agreement and Plan of Acquisition (the "Acquisition Agreement"). ADBSI was formed in March 2005, owned minimal assets ,had no liabilities and no business activities prior to this transaction. The acquisition of ADBSI was completed pursuant to the terms of the Acquisition Agreement and closed on March 31, 2005. All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 restricted shares of Class A common stock of the Company in a transaction accounted for using the purchase method of accounting. As additional consideration pursuant to the terms of the Acquisition Agreement, the Company paid UTEK, the sole shareholder of ADBSI, $96,637 in cash. As a result of the closing under the Acquisition Agreement, ADBSI became a wholly-owned subsidiary of the Company.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE C - BUSINESS COMBINATIONS (Continued)

Anti-Depression BioHealth Solutions, Inc. (Continued)

The following summarizes the acquisition of ADBSI:

Assets acquired                           $196,637
Goodwill                                   500,000
                                          --------
Total purchase price                      $696,637
                                          ========
Issuance of 2,105,263 shares
of common stock (Note G)                  $600,000
Cash paid                                   96,637
                                          --------
Total purchase price                      $696,637
                                          ========

The Company valued the common stock issued to the UTEK at $0.285 per share, which approximated the fair value of the Company's common stock at the date of acquisition. The Company has recorded the carryover basis of the net assets acquired, which did not differ materially from their fair value and its operating results have been included in the Company's consolidated financial statements since the date of purchase. The Company believes the acquisition resulted in the recognition of goodwill primarily because of its industry position, management strength and potential to serve as a platform for consolidation. At December 31, 2005, the goodwill value was tested for impairment using the discounted cash flow approach and the goodwill was determined to not be impaired.

Option Agreement: On March 31, 2005, in connection with the Acquisition Agreement, ADBSI obtained a 48-month exclusive option to acquire an exclusive license to Nutraceutical intellectual property and products developed or manufactured using the Nutraceutical intellectual property from Back Bay Scientific, Inc., a Delaware corporation ("Back Bay") pursuant to the terms of the Option Agreement. ADBSI may exercise this option after receipt of Back Bay's notice of completion of the development of Nutraceutical intellectual property or related products, or upon termination of an existing license agreement relating to the Nutraceutical technology. In consideration for the Option, ADBSI agreed to pay Back Bay $60,000 in four equal payments of $15,000. The first payment was made upon the effectiveness of the Option Agreement, and the remaining three payments are due on the first, second and third anniversary dates of the Option Agreement. ADBSI has already paid the first $15,000 installment.

License Agreement: ADBSI's assets include an exclusive license to, among other things, develop and market patented and proprietary PMS Escape product pursuant to the Patent License Agreement. This royalty-bearing exclusive license gives ADBSI rights to use, manufacture and distribute the PMS Escape product or any other product developed from certain patent rights licensed to Back Bay in the United States and Canada. This agreement also gives ADBSI the rights to use all intellectual property related to PMS Escape, except the patent rights, in connection with the marketing, sale and distribution of the product. Upon the execution of this agreement, ADBSI agrees to pay a one-time, non-refundable fee of $125,000 to Back Bay and to prepay for Back Bay's finished PMS Escape and packaging inventory. The $125,000 fee was paid on ADBSI's behalf by UTEK. Prepaid Expense: ADBSI also entered into a Consulting Agreement with Back Bay and its principals on March 31, 2005. Pursuant to the terms of the Consulting Agreement, Back Bay's principals will provide consulting services relating to PMS Escape and other products to which ADBSI obtains rights under the Patent License Agreement. The initial term of the Consulting Agreement expires on April 1, 2009 and automatically renews for additional one-year terms. In consideration for the Consulting Agreement, ADBSI agreed to pay Back Bay $200,000 in four equal payments of $50,000. The first payment was made upon the effectiveness of the Consulting Agreement, and the remaining three payments are due on the first, second and third anniversary dates of the Consulting Agreement.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE D - PROPERTY AND EQUIPMENT

During the years ended December 31, 2005 and 2004, the Company also acquired furniture and equipment for its facilities in Texas and Toronto. Property and equipment are depreciated over their estimated useful life of 5 years. Property and equipment at December 31, 2005 and 2004 consists of the following:

                                                          2005           2004
                                                        ---------     ---------
Office furniture and equipment                          $ 329,837     $  54,382
Accumulated depreciation                                  (59,030)      (16,125)
                                                        ---------     ---------
Total                                                   $ 270,807     $  38,257
                                                        =========     =========

Depreciation expense included as a charge to operations amounted to $42,905 and $10,031 for the year ended December 31, 2005 and 2004, respectively.

NOTE E - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2005 and 2004 are as follows:

                                                           2005          2004
                                                        ----------    ----------
Accounts payable                                        $2,600,196    $  529,694
Other accrued expenses                                      53,757     1,191,420
Litigation (Note L)                                             --        30,000
                                                        ----------    ----------
Total                                                   $2,653,953    $1,751,114
                                                        ==========    ==========

NOTE F - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

A summary of notes payable and convertible promissory notes payable at December 31, 2005 and 2004 is as follows:

                                                                  December 31, 2005  December 31, 2004
                                                                  -----------------  -----------------
Notes payable to Strategic Equity Corp.; interest rate 24% per    $              --  $         237,000
annum; interest only payable monthly, maturity date is June 5,
2005. (a)
Notes payable to Strategic Equity Corp.; interest rate 24% per              621,600                 --
annum; interest only payable monthly, maturity date is June 5,
2006. (b)
Notes payable to Strategic Equity Corp.; interest rate 24% per              554,400                 --
annum; interest only payable monthly, maturity date is April 28,
2006. (c)
Notes payable to Double U Master Fund.; interest rate 24% per               560,000                 --
annum; interest only payable monthly, maturity date is June 20,
2006. (d)
Notes payable to Double U Master Fund.; interest rate 24% per               250,000                 --
annum; interest only payable monthly, maturity date is June 20,
2006. (e)

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE F - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (Continued)

(Continued)

                                                                 December 31, 2005   December 31, 2004
                                                                 -----------------   -----------------
Notes payable to Cigam Trust.; interest rate 18% per annum;
interest only payable monthly, maturity date is in June 2006.
(f)                                                                         50,000                  --
Notes payable to G. Feldbaum.; interest rate 18% per annum;
interest only payable monthly, maturity date is in June 2006.
(f)                                                                         50,000                  --
Notes payable to Goulet.; interest rate 20% per annum; interest
only payable monthly, maturity date is in February  2006. (h)               84,000                  --
Notes payable on demand; interest rate 18% per annum; interest
only payable monthly. (i)                                                   16,800                  --
Notes payable to Strategic Equity Corp.; non-interest bearing, with $59,167 of principal due and payable on or before January
5, 2005, $9,167 on or before February 5, 2005, $9,167 on or
before March 5, 2005, $9,167 on or before April 5, 2005, $9,167 on or before May 5, 2005, and $9,165 on or before June 5, 2005
(a)                                                                             --             105,000
Convertible notes payable to Highgate House, LP and Montgomery
Equity Partners, LP; interest at 7% per annum, with a maturity date of 210 days from the issuance. The Company granted the
noteholder a security interest in substantially all of the
Company's assets.(g)                                                            --             500,000
                                                                 -----------------   -----------------
Total                                                                    2,186,800             842,000
Less: current portion                                                   (2,186,800)           (842,000)
                                                                 -----------------   -----------------
Long term portion                                                $              --   $              --
                                                                 =================   =================


a) Notes Payable: In December 2004, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Strategic Equity Corp. ("Strategic Equity") for the sum of $600,000 Canadian Dollar (CAD) (approximately $474,000 USD) of loans, in two equal installments of $300,000 CAD ($237,000 USD) with the first installment being delivered to the Company on or before December 7, 2004, and the second installment being delivered to the Company on or before January 3, 2005, and an additional $105,000 USD of loan proceeds being delivered to the Company on or before December 7, 2004. Pursuant to the Agreement, the Company issued to Strategic Equity warrants to purchase an aggregate of 350,000 shares of the Company's Class A common stock at $0.42 per share, exercisable at any time after the issuance and expiring on the day prior to the 5th anniversary of the warrant issue date. As of March 31, 2005, the Company had issued to Strategic Equity three promissory notes, two in the amount of $300,000 CAD (approximately $237,000 USD) and the third in the amount of $105,000 USD. The first two promissory notes in the amount of $300,000 CAD each are interest only payable monthly at 24% per annum with the maturity dates on June 5, 2005. The promissory note in the amount of $105,000 USD is non-interest bearing, with $59,167 of principal due at January 5, 2005 and subsequent payments of $9,167 on or before February 5, 2005, $9,167 on or before March 5, 2005, $9,167 on or before April 5, 2005, $9,167 on or before May 5, 2005, and $9,165 on or before June 5, 2005. The promissory notes are secured by the Company's assets. These notes were cancelled on June 5, 2005 and the Company and Strategic Equity Corp. entered into new note agreements as described in item (b).

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE F - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (Continued)

b) Notes Payable: On June 6, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Strategic Equity Corp. ("Strategic Equity") for the sum of $660,000 Canadian Dollar (CAD) (approximately $534,600 USD) being delivered to the Company on or before June 6, 2005. Pursuant to the Agreement, the Company issued to Strategic Equity 100,000 shares of the Company's Class A common stock as extra financing charges. The Company valued the common shares issued at $0.30 per share, and the value of common shares issued was charged to operations during the year ended December 31, 2005. The promissory note in the amount of $660,000 CAD is interest only payable monthly at 24% per annum with the maturity dates on December 5, 2005. This note was cancelled on December 5, 2005 and replaced with a new note for the sum of $740,000 CAD (approximately $621,600 USD). Pursuant to the Agreement, the Company issued to Strategic Equity 70,000 warrants to purchase an aggregate of 70,000 shares of the Company's Class A common stock, at $0.20 per share, exercisable at any time after the issuance and expiring on the day prior to the 3rd anniversary of the warrant issue date. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of three years, a risk free interest rate of 4.5%, a volatility of 220% and a deemed fair value of common stock of $0.14 which was the closing price of the Company's common stock on December 5, 2005. The Company valued the warrants granted in the amount of $9,177, and accounted for as a deferred financing cost. The deferred financing cost is amortized and charged to operations over the term of the note. During the year ended December 31, 2005, $1,311 of non-cash interest expense was charged to operations in connection with the amortization of deferred financing cost. The promissory note in the amount of $740,000 CAD is interest only payable monthly at 24% per annum with the maturity dates on June 5, 2006. The promissory note is secured by the Company's trade accounts receivable.

c) Notes Payable: On October 28, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Strategic Equity Corp. ("Strategic Equity") for the sum of $660,000 Canadian Dollar (CAD) (approximately $554,400 USD) being delivered to the Company on or before October 28, 2005. Pursuant to the Agreement, the Company issued to Strategic Equity 175,000 shares of the Company's Class A common stock as extra financing charges. The Company valued the common shares issued at $0.129 per share, and the value of common shares issued was charged to operations during the year ended December 31, 2005. The Company also issued to Strategic Equity 50,000 warrants to purchase an aggregate of 50,000 shares of the Company's Class A common stock, at $0.20 per share, exercisable at any time after the issuance and expiring on the day prior to the 3rd anniversary of the warrant issue date. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of three years, a risk free interest rate of 4.5%, a volatility of 220% and a deemed fair value of common stock of $0.12 which was the closing price of the Company's common stock on October 28, 2005. The Company valued the warrants granted in the amount of $5,590, and accounted for as a deferred financing cost. The deferred financing cost is amortized and charged to operations over the term of the note. During the year ended December 31, 2005, $1,966 of non-cash interest expense was charged to operations in connection with the amortization of deferred financing cost. The promissory note in the amount of $660,000 CAD is interest only payable monthly at 24% per annum with the maturity dates on October 28, 2006. The promissory note is secured by the Company's trade accounts receivable and a security charge over all unsecured assets of the Company.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE F - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (Continued)

d) Notes Payable: On June 21, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Double U Master Fund for the sum of $560,000 being delivered to the Company on or before June 21, 2005. The promissory note in the amount of $560,000 is interest only payable monthly at 15% per annum with the maturity dates on December 20, 2005. The promissory note was secured by the Company's inventory and accounts receivable. This note was cancelled on December 20, 2005 and replaced with a new note for the sum of $560,000 being delivered to the Company on or before December 20, 2005. Pursuant to the Agreement, the Company issued to U Master Fund warrants to purchase an aggregate of 250,000 shares of the Company's Class A common stock, at $0.20 per share, exercisable at any time after the issuance and expiring on the day prior to the 5th anniversary of the effective date of the Company's next Registration Statements. The Company plans on filing its next Registration Statement in May or June 2006. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of
      5.50 years, a risk free interest rate of 4.5%, a volatility of 220% and a deemed fair value of common stock of $0.12 which was the closing price of the Company's common stock on December 20, 2005. The Company valued the warrants granted in the amount of $29,650, and accounted for as a deferred financing cost. The deferred financing cost is amortized and charged to operations over the term of the note. During the year ended December 31, 2005, $1,792 of non-cash interest expense was charged to operations in connection with the amortization of deferred financing cost The promissory note in the amount of $560,000 is interest only payable monthly at 24% per annum with the maturity dates on June 20, 2006. The promissory note is secured by the Company's inventory and accounts receivable.

e) Notes Payable: On December 20, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Double U Master Fund for the sum of $250,000 being delivered to the Company on or before December 20, 2005. The promissory note in the amount of $250,000 is interest only payable monthly at 24% per annum with the maturity dates on June 20, 2006. The promissory note is secured by the Company's accounts receivable.

f) Notes Payable: On June 10 and June 13, 2005, the Company entered into an Agreement with each of Cigham Trust and G. Feldbaum for the sum of $50,000 being delivered to the Company on or before June 10 and June 13, 2005 respectively. Pursuant to the Agreement, the Company issued to each of Cigham and Feldbaum, 10,000 shares of the Company's Class A common stock at approximately $0.30 per share. Interest expense of $5,900 was charged to operations during the year ended December 31, 2005. The promissory notes each in the amount of $50,000 is interest only payable monthly at 15% per annum with the maturity dates on June 9, 2006 and June 12, 2006 respectively.

g) Convertible Notes Payable: On December 23, 2004, the Company entered into a Securities Purchase Agreement with Highgate House, LP ("Highgate") and Montgomery Equity Partners, LP ("Montgomery"). Pursuant to the Securities Purchase Agreement, the Company was to issue convertible-redeemable debentures to Highgate and Montgomery in the original principal amount of $1,000,000, collectively. The $1,000,000 was to be disbursed as follows:
      $500,000 was disbursed on December 28, 2004 (the "First Traunche") and $500,000 was to be disbursed within five days of the filing of a registration statement related to the shares issuable upon conversion of the convertible debentures ("Second Traunche"). As of December 31, 2004, immediately after the issuance of the convertible notes payable, the Company's management approved the termination of Securities Purchase Agreement with Highgate and Montgomery, and a Termination Agreement was finalized and entered into on January 19, 2005. At December 31, 2004, the Company had accrued $125,000 of financing charges in connection with the redemption of the convertible debentures. The Company also has included in its accrued liabilities of 250,000 common shares to be issued, valued at the fair market value of the Company's common stock at the date the management proved the Termination Agreement. The Securities Purchase Agreement was accordingly terminated without the Second Traunche being funded, and the First Traunche has been redeemed for $625,000 plus accrued interest in January 2005. The 250,000 shares of common stock were also issued in January 2005.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE F - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (Continued)

h) Notes Payable: On August 3, 2005, the Company entered into an Agreement for the sum of $100,000 Canadian Dollar (CAD) (approximately $84,000 USD) being delivered to the Company on or before August 3, 2005 respectively. The promissory note in the amount of $100,000 (CAD) is interest only payable monthly at 20% per annum with the maturity date on February 3, 2006. This note is unsecured. Subsequent to the date of the financial statements, this note was renewed and extended maturity date is in August 2006.

i) Demand Note: On July 5, 2005, the Company entered into an Agreement for the sum of $20,000 Canadian Dollar (CAD) (approximately $16,800 USD) being delivered to the Company on or before July 5, 2005 respectively. The promissory note in the amount of $20,000 (CAD) is interest only payable monthly at 18% per annum and is due upon demand. This note is unsecured.

NOTE G - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with par value $.001 per share, 200,000,000 shares of Class A common stock with par value of $.001 per share, and 5,000,000 shares of Class B common stock with par value $.001 per share. On June 27, 2005, the Company's Board of Directors and Shareholders approved resolutions to increase the total number of authorized shares of the Company's capital stock from 160,000,000 shares to 215,000,000 shares as follows: (1) increase the authorized number of shares of Class A Common Stock from 100,000,000 shares to 200,000,000 shares and (2) to decrease the authorized number of shares of Class B Common Stock from 50,000,000 shares to 5,000,000 shares. Authorized share for preferred shares were kept unchanged at 10,000,000 shares of preferred stock with par value $.001 per share. On November 27, 2002, the Company effected a "one-for-one hundred" reverse stock split of its outstanding shares of Class A common stock. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split.

As of December 31, 2005 and 2004, the Company has no preferred stock issued and outstanding. The Company has 98,062,892 and 66,493,654 shares of Class A common stock issued and outstanding at December 31, 2005 and 2004, respectively. The Company also has issued and outstanding 2,000,000 shares of Class B common stock at December 31, 2005 and 2004.

For the year ended December 31, 2004, the Company issued an aggregate of 15,325,504 shares of Class A common stock to attorneys and consultants for services rendered in the amount of $2,665,306 and prepaid service fees of $30,000. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company also issued an aggregate of 19,490,000 shares of Class A common stock in exchange for $2,886,500 of proceeds, net of costs and fees. The Company issued an aggregate of 4,673,750 shares of Class A common stock in exchange for warrants exercised (Note H) at $0.16 to $0.25 per share for a total proceeds of $1,112,188, net of costs and fees. The Company issued an aggregate of 41,870 shares of Class A common stock in exchange for $7,374 of expenses paid by shareholders.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE G - CAPITAL STOCK (Continued)

For the year ended December 31, 2005, the Company issued an aggregate of 4,123,673 shares of Class A common stock to attorneys and consultants for services rendered in the amount of $746,926. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company issued an aggregate of 3,900,000 shares of Class A common stock in exchange for $1,043,000 of accrued liabilities. The Company issued an aggregate of 20,556,500 shares of Class A common stock in exchange for warrants exercised (Note H) at $0.16 to $0.30 per share for total gross proceeds of $4,872,200. The Company issued an aggregate of 388,802 shares of common stock in exchange for financing expense of $50,000 (Note F), and 465,000 shares of common stock in exchange for deferred interest and interest expense of $79,005 (Note F). Additionally, the Company issued an aggregate of 2,105,263 shares of Class A common stock, valued at $600,000, in connection with acquisition of ADBSI (Note C). The Company cancelled 250,000 shares of common stock issued in prior year in exchange for research and development costs in the amount of $167,500. The Company issued an aggregate of 280,000 shares of Class A common stock in exchange for options exercised (Note
H) at $0.10 per share.

In June 2005, the Company entered into a Class B Common Stock Conversion Agreement (the "Agreement") with its Chief Executive Officer ("Holder"). Holder is the only holder of shares of Company's Class B common stock. The Agreement provides that upon the occurrence of certain events, the Company shall convert shares of its Class B common stock into shares of its Class A common stock at a ratio of five (5) Class A shares for every one Class B share. As of December 31, 2005, the conversion has not occurred.

NOTE H - OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock. These warrants were granted in lieu of cash compensation for services performed or in connection with debt or equity financing, each warrant to purchase one share of the Company's Class A common stock.

                          Warrants Outstanding                                     Warrants Exercisable
                          --------------------                                     --------------------
                                               Weighted          Weighted                                 Weighted
                                               Average           Average                                  Average
       Exercise           Number               Contractual       Exercise          Number                 Exercise
       Prices             Outstanding          Life              Price             Exercisable            Price
       --------           -----------          -----------       --------          -----------            --------
       $ 75.00            8,675                1.01              $75.00            8,675                  $ 75.00
       0.42               350,000              3.93              0.42              350,000                0.42
       0.30               5,625,000            1.25              0.30              5,625,000              0.30
       0.20               7,021,000            1.55              0.20              7,021,000              0.20
                          -----------          ----              -------           ----------             -------
                          13,004,675           1.48              $  0.30           13,004,675             $  0.30
                          ===========          ====              =======           ==========             =======

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE H - OPTIONS AND WARRANTS (Continued)

Warrants (Continued)

Transactions involving warrants issued to non-employees are summarized as follows:


Outstanding at December 31, 2003                               208,675     $3.69
Granted                                                     31,796,250      0.30
Exercised (Note G)                                          (4,673,750)     0.24
Canceled or expired                                                 --        --
                                                           -----------     -----
Outstanding at December 31, 2004                            27,331,175     $0.34
                                                           ===========     =====
Granted                                                      6,495,000      0.30
Exercised (Note G)                                         (20,556,500)     0.24
Canceled or expired                                           (265,000)     0.25
                                                           -----------     -----
Outstanding at December 31, 2005                            13,004,675     $0.30
                                                           ===========     =====


The weighted-average fair value of warrants granted to non-employees during the years ended December 31, 2005 and 2004 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                 2005                  2004
                                             ------------        ---------------
Significant assumptions (weighted-average):
Risk-free interest rate at grant date        4.5%                1.25%
Expected stock price volatility              220%                33%
Expected dividend payout                     --                  --
Expected warrant life-years (a)              1 to 5 years        0.78 to 5 years

      (a)The expected warrant life is based on contractual expiration dates. During the year ended December 31, 2005 and 2004, the Company granted an aggregate of 6,495,000 and 29,652,500 warrants to investors in connection with debt and equity financing. The Company fair valued the warrants granted in connection with debt financing and accounted for as deferred financing costs. The deferred financing cost is amortized and charged to operations over the term of the note (Note F). The Company granted 2,143,750 compensatory warrants to an attorney and consultants in exchange for services during the years ended December 31, 2004. The amount of the expense charged to operations in connection with granting the compensatory warrants was $287,500 for the year ended December 31, 2004.

Employee Stock Options

The following table summarizes the changes in stock options outstanding and the related prices for the shares of the Company's common stock issued to employees and directors, provided that no stock options vested prior to October 6, 2005.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE H - OPTIONS AND WARRANTS (Continued)

Employee Stock Options (Continued)

                          Options Outstanding                                     Options Exercisable
                          --------------------                                     --------------------
                                               Weighted            Weighted                          Weighted
                                               Average Remaining   Average                           Average
       Exercise           Number               Contractual         Exercise        Number            Exercise
       Prices             Outstanding          Life (Years)        Price           Exercisable       Price
       --------           -----------          -----------         --------        -----------       --------
       $   0.10           2,961,098            3.77                $   0.10        2,763,049         $   0.10
       0.25               168,902              4.84                    0.25               --               --
                          ------------         ------              ---------       -------------     ---------
                          3,130,000            3.83                $   0.11        2,763,049         $   0.10
                          ========             ====                ======          ========          ======


Transactions involving stock options issued to employees and directors are summarized as follows:

                                  Number of              Weighted Average
                                  Options                Price Per Share
                                  --------------------   --------------------
Outstanding at December 31, 2003                    --                     --
Granted                                      3,431,098                   0.10
Exercised                                           --                     --
Canceled or expired                                 --                     --
                                  --------------------   --------------------
Outstanding at December 31, 2004             3,431,098   $               0.10
                                  ====================   ====================
Granted                                        168,902                   0.25
Exercised (Note G)                            (280,000)                  0.10
Canceled or expired                           (190,000)                  0.10
Outstanding at December 31, 2005             3,130,000   $               0.11
                                  ====================   ====================

The estimated value of the employee stock options vested during the year ended December 31, 2005 was determined using the Black-Scholes option pricing model and the following assumptions: expected option life of 5 years, a risk free interest rate of 3.875%, a dividend yield of 0% and volatility of 115%. If the Company recognized compensation cost for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share would have been $(5,627,736) and $(0.06), respectively, for the year ended December 31, 2005; and $(7,250,872) and $(0.14), respectively, for the year ended December 31, 2004.

NOTE I - PREPAID EXPENSES AND OTHER

Prepaid expenses and other assets at December 31, 2005 and 2004 are as follows:

                                                               2005       2004
                                                             --------   --------
Prepaid Services Fees                                        $ 71,321   $ 30,000
Prepaid Insurance                                              51,065     24,223
License Agreement, net (Note C)                               106,250         --
Deferred financing costs, net (Note F and G)                   70,308
Other prepaid expenses                                         50,352     44,072
                                                             --------   --------
Total                                                        $349,296   $ 98,295
                                                             ========   ========

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE J - INCOME TAXES

Statement of Financial Accounting Standards No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between income reported for financial reporting purposes and income tax purposes are insignificant. For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $31,789,000 which expires through 2024, subject to limitations of
Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is approximately $11,126,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, because in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized.

Components of deferred tax assets as of December 31, 2005 are as follows:

           Non current:
                     Net operating loss carryforward          $ 11,126,000
                     Valuation allowance                       (11,126,000)
                                                              ------------
                     Net deferred tax asset                   $         --
                                                              ============

NOTE K - LOSSES PER COMMON SHARE

The following table presents the computation of basic and diluted loss per share:

                                                             2005          2004
                                                         ------------  ------------
Net loss available for common shareholders               $ (5,401,166) $ (7,250,872)
                                                         ============  ============
Basic and fully diluted loss per share                   $      (0.06) $      (0.14)
                                                         ============  ============
Weighted average common shares outstanding, as adjusted    87,169,503    51,000,505
                                                         ============  ============

For the years ended December 31, 2005 and 2004, 12,897,474 and 10,347,571 potential shares, respectively, were excluded from shares used to calculate diluted losses per share as their inclusion would reduce net losses per share. In November 2002 a one (1) for one hundred (100) reverse stock split of the Company's common stock was effected (See Note G). Accordingly, all historical weighted average share and per share amounts have been restated to reflect the reverse stock split.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE L - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases office and warehouse facilities on a four year lease basis in Richardson, Texas, expiring April 1, 2009. Monthly rents under the lease are $1694. The Company leases office space in Toronto, Canada on a quarterly basis at approximately $4,554 per month. The Company leases office space and warehouse facilities Vancouver, Canada, on a two-year lease expiring July 2006, at approximately $4,240 per month.

Rental expenses charged to operations during the year ended December 31, 2005 and 2004 were $99,646 and $54,667, respectively. Commitments for minimum rentals under non cancelable leases at December 31, 2005 are as follows:

           2006          $ 59,430
           2007            20,328
           2008            20,328
           2009             5,082
                         --------
           Total         $105,168
                         ========

Employment and Consulting Agreements

There are no employment agreements currently in place for the Company's senior management.

The Company has consulting agreements with certain of its key employees, and consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable from year to year unless either the Company, or consultants terminates such engagement by written notice.
Commitments

On March 31, 2005, in connection with the Acquisition Agreement, ADBSI obtained a 48-month exclusive option ("Option Agreement") to acquire an exclusive license to Nutraceutical intellectual property and products developed or manufactured using the Nutraceutical intellectual property from Back Bay Scientific, Inc (Note B). In consideration for the option, ADBSI agreed to pay Back Bay $60,000 in four equal payments of $15,000. The first payment was made upon the effectiveness of the Option Agreement on March 31, 2005, and the remaining three payments are due on the first, second and third anniversary dates of the Option Agreement.

On March 31, 2005, ADBSI entered into a Consulting Agreement with Back Bay and its principals (Note C). In consideration for the Consulting Agreement, ADBSI agreed to pay Back Bay $200,000 in four equal payments of $50,000. The first payment was made upon the effectiveness of the Consulting Agreement on March 31, 2005, and the remaining three payments are due on the first, second and third anniversary dates of the Consulting Agreement.

On February 8, 2005 the Company entered into an agreement with UPS Supply Chain Solutions to handle warehousing and distribution services on behalf of the Company, for the warehousing and distribution of its products from three strategically located warehouses in the U.S. On February 8, 2005 the Company issued an irrevocable letter of credit in the amount of $150,000 in favor of UPS Supply Chain Solutions as security for these services to be rendered. The maturity date of the letter of credit is in February 2006. The Company has accounted for the letter of credit as restricted cash included in the accompanying financial statements. Subsequent to the date of the financial statements, the Company has renewed and extended the maturity date to February 2007.

On July 15, 2005 the Company entered into a license agreement with the National Fibromyalgia Association ("NFA") for the right to use NFA's Seal of Approval. Swiss Medica shall pay to NFA a licensing contribution equal to $0.25 for each package of 'one ounce' or 'twenty pack' 'O24 Fibromyalgia' product sold and for which Swiss Medica collects payment. The minimum monthly payment shall be $10,000 under the agreement (starting October 2005) with a minimum annual fee of $200,000.

Pursuant to a Commitment Letter dated as of December 23, 2005, as amended, by and between the Company and Reid Partners 1 Inc. ("Lender"), the Company borrowed on a non-revolving basis, $400,000 CAD ($346,000 USD). On January 4, 2006, the Company received the proceeds from Lender and executed a promissory note ("Note") in the principal amount of $425,000 CAD ($368,000 USD).

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE L - COMMITMENTS AND CONTINGENCIES (Continued)

Litigation

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE M - MAJOR CUSTOMERS AND VENDORS

Revenue from five (5) major customers, which accounted for greater than 10% of total sales, approximated $4,794,000 or 75% of sales for the year ended December 31, 2005, and one (1) major customer with total sales of 445,000 or 71% of sales for the year ended December 31, 2004. One of the major customers with total sales of aproximately $380,000 during the fiscal year 2005 became a related party subsequent to the date of the financial statements. The customer was an entity controlled by Mr. Sam Halim, who joined the Board of Directors of the Company on February 20, 2006.

Total purchases from three (3) major suppliers, each accounted for greater than 10% of total purchase, approximated $1,555,000 or 56% of purchases for the year ended December 31, 2005. Total accounts payable of $221,647, or 9% of total accounts payable was due to these three suppliers as of December 31, 2005. Total purchases from five (5) major supplier, which accounted for more than 10% of total purchase, approximated $631,360 or 85% of purchases for the year ended December 31, 2004. Total accounts payable of $129,753, or 25% of total accounts payable was due to these supplier as of December 31, 2004.

NOTE N - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended December 31, 2005 and 2004, the Company incurred losses of $5,401,166 and $7,250,872, respectively. The Company's current assets exceeded its current liabilities by $935,598 and the accumulated deficit amounted to $31,789,522 as of December 31, 2005. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through continued growth, distribution and sale of its products, and additional equity investment in the Company. The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursuing additional debt and equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2005 and 2004

                         FORMING A PART OF ANNUAL REPORT
                 PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

                               SWISS MEDICA, INC.

                               SWISS MEDICA, INC.



                          Index to Financial Statements
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

Report of Independent Registered Certified Public Accounting Firm            F-3
Financial Statements
        Consolidated Balance Sheets at December 31, 2005 and 2004            F-4
        Consolidated Statements of Losses for the years ended
        December 31, 2005 and 2004                                           F-5
        Consolidated Statements of Stockholders' Equity for the
        years ended December 31, 2005 and 2004                         F-6 - F-7
        Consolidated Statements of Cash Flows for the years ended
        December 31, 2005 and 2004                                     F-8 - F-9
        Notes to Consolidated Financial Statements                   F-10 - F-28

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS


        REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Swiss Medica, Inc.
Toronto, Ontario

      We have audited the consolidated balance sheets of Swiss Medica, Inc. (the "Company") as of December 31, 2005 and 2004 and the related consolidated statements of losses, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based upon our audits.

      We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note N, the Company is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note N. The accompanying statements do not include any adjustments that might result from the outcome of this uncertainty.


                                     /s/RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                     -------------------------------------------
                                        Russell Bedford Stefanou Mirchandani LLP
                                        Certified Public Accountants
McLean, Virginia
March 24, 2006

                               SWISS MEDICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2005 AND 2004

                                                                                 2005            2004
                                                                              ------------    ------------
ASSETS:
Cash and cash equivalents                                                     $     45,700    $  1,630,559

Restricted cash                                                                    150,000            --

Accounts receivable, net of allowance for doubtful accounts of $29,625 and
$12,763 at December 31, 2005 and December 31, 2004, respectively                 2,932,893          60,412

Inventories (Note B)                                                             2,502,942         616,585

Prepaid expenses and other (Note I)                                                144,816          75,497
                                                                              ------------    ------------

Total current assets                                                             5,776,351       2,383,053

Property and equipment:  (Note D)

Property and equipment:                                                            329,837          54,382

Less: accumulated depreciation                                                      59,030          16,125
                                                                              ------------    ------------

Total property and equipment                                                       270,807          38,257

Other assets:
Intangible assets, net of accumulated amortization of $452,307 and $301,763
at  December 31, 2005 and 2004, respectively (Note C)                              307,442         457,987

Prepaid and other (Note I)                                                         204,480          22,798

Goodwill (Note C)                                                                  500,000            --
                                                                              ------------    ------------

Total other assets                                                               1,011,922         480,785

Total assets                                                                  $  7,059,080    $  2,902,095
                                                                              ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable and accrued liabilities (Note E)                             $  2,653,953    $  1,751,114

Convertible notes payable (Note F)                                                    --           500,000

Notes payable, current portion (Note F)                                          2,186,800         342,000
                                                                              ------------    ------------

Total current liabilities                                                        4,840,753       2,593,114

Accrued liabilities, long-term portion                                              14,463            --
Commitment and contingencies (Note L)                                                 --              --

Stockholders' equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized;
none issued at December 31, 2005 and 2004 (Note G)                                    --              --
Class A Common stock, par value $ .001 per share; 200,000,000 and
100,000,000 shares authorized at December 31, 2005 and 2004, respectively;
98,062,892 and 66,493,654 shares issued at December 31, 2005 and 2004,
respectively (Note G)                                                               98,063          66,494
Class B Common stock, par value $.001 per share; 5,000,000 and 50,000,000 shares authorized at December 31, 2005 and 2004, respectively; 2,000,000
shares issued at December 31, 2005 and  2004 (Note G)                                2,000           2,000

Additional paid-in capital                                                      33,893,323      26,628,843
Accumulated deficit                                                            (31,789,522)    (26,388,356)
                                                                              ------------    ------------

Total stockholders' equity                                                       2,203,864         308,981
Total liabilities and stockholders' equity                                    $  7,059,080    $  2,902,095
                                                                              ============    ============

           See accompanying notes to consolidated financial statements

                               SWISS MEDICA, INC.
                        CONSOLIDATED STATEMENTS OF LOSSES
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                   2005            2004
                                               ------------    ------------
Revenues, net                                  $  6,426,900    $    626,569

Cost of Sales                                     1,322,334         119,798
                                               ------------    ------------

Gross Profit                                      5,104,566         506,771

Operating Expenses:

Research and Development                               --             2,602

Selling, General and Administrative              10,043,125       7,553,742

Depreciation and Amortization (Note C and D)        193,449         195,732
                                               ------------    ------------

Total Operating Expenses                         10,236,574       7,752,076

Loss from Operations                             (5,132,008)     (7,245,305)

Interest Expense, net                              (269,158)         (5,567)

Provision for Income Taxes                             --              --
                                               ------------    ------------
Net Loss                                       $ (5,401,166)   $ (7,250,872)
                                               ============    ============

Loss per common share (basic and assuming
dilution)  (Note K)                            $      (0.06)   $      (0.14)
                                               ============    ============

Weighted average common shares outstanding       87,169,503      51,000,505
                                               ------------    ------------

           See accompanying notes to consolidated financial statements

                               SWISS MEDICA, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                             Class A Common Stock           Class B Common Stock
                                                           -------------------------     -------------------------

                                                             Shares         Amount         Shares         Amount
                                                           ----------     ----------     ----------     ----------
Balance at January 1, 2004                                 26,962,530     $   26,963      2,000,000     $    2,000
Common shares issued in exchange for services rendered
and prepaid service fees                                   15,325,504         15,325             --             --
Common shares issued in exchange for cash, net of
costs and fees                                             19,490,000         19,490             --             --
Common shares issued in exchange for warrants
exercised, net of costs and fees                            4,673,750          4,674             --             --
Common shares issued in exchange for expenses paid by
shareholders                                                   41,870             42             --             --
Warrants issued to consultants in exchange for
services rendered                                                  --             --             --             --
Net loss                                                           --             --             --             --
                                                           ----------     ----------     ----------     ----------
Balance at December 31, 2004                               66,493,654     $   66,494      2,000,000     $    2,000
                                                           ==========     ==========     ==========     ==========


                                                            Additional
                                                              Paid-in        Accumulated
                                                              Capital          Deficit            Total
                                                           ------------     ------------      ------------
Balance at January 1, 2004                                 $ 19,679,507     $(19,137,484)     $    570,986
Common shares issued in exchange for services rendered
and prepaid service fees                                      2,679,980               --         2,695,305
Common shares issued in exchange for cash, net of
costs and fees                                                2,867,010               --         2,886,500
Common shares issued in exchange for warrants
exercised, net of costs and fees                              1,107,514               --         1,112,188
Common shares issued in exchange for expenses paid by
shareholders                                                      7,332               --             7,374
Warrants issued to consultants in exchange for
services rendered                                               287,500               --           287,500
Net loss                                                             --       (7,250,872)       (7,250,872)
                                                           ------------     ------------      ------------
Balance at December 31, 2004                               $ 26,628,843     $(26,388,356)     $    308,981
                                                           ============     ============      ============

           See accompanying notes to consolidated financial statements

                               SWISS MEDICA, INC.
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                Class A Common Stock             Class B Common Stock
                                                            ----------------------------      ---------------------------

                                                               Shares           Amount           Shares          Amount
                                                            -----------      -----------      -----------     -----------
Balance carry forward                                        66,493,654      $    66,494        2,000,000     $     2,000
Common shares issued in exchange for warrants
exercised, net of costs and fees (Note H)                    20,556,500           20,556               --              --
Common shares issued in exchange for options
exercised, net of costs and fees (Note H)                       280,000              280               --              --
General Cosmetics canceled shares                              (250,000)            (250)              --              --
Common shares issued in exchange for services rendered        4,123,673            4,124               --              --
Common shares issued in exchange for financing expenses         388,802              389               --              --
Common shares issued in exchange for interest expenses
and deferred interest                                           465,000              465               --              --
Common shares issued in exchange for previously
incurred debt                                                 3,900,000            3,900               --              --
Warrants issued in exchange for deferred interests                   --               --               --              --
Common shares issued in connection with acquisition of
ADBSI (Note C)                                                2,105,263            2,105               --              --
Net loss                                                             --               --               --              --
                                                            -----------      -----------      -----------     -----------
Balance at December 31, 2005                                 98,062,892      $    98,063        2,000,000     $     2,000
                                                            ===========      ===========      ===========     ===========

                                                            Additional
                                                              Paid-in         Accumulated
                                                              Capital           Deficit            Total
                                                            ------------      ------------      ------------
Balance carry forward                                       $ 26,628,844      $(26,388,356)     $    308,982
Common shares issued in exchange for warrants
exercised, net of costs and fees (Note H)                      4,851,644                --         4,872,200
Common shares issued in exchange for options
exercised, net of costs and fees (Note H)                         27,720                --            28,000
General Cosmetics canceled shares                               (167,250)               --          (167,500)
Common shares issued in exchange for services rendered           742,802                --           746,926
Common shares issued in exchange for financing expenses           49,611                --            50,000
Common shares issued in exchange for interest expenses
and deferred interest                                             78,540                --            79,005
Common shares issued in exchange for previously
incurred debt                                                  1,039,100                --         1,043,000
Warrants issued in exchange for deferred interests                44,417                --            44,417
Common shares issued in connection with acquisition of
ADBSI (Note C)                                                   597,895                --           600,000
Net loss                                                              --        (5,401,166)       (5,401,166)
                                                            ------------      ------------      ------------
Balance at December 31, 2005                                $ 33,893,323      $(31,789,522)     $  2,203,864
                                                            ============      ============      ============

           See accompanying notes to consolidated financial statements

                               SWISS MEDICA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the years ended December 31, 2005 and 2004

                                                                                            2005             2004
                                                                                        -----------      -----------
Cash flows from operating activities:
Net loss                                                                                $(5,401,166)     $(7,250,872)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for sales returns and allowances                                                       --           (5,601)

Common stock issued in exchange for services rendered (Note G)                              746,926        2,665,306

Common stock issued in exchange for financing expenses (Note G)                              50,000               --
Cancellation of common stock issued in prior year in connection with acquisition of
research and development costs (Note G)                                                    (167,500)              --

Common stock issued in exchange for expenses paid by shareholders (Note G)                       --            7,374

Amortization of warrant issued in exchange for deferred financing costs (Note F)              5,069
Common stock issued in exchange for interest expense and amortization of interest
deferred interest (Note G)                                                                   48,045

Warrants issued in exchange for services (Note H)                                                --          287,500

Depreciation and amortization (Note C and D)                                                193,449          195,732

Changes in operating assets and liabilities:

Decrease in prepaid expenses                                                                 74,933           85,393

(Increase) decrease in accounts receivable                                               (2,872,481)          48,206

(Increase) in inventories                                                                (1,879,721)        (608,528)

(Increase) in deposits and other assets                                                     (65,623)         (67,379)

(Decrease) in cash disbursed in excess of available funds                                        --           (3,102)

Increase in accounts payable and accrued liabilities                                      1,960,302        1,566,528
                                                                                        -----------      -----------

Net cash used in operating activities                                                    (7,307,767)      (3,079,443)

Cash flows from investing activities:

Restricted cash - term deposit                                                             (150,000)              --

Net cash paid for acquisition (Note C)                                                      (96,637)              --

Purchase of property and equipment (Note D)                                                (275,455)          (5,630)
                                                                                        -----------      -----------

Net cash used in investing activities                                                      (522,092)          (5,630)

Cash flows from financing activities:

Proceeds from notes payable (Note F)                                                      1,844,800          342,000

Proceeds from sale of common stock, net of costs and fees (Note G)                        4,900,200        3,998,688

Proceeds from (repayments to) convertible debentures (Note F)                              (500,000)         500,000

Proceeds from (repayments to) third party advances                                               --         (126,527)
                                                                                        -----------      -----------

Net cash provided by investing activities                                                 6,245,000        4,714,161

Net increase (decrease) in cash and cash equivalents                                     (1,584,859)       1,629,088

Cash and cash equivalents at the beginning of the year                                    1,630,559            1,471
                                                                                        -----------      -----------
Cash and cash equivalents at the end of the year                                        $    45,700      $ 1,630,559
                                                                                        ===========      ===========

           See accompanying notes to consolidated financial statements

                               SWISS MEDICA, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                 For the years ended December 31, 2005 and 2004

                                                                                           2005           2004
                                                                                        ----------     ----------
Supplemental Disclosures of Cash Flow Information:

Interest paid in cash                                                                   $  269,158     $       --

Income taxes paid in cash                                                                       --             --
Non-cash transactions:

Issuance of common stock in exchange for services (Note G)                                 746,926      2,665,306

Common stock issued in exchange for deferred interest expense (Note G)                      40,505             --

Common stock issued in exchange for interest expenses (Note G)                              38,500             --

Issuance of common stock in exchange for financing expenses (Note G)                        50,000             --

Issuance of common stock in exchange for expenses paid by shareholders (Note G)                 --          7,374
Cancellation of common stock issued in prior year in connection with acquisition of
research and development costs (Note G)                                                    167,500             --

Issuance of Class A common stock in exchange for previously incurred debt (Note G)       1,043,000             --

Warrants issued in exchange for deferred financing costs (Note F)                           44,417             --

Issuance of stock warrants in exchange for services (Note H)                                    --        287,500

Issuance of common stock in exchange for prepaid services fees (Note G)                         --         30,000

Common stock issued in connection with Acquisition of ADBSI                                600,000             --

           See accompanying notes to consolidated financial statements

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business Operations

Swiss Medica, Inc., formerly Global Path Incorporated (the "Company") was reincorporated under the laws of the State of Delaware in September 2001. The Company is engaged in the business of marketing and distributing proprietary bioscience health products, with the focus on chronic ailments.

On March 31, 2005, the Company entered into an Agreement and Plan of Acquisition (the "Acquisition Agreement") with Anti-Depression BioHealth Solutions, Inc., a Florida corporation ("ADBSI") and UTEK Corporation, a Delaware corporation ("UTEK"). All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 restricted shares of Class A common stock of the Company in a transaction accounted for using the purchase method of accounting. As additional consideration pursuant to the terms of the Acquisition Agreement, the Company paid UTEK, the sole shareholder of ADBSI, $96,637 in cash. As a result of the closing under the Acquisition Agreement on March 31, 2005, ADBSI became a wholly-owned subsidiary of the Company (see Note C).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Anti-Depression BioHealth Solutions, Inc. All significant inter-company transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives of the assets.

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 ("SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Net Earnings (Losses) Per Common Share

The Company computes earnings (losses) per share under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Net earnings (losses) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company's stock options and warrants (calculated using the treasury stock method). During the year ended December 31, 2005 and 2004, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue  from product  sales,  the Company  follows a policy of  recognizing revenues  as  products  are  shipped.  The the  Company  recognizes  revenue  in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred advertising costs of $3,759,785 and $809,789 for the years ended December 31, 2005 and 2004, respectively.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs." Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. During the year ended December 31, 2005 and 2004, the Company's expenditures on research and product development were immaterial.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at the rates of exchange at the balance sheet date, and related revenue and expenses are translated at average monthly exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in the statement of income.

The Company's primary office is located in Canada. However, the Company's management has determined to use US Dollar as its functional and reporting currency based upon consideration of economic and other factors. The books of record are consistently maintained in US Dollar. Accordingly, translation of functional currency into the reporting currency is obviated.

Liquidity

As shown in the accompanying financial statements, the Company incurred a net loss of $5,401,166 and $7,250,872 for the year ended December 31, 2005 and 2004, respectively. The Company's current assets exceeded its current liabilities by $935,598 as of December 31, 2005.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $29,625 and $12,763 at December 31, 2005 and 2004, respectively.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Stock Based Compensation

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS No. 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2005 and 2004 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note H):

                                                                              2005             2004
                                                                          -----------      -----------
Net loss - as reported                                                    $(5,401,166)     $(7,250,872)
Add:  Total stock based  employee  compensation  expense as reported
under  intrinsic value method (APB. No. 25)                                        --               --

Deduct:  Total stock based employee  compensation expense as reported
under fair value based method (SFAS No. 123)                                 (226,570)              --

Net loss - Pro Forma                                                      $(5,627,736)     $(7,250,872)
                                                                          ===========      ===========
Net loss attributable to common stockholders - Pro forma                  $(5,627,736)     $(7,250,872)
                                                                          ===========      ===========
Basic (and assuming dilution) loss per share - as reported                $     (0.06)     $     (0.14)
                                                                          ===========      ===========
Basic (and assuming dilution) loss per share - Pro forma                  $     (0.06)     $     (0.14)
                                                                          ===========      ===========

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Based Compensation (Continued)

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. The Company has previously issued employee stock options for which no expense has been recognized, and which will not be fully vested as of the effective date of SFAS No. 123R.

Segment Information

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

New Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (Continued)

On February 16, 2006 the FASB issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories primarily consist of cosmetic oils and packaging materials. Components of inventories as of December 31, 2005 and 2004 are as follows:

                                  2005                  2004
                               ----------            ----------
     Raw Materials             $  854,424            $  172,652
     Finished Goods             1,648,518               443,933
                               ----------            ----------
                               $2,502,942            $  616,585
                               ==========            ==========

NOTE C - BUSINESS COMBINATIONS

General Cosmetics Corporation.

On May 20, 2003 the Company acquired equipment, nine patented bioscience products and related intangible assets from General Cosmetics Corporation. In consideration for the acquisition of the tangible and intangible assets, the Company issued a total of 6,750,000 shares of restricted common stock. The stock that was issued in this transaction was valued at 85 percent of its average closing price ten days prior to and after May 21, 2003. The cost of the tangible and intangible assets acquired is the fair value of the Company's common stock issued of $4,532,627. In connection with the acquisition of the tangible and intangible assets, the Company acquired $3,724,125 of research and development assets which were charged to operations during the year ended December 31, 2003.

The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE C - BUSINESS COMBINATIONS (Continued)

General Cosmetics Corporation. (Continued)

The intangible assets acquired from General Cosmetics and carrying value at December 31, 2004 are:

                                                                                                           Weighted Average
                                     Gross Carrying       Accumulated                          Residual      Amortization
                                         Amount          Amortization             Net            Value       Period (Years)
                                        ---------          ---------           ---------       ----------  -----------------
Amortizable Intangible Assets:
Patents                                 $ 563,250          $(183,056)          $ 380,194          $  --            5.0
Customer Mailing Lists                     30,000             (9,750)             20,250             --            5.0
Trademarks                                 45,000            (14,625)             30,375             --            5.0
Non-compete agreements                    112,500            (91,406)             21,094             --            2.0
Other                                       9,000             (2,926)              6,074             --            5.0
                                        ---------          ---------           ---------          -----          ------
Total                                   $ 759,750          $(301,763)          $ 457,987          $  --            4.6
                                        =========          =========           =========          =====          ======

The intangible assets acquired from General Cosmetics and carrying value at December 31, 2005 are:

                                                                                                           Weighted Average
                                     Gross Carrying       Accumulated                          Residual      Amortization
                                         Amount          Amortization             Net            Value       Period (Years)
                                        ---------          ---------           ---------       ----------  -----------------
Amortizable Intangible Assets:
Patents                                 $ 563,250          $(295,708)          $ 267,542          $    --            5.0
Customer Mailing Lists                     30,000            (15,750)             14,250               --            5.0
Trademarks                                 45,000            (23,625)             21,375               --            5.0
Non-compete agreements                    112,500           (112,500)                 --               --            2.0
Other                                       9,000             (4,725)              4,275               --            5.0
                                        ---------          ---------           ---------          -------          ------
Total                                   $ 759,750          $(452,308)          $ 307,442          $    --            4.6
                                        =========          =========           =========          =======          ======

Total amortization expense charged to operations for the year ended December 31, 2005 and 2004 were $150,545 and $185,701, respectively.

Estimated amortization expense as of December 31, 2005 is as follows:

           2006              $129,450
           2007               129,450
           2008                48,542
                             --------
           Total             $307,442
                             ========

Anti-Depression BioHealth Solutions, Inc.

On March 31, 2005, Swiss Medica, Inc., a Delaware corporation (the "Company"), Anti-Depression BioHealth Solutions, Inc., a Florida corporation ("ADBSI") and UTEK Corporation, a Delaware corporation ("UTEK") entered into an Agreement and Plan of Acquisition (the "Acquisition Agreement"). ADBSI was formed in March 2005, owned minimal assets ,had no liabilities and no business activities prior to this transaction. The acquisition of ADBSI was completed pursuant to the terms of the Acquisition Agreement and closed on March 31, 2005. All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 restricted shares of Class A common stock of the Company in a transaction accounted for using the purchase method of accounting. As additional consideration pursuant to the terms of the Acquisition Agreement, the Company paid UTEK, the sole shareholder of ADBSI, $96,637 in cash. As a result of the closing under the Acquisition Agreement, ADBSI became a wholly-owned subsidiary of the Company.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE C - BUSINESS COMBINATIONS (Continued)

Anti-Depression BioHealth Solutions, Inc. (Continued)

The following summarizes the acquisition of ADBSI:

Assets acquired                                                $ 196,637
Goodwill                                                         500,000
                                                               ---------
Total purchase price                                           $ 696,637
                                                               =========

Issuance of 2,105,263 shares of common stock (Note G)          $ 600,000
Cash paid                                                         96,637
                                                               ---------
Total purchase price                                           $ 696,637
                                                               =========

The Company valued the common stock issued to the UTEK at $0.285 per share, which approximated the fair value of the Company's common stock at the date of acquisition. The Company has recorded the carryover basis of the net assets acquired, which did not differ materially from their fair value and its operating results have been included in the Company's consolidated financial statements since the date of purchase. The Company believes the acquisition resulted in the recognition of goodwill primarily because of its industry position, management strength and potential to serve as a platform for consolidation. At December 31, 2005, the goodwill value was tested for impairment using the discounted cash flow approach and the goodwill was determined to not be impaired.

Option Agreement: On March 31, 2005, in connection with the Acquisition Agreement, ADBSI obtained a 48-month exclusive option to acquire an exclusive license to Nutraceutical intellectual property and products developed or manufactured using the Nutraceutical intellectual property from Back Bay Scientific, Inc., a Delaware corporation ("Back Bay") pursuant to the terms of the Option Agreement. ADBSI may exercise this option after receipt of Back Bay's notice of completion of the development of Nutraceutical intellectual property or related products, or upon termination of an existing license agreement relating to the Nutraceutical technology. In consideration for the Option, ADBSI agreed to pay Back Bay $60,000 in four equal payments of $15,000. The first payment was made upon the effectiveness of the Option Agreement, and the remaining three payments are due on the first, second and third anniversary dates of the Option Agreement. ADBSI has already paid the first $15,000 installment.

License Agreement: ADBSI's assets include an exclusive license to, among other things, develop and market patented and proprietary PMS Escape product pursuant to the Patent License Agreement. This royalty-bearing exclusive license gives ADBSI rights to use, manufacture and distribute the PMS Escape product or any other product developed from certain patent rights licensed to Back Bay in the United States and Canada. This agreement also gives ADBSI the rights to use all intellectual property related to PMS Escape, except the patent rights, in connection with the marketing, sale and distribution of the product. Upon the execution of this agreement, ADBSI agrees to pay a one-time, non-refundable fee of $125,000 to Back Bay and to prepay for Back Bay's finished PMS Escape and packaging inventory. The $125,000 fee was paid on ADBSI's behalf by UTEK.

Prepaid Expense: ADBSI also entered into a Consulting Agreement with Back Bay and its principals on March 31, 2005. Pursuant to the terms of the Consulting Agreement, Back Bay's principals will provide consulting services relating to PMS Escape and other products to which ADBSI obtains rights under the Patent License Agreement. The initial term of the Consulting Agreement expires on April 1, 2009 and automatically renews for additional one-year terms. In consideration for the Consulting Agreement, ADBSI agreed to pay Back Bay $200,000 in four equal payments of $50,000. The first payment was made upon the effectiveness of the Consulting Agreement, and the remaining three payments are due on the first, second and third anniversary dates of the Consulting Agreement.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE D - PROPERTY AND EQUIPMENT

During the years ended December 31, 2005 and 2004, the Company also acquired furniture and equipment for its facilities in Texas and Toronto. Property and equipment are depreciated over their estimated useful life of 5 years. Property and equipment at December 31, 2005 and 2004 consists of the following:

                                                2005                2004
                                              ---------           ---------
  Office furniture and equipment              $ 329,837           $  54,382
  Accumulated depreciation                      (59,030)            (16,125)
                                              ---------           ---------
                                              $ 270,807           $  38,257
                                              =========           =========

Depreciation expense included as a charge to operations amounted to $42,905 and $10,031 for the year ended December 31, 2005 and 2004, respectively.

NOTE E - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2005 and 2004 are as follows:
                                                2005                2004
                                              ----------          ----------
Accounts payable                              $2,600,196          $  529,694
Other accrued expenses                            53,757           1,191,420
Litigation (Note L)                                   --              30,000
                                              ----------          ----------
  Total                                       $2,653,953          $1,751,114
                                              ==========          ==========

NOTE F - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

A summary of notes payable and convertible promissory notes payable at December 31, 2005 and 2004 is as follows:

                                                                         December 31, 2005         December 31, 2004
                                                                         -----------------         -----------------
Notes payable to Strategic Equity Corp.; interest rate 24% per               $     --                   $237,000
annum; interest only payable monthly, maturity date is June 5,
2005. (a)

Notes payable to Strategic Equity Corp.; interest rate 24% per                621,600                         --
annum; interest only payable monthly, maturity date is June 5,
2006. (b)

Notes payable to Strategic Equity Corp.; interest rate 24% per                554,400                         --
annum; interest only payable monthly, maturity date is April 28,
2006. (c)

Notes payable to Double U Master Fund.; interest rate 24% per                 560,000                         --
annum; interest only payable monthly, maturity date is June 20,
2006. (d)

Notes payable to Double U Master Fund.; interest rate 24% per                 250,000                         --
annum; interest only payable monthly, maturity date is June 20,
2006. (e)

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE F - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (Continued)


(Continued)

                                                                         December 31, 2005     December 31, 2004
                                                                         -----------------     -----------------
Notes payable to Cigam Trust.; interest rate 18% per annum;                      50,000                    --
interest only payable monthly, maturity date is in June  2006. (f)

Notes payable to G. Feldbaum.; interest rate 18% per annum;                      50,000                    --
interest only payable monthly, maturity date is in June  2006. (f)

Notes payable to Goulet.; interest rate 20% per annum; interest                  84,000                    --
only payable monthly, maturity date is in February  2006. (h)

Notes payable on demand; interest rate 18% per annum; interest                   16,800                    --
only payable monthly. (i)

Notes payable to Strategic Equity Corp.; non-interest bearing, with $59,167 of principal due and payable on or before January 5,
2005, $9,167 on or before February 5, 2005, $9,167 on or before
March 5, 2005, $9,167 on or before April 5, 2005, $9,167 on or
before May 5, 2005, and $9,165 on or before June 5, 2005 (a)                         --               105,000

Convertible notes payable to Highgate House, LP and Montgomery
Equity Partners, LP; interest at 7% per annum, with a maturity date of 210 days from the issuance. The Company granted the
noteholder a security interest in substantially all of the
Company's assets.(g)                                                                 --               500,000
                                                                            -----------           -----------
Total                                                                         2,186,800               842,000
Less: current portion                                                        (2,186,800)             (842,000)
                                                                            -----------           -----------
Long term portion                                                           $        --           $        --
                                                                            ===========           ===========

a) Notes Payable: In December 2004, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Strategic Equity Corp. ("Strategic Equity") for the sum of $600,000 Canadian Dollar (CAD) (approximately $474,000 USD) of loans, in two equal installments of $300,000 CAD ($237,000 USD) with the first installment being delivered to the Company on or before December 7, 2004, and the second installment being delivered to the Company on or before January 3, 2005, and an additional $105,000 USD of loan proceeds being delivered to the Company on or before December 7, 2004. Pursuant to the Agreement, the Company issued to Strategic Equity warrants to purchase an aggregate of 350,000 shares of the Company's Class A common stock at $0.42 per share, exercisable at any time after the issuance and expiring on the day prior to the 5th anniversary of the warrant issue date. As of March 31, 2005, the Company had issued to Strategic Equity three promissory notes, two in the amount of $300,000 CAD (approximately $237,000 USD) and the third in the amount of $105,000 USD. The first two promissory notes in the amount of $300,000 CAD each are interest only payable monthly at 24% per annum with the maturity dates on June 5, 2005. The promissory note in the amount of $105,000 USD is non-interest bearing, with $59,167 of principal due at January 5, 2005 and subsequent payments of $9,167 on or before February 5, 2005, $9,167 on or before March 5, 2005, $9,167 on or before April 5,
      2005, $9,167 on or before May 5, 2005, and $9,165 on or before June 5, 2005. The promissory notes are secured by the Company's assets. These notes were cancelled on June 5, 2005 and the Company and Strategic Equity Corp. entered into new note agreements as described in item (b).

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE F - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (Continued)

b) Notes Payable: On June 6, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Strategic Equity Corp. ("Strategic Equity") for the sum of $660,000 Canadian Dollar (CAD) (approximately $534,600 USD) being delivered to the Company on or before June 6, 2005. Pursuant to the Agreement, the Company issued to Strategic Equity 100,000 shares of the Company's Class A common stock as extra financing charges. The Company valued the common shares issued at $0.30 per share, and the value of common shares issued was charged to operations during the year ended December 31, 2005. The promissory note in the amount of $660,000 CAD is interest only payable monthly at 24% per annum with the maturity dates on December 5, 2005. This note was cancelled on December 5, 2005 and replaced with a new note for the sum of $740,000 CAD (approximately $621,600 USD). Pursuant to the Agreement, the Company issued to Strategic Equity 70,000 warrants to purchase an aggregate of 70,000 shares of the Company's Class A common stock, at $0.20 per share, exercisable at any time after the issuance and expiring on the day prior to the 3rd anniversary of the warrant issue date. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of three years, a risk free interest rate of 4.5%, a volatility of 220% and a deemed fair value of common stock of $0.14 which was the closing price of the Company's common stock on December 5, 2005. The Company valued the warrants granted in the amount of $9,177, and accounted for as a deferred financing cost. The deferred financing cost is amortized and charged to operations over the term of the note. During the year ended December 31, 2005, $1,311 of non-cash interest expense was charged to operations in connection with the amortization of deferred financing cost. The promissory note in the amount of $740,000 CAD is interest only payable monthly at 24% per annum with the maturity dates on June 5, 2006. The promissory note is secured by the Company's trade accounts receivable.

c) Notes Payable: On October 28, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Strategic Equity Corp. ("Strategic Equity") for the sum of $660,000 Canadian Dollar (CAD) (approximately $554,400 USD) being delivered to the Company on or before October 28, 2005. Pursuant to the Agreement, the Company issued to Strategic Equity 175,000 shares of the Company's Class A common stock as extra financing charges. The Company valued the common shares issued at $0.129 per share, and the value of common shares issued was charged to operations during the year ended December 31, 2005. The Company also issued to Strategic Equity 50,000 warrants to purchase an aggregate of 50,000 shares of the Company's Class A common stock, at $0.20 per share, exercisable at any time after the issuance and expiring on the day prior to the 3rd anniversary of the warrant issue date. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of three years, a risk free interest rate of 4.5%, a volatility of 220% and a deemed fair value of common stock of $0.12 which was the closing price of the Company's common stock on October 28, 2005. The Company valued the warrants granted in the amount of $5,590, and accounted for as a deferred financing cost. The deferred financing cost is amortized and charged to operations over the term of the note. During the year ended December 31, 2005, $1,966 of non-cash interest expense was charged to operations in connection with the amortization of deferred financing cost. The promissory note in the amount of $660,000 CAD is interest only payable monthly at 24% per annum with the maturity dates on October 28, 2006. The promissory note is secured by the Company's trade accounts receivable and a security charge over all unsecured assets of the Company.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE F - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (Continued)

d) Notes Payable: On June 21, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Double U Master Fund for the sum of $560,000 being delivered to the Company on or before June 21, 2005. The promissory note in the amount of $560,000 is interest only payable monthly at 15% per annum with the maturity dates on December 20, 2005. The promissory note was secured by the Company's inventory and accounts receivable. This note was cancelled on December 20, 2005 and replaced with a new note for the sum of $560,000 being delivered to the Company on or before December 20, 2005. Pursuant to the Agreement, the Company issued to U Master Fund warrants to purchase an aggregate of 250,000 shares of the Company's Class A common stock, at $0.20 per share, exercisable at any time after the issuance and expiring on the day prior to the 5th anniversary of the effective date of the Company's next Registration Statements. The Company plans on filing its next Registration Statement in May or June 2006. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of
      5.50 years, a risk free interest rate of 4.5%, a volatility of 220% and a deemed fair value of common stock of $0.12 which was the closing price of the Company's common stock on December 20, 2005. The Company valued the warrants granted in the amount of $29,650, and accounted for as a deferred financing cost. The deferred financing cost is amortized and charged to operations over the term of the note. During the year ended December 31, 2005, $1,792 of non-cash interest expense was charged to operations in connection with the amortization of deferred financing cost The promissory note in the amount of $560,000 is interest only payable monthly at 24% per annum with the maturity dates on June 20, 2006. The promissory note is secured by the Company's inventory and accounts receivable.

e) Notes Payable: On December 20, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Double U Master Fund for the sum of $250,000 being delivered to the Company on or before December 20, 2005. The promissory note in the amount of $250,000 is interest only payable monthly at 24% per annum with the maturity dates on June 20, 2006. The promissory note is secured by the Company's accounts receivable.

f) Notes Payable: On June 10 and June 13, 2005, the Company entered into an Agreement with each of Cigham Trust and G. Feldbaum for the sum of $50,000 being delivered to the Company on or before June 10 and June 13, 2005 respectively. Pursuant to the Agreement, the Company issued to each of Cigham and Feldbaum, 10,000 shares of the Company's Class A common stock at approximately $0.30 per share. Interest expense of $5,900 was charged to operations during the year ended December 31, 2005. The promissory notes each in the amount of $50,000 is interest only payable monthly at 15% per annum with the maturity dates on June 9, 2006 and June 12, 2006 respectively.

g) Convertible Notes Payable: On December 23, 2004, the Company entered into a Securities Purchase Agreement with Highgate House, LP ("Highgate") and Montgomery Equity Partners, LP ("Montgomery"). Pursuant to the Securities Purchase Agreement, the Company was to issue convertible-redeemable debentures to Highgate and Montgomery in the original principal amount of $1,000,000, collectively. The $1,000,000 was to be disbursed as follows:
      $500,000 was disbursed on December 28, 2004 (the "First Traunche") and $500,000 was to be disbursed within five days of the filing of a registration statement related to the shares issuable upon conversion of the convertible debentures ("Second Traunche"). As of December 31, 2004, immediately after the issuance of the convertible notes payable, the Company's management approved the termination of Securities Purchase Agreement with Highgate and Montgomery, and a Termination Agreement was finalized and entered into on January 19, 2005. At December 31, 2004, the Company had accrued $125,000 of financing charges in connection with the redemption of the convertible debentures. The Company also has included in its accrued liabilities of 250,000 common shares to be issued, valued at the fair market value of the Company's common stock at the date the management proved the Termination Agreement. The Securities Purchase Agreement was accordingly terminated without the Second Traunche being funded, and the First Traunche has been redeemed for $625,000 plus accrued interest in January 2005. The 250,000 shares of common stock were also issued in January 2005.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE F - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (Continued)

h) Notes Payable: On August 3, 2005, the Company entered into an Agreement for the sum of $100,000 Canadian Dollar (CAD) (approximately $84,000 USD) being delivered to the Company on or before August 3, 2005 respectively. The promissory note in the amount of $100,000 (CAD) is interest only payable monthly at 20% per annum with the maturity date on February 3, 2006. This note is unsecured. Subsequent to the date of the financial statements, this note was renewed and extended maturity date is in August 2006.

i) Demand Note: On July 5, 2005, the Company entered into an Agreement for the sum of $20,000 Canadian Dollar (CAD) (approximately $16,800 USD) being delivered to the Company on or before July 5, 2005 respectively. The promissory note in the amount of $20,000 (CAD) is interest only payable monthly at 18% per annum and is due upon demand. This note is unsecured.

NOTE G - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with par value $.001 per share, 200,000,000 shares of Class A common stock with par value of $.001 per share, and 5,000,000 shares of Class B common stock with par value $.001 per share. On June 27, 2005, the Company's Board of Directors and Shareholders approved resolutions to increase the total number of authorized shares of the Company's capital stock from 160,000,000 shares to 215,000,000 shares as follows: (1) increase the authorized number of shares of Class A Common Stock from 100,000,000 shares to 200,000,000 shares and (2) to decrease the authorized number of shares of Class B Common Stock from 50,000,000 shares to 5,000,000 shares. Authorized share for preferred shares were kept unchanged at 10,000,000 shares of preferred stock with par value $.001 per share. On November 27, 2002, the Company effected a "one-for-one hundred" reverse stock split of its outstanding shares of Class A common stock. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split.

As of December 31, 2005 and 2004, the Company has no preferred stock issued and outstanding. The Company has 98,062,892 and 66,493,654 shares of Class A common stock issued and outstanding at December 31, 2005 and 2004, respectively. The Company also has issued and outstanding 2,000,000 shares of Class B common stock at December 31, 2005 and 2004.

For the year ended December 31, 2004, the Company issued an aggregate of 15,325,504 shares of Class A common stock to attorneys and consultants for services rendered in the amount of $2,665,306 and prepaid service fees of $30,000. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company also issued an aggregate of 19,490,000 shares of Class A common stock in exchange for $2,886,500 of proceeds, net of costs and fees. The Company issued an aggregate of 4,673,750 shares of Class A common stock in exchange for warrants exercised (Note H) at $0.16 to $0.25 per share for a total proceeds of $1,112,188, net of costs and fees. The Company issued an aggregate of 41,870 shares of Class A common stock in exchange for $7,374 of expenses paid by shareholders.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE G - CAPITAL STOCK (Continued)

For the year ended December 31, 2005, the Company issued an aggregate of 4,123,673 shares of Class A common stock to attorneys and consultants for services rendered in the amount of $746,926. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company issued an aggregate of 3,900,000 shares of Class A common stock in exchange for $1,043,000 of accrued liabilities. The Company issued an aggregate of 20,556,500 shares of Class A common stock in exchange for warrants exercised (Note H) at $0.16 to $0.30 per share for total gross proceeds of $4,872,200. The Company issued an aggregate of 388,802 shares of common stock in exchange for financing expense of $50,000 (Note F), and 465,000 shares of common stock in exchange for deferred interest and interest expense of $79,005 (Note F). Additionally, the Company issued an aggregate of 2,105,263 shares of Class A common stock, valued at $600,000, in connection with acquisition of ADBSI (Note C). The Company cancelled 250,000 shares of common stock issued in prior year in exchange for research and development costs in the amount of $167,500. The Company issued an aggregate of 280,000 shares of Class A common stock in exchange for options exercised (Note
H) at $0.10 per share.

In June 2005, the Company entered into a Class B Common Stock Conversion Agreement (the "Agreement") with its Chief Executive Officer ("Holder"). Holder is the only holder of shares of Company's Class B common stock. The Agreement provides that upon the occurrence of certain events, the Company shall convert shares of its Class B common stock into shares of its Class A common stock at a ratio of five (5) Class A shares for every one Class B share. As of December 31, 2005, the conversion has not occurred.

NOTE H - OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock. These warrants were granted in lieu of cash compensation for services performed or in connection with debt or equity financing, each warrant to purchase one share of the Company's Class A common stock.

                         Warrants Outstanding                                       Warrants Exercisable
                         --------------------                                       --------------------
                                      Weighted Average
                                          Remaining
                        Number        Contractual Life      Weighted Average        Number        Weighted Average
 Exercise Prices     Outstanding           (Years)           Exercise Price       Exercisable      Exercise Price
----------------     -----------      ----------------      ----------------      -----------      --------------
$   75.00                 8,675              1.01                 $   75.00            8,675          $   75.00
     0.42               350,000              3.93                      0.42          350,000               0.42
     0.30             5,625,000              1.25                      0.30        5,625,000               0.30
     0.20             7,021,000              1.55                      0.20        7,021,000               0.20
                     ----------          --------                 ---------       ----------          ---------
                     13,004,675              1.48                 $    0.30       13,004,675          $    0.30
                     ==========          ========                 =========       ==========          =========

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE H - OPTIONS AND WARRANTS (Continued)

Warrants (Continued)

Transactions involving warrants issued to non-employees are summarized as follows:

                                                                     Weighted
                                                                  Average Price
                                              Number of Warrants     Per Share
                                              ------------------     ---------

      Outstanding at December 31, 2003               208,675         $   3.69
         Granted                                  31,796,250             0.30
         Exercised (Note G)                       (4,673,750)            0.24
         Canceled or expired                              --            --
                                                 -----------         --------
      Outstanding at December 31, 2004            27,331,175         $   0.34
                                                 ===========         ========
         Granted                                   6,495,000             0.30
         Exercised (Note G)                      (20,556,500)            0.24
         Canceled or expired                        (265,000)            0.25
                                                 -----------         --------
      Outstanding at December 31, 2005            13,004,675         $   0.30
                                                 ===========         ========

The weighted-average fair value of warrants granted to non-employees during the years ended December 31, 2005 and 2004 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                                           2005                2004
                                                                       ------------       ---------------
      Significant assumptions (weighted-average):

         Risk-free interest rate at grant date                                  4.5%                 1.25%
         Expected stock price volatility                                        220%                   33%
         Expected dividend payout                                                --                    --
         Expected warrant life-years (a)                               1 to 5 years       0.78 to 5 years

      (a)The expected warrant life is based on contractual expiration dates.

During the year ended December 31, 2005 and 2004, the Company granted an aggregate of 6,495,000 and 29,652,500 warrants to investors in connection with debt and equity financing. The Company fair valued the warrants granted in connection with debt financing and accounted for as deferred financing costs. The deferred financing cost is amortized and charged to operations over the term of the note (Note F). The Company granted 2,143,750 compensatory warrants to an attorney and consultants in exchange for services during the years ended December 31, 2004. The amount of the expense charged to operations in connection with granting the compensatory warrants was $287,500 for the year ended December 31, 2004.

Employee Stock Options

The following table summarizes the changes in stock options outstanding and the related prices for the shares of the Company's common stock issued to employees and directors, provided that no stock options vested prior to October 6, 2005.

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE H - OPTIONS AND WARRANTS (Continued)

Employee Stock Options (Continued)

                         Options Outstanding                                        Options Exercisable
                         --------------------                                       --------------------
                                      Weighted Average
                                          Remaining
                        Number        Contractual Life      Weighted Average        Number        Weighted Average
 Exercise Prices     Outstanding           (Years)           Exercise Price       Exercisable      Exercise Price
----------------     -----------      ----------------      ----------------      -----------      --------------
$     0.10              2,961,098              3.77             $   0.10              2,763,049       $   0.10

      0.25                168,902              4.84                 0.25                     --             --
                       ----------          --------             --------          -------------       --------
                        3,130,000              3.83             $   0.11              2,763,049       $   0.10
                       ==========          ========             ========          =============       ========

Transactions involving stock options issued to employees and directors are summarized as follows:

                                                                      Weighted
                                                                   Average Price
                                              Number of Options       Per Share
                                                 ----------           --------

       Outstanding at December 31, 2003                  --           $     --
          Granted                                 3,431,098               0.10
          Exercised                                      --                 --
          Canceled or expired                            --                 --
                                                 ----------           --------
       Outstanding at December 31, 2004           3,431,098           $   0.10
                                                 ==========           ========
          Granted                                   168,902               0.25
          Exercised (Note G)                       (280,000)              0.10
          Canceled or expired                      (190,000)              0.10
                                                 ----------           --------
       Outstanding at December 31, 2005           3,130,000           $   0.11
                                                 ==========           ========

The estimated value of the employee stock options vested during the year ended December 31, 2005 was determined using the Black-Scholes option pricing model and the following assumptions: expected option life of 5 years, a risk free interest rate of 3.875%, a dividend yield of 0% and volatility of 115%. If the Company recognized compensation cost for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share would have been $(5,627,736) and $(0.06), respectively, for the year ended December 31, 2005; and $(7,250,872) and $(0.14), respectively, for the year ended December 31, 2004.

NOTE I - PREPAID EXPENSES AND OTHER

Prepaid expenses and other assets at December 31, 2005 and 2004 are as follows:

                                                                  2005              2004
                                                                --------          --------
          Prepaid Services Fees                                 $ 71,321          $ 30,000
          Prepaid Insurance                                       51,065            24,223

          License Agreement, net (Note C)                        106,250                --

          Deferred financing costs, net (Note F and G)            70,308                --
          Other prepaid expenses                                  50,352            44,072
                                                                --------          --------
          Total                                                 $349,296          $ 98,295
                                                                ========          ========

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE J - INCOME TAXES

Statement of Financial Accounting Standards No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $31,789,000 which expires through 2024, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is approximately $11,126,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, because in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized.

Components of deferred tax assets as of December 31, 2005 are as follows:

          Non current:
             Net operating loss carryforward          $ 11,126,000

             Valuation allowance                       (11,126,000)
                                                      ------------
             Net deferred tax asset                   $         --
                                                      ============

NOTE K - LOSSES PER COMMON SHARE

The following table presents the computation of basic and diluted loss per share:

                                                                               2005                  2004
                                                                           ------------          ------------
          Net loss available for common shareholders                       $ (5,401,166)         $ (7,250,872)
                                                                           ============          ============
          Basic and fully diluted loss per share                           $      (0.06)         $      (0.14)
                                                                           ============          ============
          Weighted average common shares outstanding, as adjusted            87,169,503            51,000,505
                                                                           ============          ============

For the years  ended  December  31,  2005 and 2004,  12,897,474  and  10,347,571
potential shares, respectively, were excluded from shares used to calculate diluted losses per share as their inclusion would reduce net losses per share. In November 2002 a one (1) for one hundred (100) reverse stock split of the Company's common stock was effected (See Note G). Accordingly, all historical weighted average share and per share amounts have been restated to reflect the reverse stock split.

NOTE L - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases office and warehouse facilities on a four year lease basis in Richardson, Texas, expiring April 1, 2009. Monthly rents under the lease are $1694. The Company leases office space in Toronto, Canada on a quarterly basis at approximately $4,554 per month. The Company leases office space and warehouse facilities Vancouver, Canada, on a two-year lease expiring July 2006, at approximately $4,240 per month.

Rental expenses charged to operations during the year ended December 31, 2005 and 2004 were $99,646 and $54,667, respectively. Commitments for minimum rentals under non cancelable leases at December 31, 2005 are as follows:

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE L - COMMITMENTS AND CONTINGENCIES (Continued)

Lease Commitments (Continued)

           2006          $ 59,430
           2007            20,328
           2008            20,328
           2009             5,082
                         --------
          Total          $105,168
                         ========

Employment and Consulting Agreements

There are no employment agreements currently in place for the Company's senior management.

The Company has consulting  agreements  with certain of its key  employees,  and consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable from year to year unless either the Company, or consultants terminates such engagement by written notice.

Commitments

On March 31, 2005, in connection with the Acquisition Agreement, ADBSI obtained a 48-month exclusive option ("Option Agreement") to acquire an exclusive license to Nutraceutical intellectual property and products developed or manufactured using the Nutraceutical intellectual property from Back Bay Scientific, Inc (Note B). In consideration for the option, ADBSI agreed to pay Back Bay $60,000 in four equal payments of $15,000. The first payment was made upon the effectiveness of the Option Agreement on March 31, 2005, and the remaining three payments are due on the first, second and third anniversary dates of the Option Agreement.

On March 31, 2005, ADBSI entered into a Consulting Agreement with Back Bay and its principals (Note C). In consideration for the Consulting Agreement, ADBSI agreed to pay Back Bay $200,000 in four equal payments of $50,000. The first payment was made upon the effectiveness of the Consulting Agreement on March 31, 2005, and the remaining three payments are due on the first, second and third anniversary dates of the Consulting Agreement.

On February 8, 2005 the Company entered into an agreement with UPS Supply Chain Solutions to handle warehousing and distribution services on behalf of the Company, for the warehousing and distribution of its products from three strategically located warehouses in the U.S. On February 8, 2005 the Company issued an irrevocable letter of credit in the amount of $150,000 in favor of UPS Supply Chain Solutions as security for these services to be rendered. The maturity date of the letter of credit is in February 2006. The Company has accounted for the letter of credit as restricted cash included in the accompanying financial statements. Subsequent to the date of the financial statements, the Company has renewed and extended the maturity date to February 2007.

On July 15, 2005 the Company entered into a license agreement with the National Fibromyalgia Association ("NFA") for the right to use NFA's Seal of Approval. Swiss Medica shall pay to NFA a licensing contribution equal to $0.25 for each package of 'one ounce' or 'twenty pack' 'O24 Fibromyalgia' product sold and for which Swiss Medica collects payment. The minimum monthly payment shall be $10,000 under the agreement (starting October 2005) with a minimum annual fee of $200,000.

Pursuant to a Commitment Letter dated as of December 23, 2005, as amended, by and between the Company and Reid Partners 1 Inc. ("Lender"), the Company borrowed on a non-revolving basis, $400,000 CAD ($346,000 USD). On January 4, 2006, the Company received the proceeds from Lender and executed a promissory note ("Note") in the principal amount of $425,000 CAD ($368,000 USD).

                               SWISS MEDICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE L - COMMITMENTS AND CONTINGENCIES (Continued)

Litigation

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE M - MAJOR CUSTOMERS AND VENDORS

Revenue from five (5) major customers, which accounted for greater than 10% of total sales, approximated $4,794,000 or 75% of sales for the year ended December 31, 2005, and one (1) major customer with total sales of 445,000 or 71% of sales for the year ended December 31, 2004. One of the major customers with total sales of aproximately $380,000 during the fiscal year 2005 became a related party subsequent to the date of the financial statements. The customer was an entity controlled by Mr. Sam Halim, who joined the Board of Directors of the Company on February 20, 2006.

Total purchases from three (3) major suppliers, each accounted for greater than 10% of total purchase, approximated $1,555,000 or 56% of purchases for the year ended December 31, 2005. Total accounts payable of $221,647, or 9% of total accounts payable was due to these three suppliers as of December 31, 2005. Total purchases from five (5) major supplier, which accounted for more than 10% of total purchase, approximated $631,360 or 85% of purchases for the year ended December 31, 2004. Total accounts payable of $129,753, or 25% of total accounts payable was due to these supplier as of December 31, 2004.

NOTE N - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended December 31, 2005 and 2004, the Company incurred losses of $5,401,166 and $7,250,872, respectively. The Company's current assets exceeded its current liabilities by $935,598 and the accumulated deficit amounted to $31,789,522 as of December 31, 2005. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through continued growth, distribution and sale of its products, and additional equity investment in the Company. The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursuing additional debt and equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

                               SWISS MEDICA, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                            (Unaudited)            (Audited)
                                                           March 31, 2006      December 31, 2005
                                                          ----------------     -----------------
ASSETS:
Cash and cash equivalents                                 $         32,860      $         45,700

Restricted Cash                                                    150,000               150,000

Accounts receivable, net of allowance for doubtful               2,961,061             2,932,893
account of $29,910 and $29,625 at March 31, 2006 and
December 31, 2005, respectively

Inventories (Note B)                                             2,192,194             2,502,942

Prepaid expenses and deposits (Note G)                             170,279               144,816
                                                          ----------------      ----------------
Total current assets                                             5,506,394             5,776,351

Property and equipment:

Property and equipment, at cost                                    329,837               329,837

Less: accumulated depreciation                                      75,522                59,030

Total property and equipment, net                                  254,315               270,807

Other assets:

Intangible assets, net of accumulated amortization of              275,081               307,442
$484,669 and $452,307 at March 31, 2006 and December
31, 2005, respectively (Note C)

Prepaid and other (Note G)                                         155,298               204,480

Goodwill (Note C)                                                  500,000               500,000
                                                          ----------------      ----------------
TOTAL OTHER ASSETS                                                 930,379             1,011,922

Total assets                                              $      6,691,088      $      7,059,080
                                                          ================      ================
LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable and accrued liabilities                  $      3,199,923      $      2,653,953

Notes payable, current portion (Note D)                          2,564,800             2,186,800
                                                          ----------------      ----------------
Total current liabilities                                        5,764,723             4,840,753

Accrued liabilities, long-term portion                              13,492                14,463

Stockholders' equity:

Preferred stock, par value $.001 per share;                             --                    --
10,000,000 shares authorized; none issued at March
31, 2006 and December 31, 2005 (Note E)

Class A Common stock, par value $ .001 per share;                   99,249                98,063
200,000,000 shares authorized; 99,248,898 and
98,062,892 shares issued at March 31, 2006 and
December 31, 2005, respectively (Note E)

Class B Common stock, par value $.001 per share;                     2,000                 2,000
5,000,000 shares authorized; 2,000,000 shares issued
at March 31, 2006 and December 31, 2005 (Note E)

Additional paid-in capital                                      34,063,884            33,893,323

Accumulated deficit                                            (33,252,260)     $    (31,789,522)
                                                          ----------------      ----------------
Total stockholders' equity                                         912,873             2,203,864

Total liabilities and stockholders' equity                $      6,691,088      $      7,059,080
                                                          ================      ================

              See accompanying footnotes to the unaudited condensed
                       consolidated financial information

                               SWISS MEDICA, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF LOSSES
                                   (UNAUDITED)

                                                     FOR THE THREE MONTHS ENDED MARCH 31,
                                                            2006              2005
                                                        ------------      ------------
Revenues, net                                           $  1,221,501      $  1,127,412

Cost of Sales                                                198,670           203,235
                                                        ------------      ------------
GROSS PROFIT                                               1,022,831           924,177
Operating Expenses:                                        2,244,430         1,869,347
Selling, General and Administrative                           48,854            50,268
                                                        ------------      ------------
Depreciation and Amortization                              2,293,284         1,919,615
Total Operating Expenses                                  (1,270,453)         (995,438)
LOSS FROM OPERATIONS
Interest Expense, net                                       (192,285)          (31,244)
Provision for Income Taxes                                        --                --
                                                        ------------      ------------
NET LOSS                                                $ (1,462,738)     $ (1,026,682)
                                                        ============      ============
Loss per common share (basic and assuming dilution)     $      (0.01)     $      (0.01)
                                                        ============      ============
Weighted average common shares outstanding                98,692,471        77,903,446
                                                        ------------      ------------

              See accompanying footnotes to the unaudited condensed
                       consolidated financial information

                               SWISS MEDICA, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                       FOR THE THREE MONTHS ENDED MARCH 31,
                                                              2006             2005
                                                          -----------      -----------
Cash flows from operating activities:
Net loss                                                  $(1,462,738)     $(1,026,682)
Adjustments to reconcile net loss to net cash (used
in) operating activities:
Common stock issued in exchange for services rendered         158,313           70,350
Warrant amortization charged to interest expense               21,964
Amortization of common shares issued in prior period
in exchange for prepaid interest                               20,030
Employee stock option expense                                   5,433
Depreciation and amortization                                  48,854           50,268
(Increase) decrease in accounts receivable                    (28,169)        (831,745)
(Increase) decrease in inventories                            310,749         (401,366)
(Increase) decrease in deposits and other assets              (18,276)        (665,830)
Increase (decrease) in accounts payable and accrued
liabilities                                                   545,000          117,318
                                                          -----------      -----------
Net cash (used in) operating activities                      (398,840)      (2,687,687)
Cash flows from investing activities:
Net cash paid for acquisition (Note C)                                         (96,637)
Purchase of property and equipment                                             (24,473)
                                                          -----------      -----------
Net cash (used in) investing activities                            --         (121,110)
Cash flows from financing activities:                              --
Proceeds from notes payable, net of repayments                378,000          159,499
Proceeds from issuance of common stock, net of costs
and fees                                                        8,000        3,323,450
Proceeds from (repayments to) convertible debentures               --         (500,000)
                                                          -----------      -----------
Net cash provided by investing activities                     386,000        2,982,949
Net increase (decrease) in cash and cash equivalents          (12,840)         174,152
Cash and cash equivalents at the beginning of the
period                                                         45,700        1,630,559
                                                          -----------      -----------
Cash and cash equivalents at the end of the period        $    32,860      $ 1,804,711
                                                          -----------      -----------
Supplemental Disclosures of Cash Flow Information:
Interest paid in cash                                     $   150,290      $    23,812
Income taxes paid in cash                                          --               --
Issuance of common stock in exchange for services             158,313           70,350
Common stock issued for Financing Fees charged to                  --               --
operating activities
Deferred Financing Fees                                            --               --
Issuance of Class A common stock in exchange for                   --        1,016,000
previously incurred debt
Expenses prepaid in prior period                                   --           74,933
Acquisition of ADBSI (Note C):
Assets acquired                                                    --          196,637
Goodwill                                                           --          500,000
Common stock issued                                                --         (600,000)
                                                          -----------      -----------
Net cash paid for acquisition                             $        --      $   (96,637)
                                                          ===========      ===========

              See accompanying footnotes to the unaudited condensed
                       consolidated financial information

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results from operations for the three-month period ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006. The unaudited financial statements should be read in conjunction with the December 31, 2005 financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB.

Business and Basis of Presentation

Swiss Medica, Inc., formerly Global Path Incorporated (the "Company") was reincorporated under the laws of the State of Delaware in September 2001. The Company is engaged in the business of marketing and distributing proprietary bioscience health products, with the focus on chronic ailments.

On March 31, 2005, the Company entered into an Agreement and Plan of Acquisition (the "Acquisition Agreement") with Anti-Depression BioHealth Solutions, Inc., a Florida corporation ("ADBSI") and UTEK Corporation, a Delaware corporation ("UTEK"). All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 restricted shares of Class A common stock of the Company in a transaction accounted for using the purchase method of accounting. As additional consideration pursuant to the terms of the Acquisition Agreement, the Company paid UTEK, the sole shareholder of ADBSI, $96,637 in cash. As a result of the closing under the Acquisition Agreement on March 31, 2005, ADBSI became a wholly-owned subsidiary of the Company (see Note C).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Anti-Depression BioHealth Solutions, Inc. All significant inter-company transactions and balances have been eliminated in consolidation.

Revenue Recognition

For revenue from product sales, the Company follows a policy of recognizing revenues as products are shipped. The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred advertising costs of $853,600 and $506,975 for the three month period ended March 31, 2006 and 2005, respectively. Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $29,910 and $29,625 at March 31, 2006 and December 31, 2005, respectively.

Stock Based Compensation

Prior to the January 1, 2006 adoption of the Financial Accounting Standards Board ("FASB") Statement No. 123(R), "Share-Based Payment" ("SFAS 123R"), the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, because the stock option grant price equaled the market price on the date of grant, and any purchase discounts under the Company's stock purchase plans were within statutory limits, no compensation expense was recognized by the Company for stock-based compensation. As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), stock-based compensation was included as a pro forma disclosure in the notes to the consolidated financial statements.

Effective January 1, 2006, the beginning of the Company's first fiscal quarter of 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified-prospective transition method. Under this transition method, stock-based compensation expense was recognized in the consolidated financial statements for granted, modified, or settled stock options. Compensation expense recognized included the estimated expense for stock options granted on and subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R, and the estimated expense for the portion vesting in the period for options granted prior to, but not vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. Results for prior periods have not been restated, as provided for under the modified-prospective method. Total stock-based compensation expense recognized in the consolidated statement of earnings for the three month period ending March 31, 2006 was $5,433, net of tax effect.

SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the Company's pro forma information required under SFAS 123 for the periods prior to fiscal 2006, the Company accounted for forfeitures as they occurred.

Upon adoption of SFAS 123(R), the Company is using the Black-Scholes option-pricing model as its method of valuation for share-based awards granted beginning in fiscal 2006, which was also previously used for the Company's pro forma information required under SFAS 123. The Company's determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company's stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company's expected stock price volatility over the term of the awards, and certain other market variables such as the risk free interest rate.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Stock Based Compensation (Continued)

The following table shows the effect on net earnings and earnings per share had compensation cost been recognized based upon the estimated fair value on the grant date of stock options for the three months ended March 31, 2005, in accordance with SFAS 123, as amended by SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure:

Quarter Ended                                                     Marh 31, 2005

Net loss                                                          $  (1,026,682)
Deduct: stock-based compensation expense, net of tax                         --
                                                                  -------------
Pro forma net loss                                                $  (1,026,682)
                                                                  =============
Net loss per common share -- basic (and assuming
dilution):
As reported                                                       $       (0.01)
Deduct: stock-based compensation expense, net of tax                         --
                                                                  -------------
Pro forma                                                         $       (0.01)
                                                                  =============

Disclosure for the period ended March 31, 2006 is not presented because the amounts are recognized in the consolidated financial statements.
Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories primarily consist of cosmetic oils and packaging materials. Components of inventories as of March 31, 2006 and December 31, 2005 are as follows:

                                    March 31, 2006       December 31, 2005

Raw Materials                         $  817,892             $  854,424
Finished Goods                         1,374,302              1,648,518
                                      ----------             ----------
                                      $2,192,194             $2,502,942
                                      ==========             ==========

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE C - BUSINESS COMBINATIONS

Intangible Assets Acquired

On May 20, 2003 the Company acquired equipment, nine patented bioscience products and related intangible assets from General Cosmetics Corporation. In consideration for the acquisition of the tangible and intangible assets, the Company issued a total of 6,750,000 shares of restricted Class A common stock. The Company has adopted SFAS No. 142, "Goodwill and Other Intangible Assets", whereby the Company periodically tests its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

The intangible assets acquired from General Cosmetics and carrying value at December 31, 2005 are:

                                                                                                 Weighted
                                                                                                 Average
                              Gross                                                              Amortization
                              Carrying       Accumulated                          Residual       Period
                              Amount         Amortization           Net            Value         (Years)
                           ------------      ------------      ------------     ------------     ------------
Amortizable Intangible
Assets:
Patents                    $    563,250      $   (295,708)     $    267,542     $         --              5.0

Customer Mailing Lists           30,000           (15,750)           14,250                               5.0

Trademarks                       45,000           (23,625)           21,375                               5.0

Non-compete agreements          112,500          (112,500)                                                2.0

Other                             9,000            (4,725)                             4,275              5.0
                           ------------      ------------      ------------     ------------     ------------


Total                      $    759,750      $   (452,308)     $    307,442     $         --              4.6
                           ============      ============      ============     ============     ============

The intangible assets acquired from General Cosmetics and carrying value at March 31, 2006 are:

                                                                                                 Weighted
                                                                                                 Average
                              Gross                                                              Amortization
                              Carrying       Accumulated                          Residual       Period
                              Amount         Amortization           Net            Value         (Years)
                           ------------     ------------      ------------     ------------     ------------
Amortizable Intangible
Assets:

Patents                    $    563,250     $   (323,869)     $    239,381     $         --              5.0

Customer Mailing Lists           30,000          (17,250)           12,750                               5.0

Trademarks                       45,000          (23,875)           19,125                               5.0

Non-compete agreements          112,500         (112,500)                                                2.0

Other                             9,000           (5,175)            3,825               --              5.0
                                                              ------------     ------------     ------------

Total                      $    759,750     $   (484,669)     $    275,081     $         --              4.6
                           ============     ============      ============     ============     ============

Total amortization expense charged to operations for the three month periods ended March 31, 2006 and 2005 were $32,361 and $46,425, respectively. Estimated amortization expense as of March 31, 2006 is as follows:

       Remaining of fiscal 2006                         $ 97,089
       Fiscal 2007                                       129,450
       Fiscal 2008                                        48,542
       Total                                            $275,081
                                                       =========

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE C - BUSINESS COMBINATIONS (CONTINUED)

Acquisition of Anti-Depression BioHealth Solutions, Inc.

On March 31, 2005, Swiss Medica, Inc., a Delaware corporation (the "Company"), Anti-Depression BioHealth Solutions, Inc., a Florida corporation ("ADBSI") and UTEK Corporation, a Delaware corporation ("UTEK") entered into an Agreement and Plan of Acquisition (the "Acquisition Agreement"). ADBSI was formed in March 2005, owned minimal assets, had no liabilities, and no business activities prior to this transaction. The acquisition of ADBSI was completed pursuant to the terms of the Acquisition Agreement and closed on March 31, 2005. All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 restricted shares of Class A common stock of the Company in a transaction accounted for using the purchase method of accounting. As additional consideration pursuant to the terms of the Acquisition Agreement, the Company paid UTEK, the sole shareholder of ADBSI, $96,637 in cash. As a result of the closing under the Acquisition Agreement, ADBSI became a wholly-owned subsidiary of the Company. The main product of ADBSI is PMS Escape.

The following summarizes the acquisition of ADBSI:

Assets acquired                                  $196,637

Goodwill                                          500,000
                                                 --------

Total purchase Price                             $696,637
                                                 ========

Issuance of 2,105,263 shares of common stock     $600,000

Cash paid                                          96,637
                                                 --------

Total purchase price                             $696,637
                                                 --------

The Company valued the common stock issued to the UTEK at $0.285 per share, which approximated the fair value of the Company's common stock at the date of acquisition. The Company has recorded the carryover basis of the net assets acquired, which did not differ materially from their fair value and its operating results have been included in the Company's consolidated financial statements since the date of purchase. The Company believes the acquisition resulted in the recognition of goodwill primarily because of its industry position, management strength and potential to serve as a platform for consolidation. At March 31, 2006, the goodwill value was determined to not be impaired.

Option Agreement: On March 31, 2005, in connection with the Acquisition Agreement, ADBSI obtained a 48-month exclusive option to acquire an exclusive license to Nutraceutical intellectual property and products developed or manufactured using the Nutraceutical intellectual property from Back Bay Scientific, Inc., a Delaware corporation ("Back Bay") pursuant to the terms of the Option Agreement. ADBSI may exercise this option after receipt of Back Bay's notice of completion of the development of Nutraceutical intellectual property or related products, or upon termination of an existing license agreement relating to the Nutraceutical technology. In consideration for the Option, ADBSI agreed to pay Back Bay $60,000 in four equal payments of $15,000. The first payment was made upon the effectiveness of the Option Agreement, and the remaining three payments are due on the first, second and third anniversary dates of the Option Agreement. ADBSI paid the first $15,000 installment on March 31, 2005. The second installment was due March 31, 2006 but the Company's management has decided to let the Option lapse. Pursuant to the terms of the Option Agreement, the Option becomes void when the Company fails to made the payment within 30 days from the payment due date.

License Agreement: ADBSI's assets include an exclusive license to, among other things, develop and market patented and proprietary PMS Escape product pursuant to the Patent License Agreement. This royalty-bearing exclusive license gives ADBSI rights to use, manufacture and distribute the PMS Escape product or any other product developed from certain patent rights licensed to Back Bay in the United States and Canada. This agreement also gives ADBSI the rights to use all intellectual property related to PMS Escape, except the patent rights, in connection with the marketing, sale and distribution of the product. Upon the execution of this agreement, ADBSI agrees to pay a one-time, non-refundable fee of $125,000 to Back Bay and to prepay for Back Bay's finished PMS Escape and packaging inventory. The $125,000 fee was paid on ADBSI's behalf by UTEK.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE C - BUSINESS COMBINATIONS (CONTINUED)

Acquisition of Anti-Depression BioHealth Solutions, Inc. (Continued)

Prepaid Expense: ADBSI also entered into a Consulting Agreement with Back Bay and its principals on March 31, 2005. Pursuant to the terms of the Consulting Agreement, Back Bay's principals will provide consulting services relating to PMS Escape and other products to which ADBSI obtains rights under the Patent License Agreement. The initial term of the Consulting Agreement expires on April 1, 2009 and automatically renews for additional one-year terms. In consideration for the Consulting Agreement, ADBSI agreed to pay Back Bay $200,000 in four equal payments of $50,000. The first payment was made upon the effectiveness of the Consulting Agreement, the remaining installments were due on the first, second and third anniversary dates of the Consulting Agreement. On March 31, 2006, the Company has re-negotiated the terms of the Consulting Agreement with Back Bay and its principals, revised consulting fees are $6,000 payable quarterly.

NOTE D - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

A summary of notes payable and convertible promissory notes payable at March 31, 2006 and December 31, 2005 is as follows:

--------------------------------------------------------------------------------
                                      March 31, 2006         December 31, 2005
--------------------------------------------------------------------------------
Notes payable to Strategic Equity     621,600                621,600
Corp.; interest rate
24% per annum; interest only
payable monthly, maturity date is
June 5, 2006. (a)
--------------------------------------------------------------------------------
Notes payable to Strategic Equity     554,400                554,400
Corp.; interest rate
24% per annum; interest only
payable monthly, maturity date is
April 28, 2006. (b)
--------------------------------------------------------------------------------
Notes payable to Double U Master      560,000                560,000
Fund; interest rate
24% per annum; interest only
payable monthly, maturity date is
June 20, 2006. (c)
--------------------------------------------------------------------------------
Notes payable to Double U Master      250,000                250,000
Fund; interest rate
24% per annum; interest only
payable monthly, maturity date is
June 20, 2006. (d)
--------------------------------------------------------------------------------
Notes payable to Cigam Trust;         50,000                 50,000
interest rate 18% per annum;
interest only payable monthly,
maturity date is in June 9, 2006.
(e)
--------------------------------------------------------------------------------
Notes payable to G. Feldbaum.;        50,000                 50,000
interest rate 18% per annum;
interest only payable monthly,
maturity date is in June 12, 2006.
(f)
--------------------------------------------------------------------------------
Notes payable on demand.; interest    84,000                 84,000
rate 20% per annum; interest only
payable monthly. (g)
--------------------------------------------------------------------------------
Notes payable on demand; interest     16,800                 16,800
rate 18% per annum; interest only
payable monthly. (h)
--------------------------------------------------------------------------------
Notes payable; fee of $25,000 CAD     336,000                --
payable upon
renewal,
maturity date is June 28, 2006. (i)
--------------------------------------------------------------------------------
Notes payable upon demand; interest   42,000                 --
rate 18% per annum;
payable upon redemption (j)
--------------------------------------------------------------------------------
Total                                 2,564,800              2,186,800
--------------------------------------------------------------------------------
Less: current portion                (2,564,800)            (2,186,800)
--------------------------------------------------------------------------------
Long term portion                     $      --              $      --
                                      =========              =========
--------------------------------------------------------------------------------

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE D - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

      a) Notes Payable: On June 6, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Strategic Equity Corp. ("Strategic Equity") for the sum of $660,000 Canadian Dollar (CAD) (approximately $534,600
            USD) being delivered to the Company on or before June 6, 2005. Pursuant to the Agreement, the Company issued to Strategic Equity 100,000 shares of the Company's Class A common stock as extra financing charges. The Company valued the common shares issued at $0.30 per share, and the value of common shares issued was charged to operations during the year ended December 31, 2005. The promissory note in the amount of $660,000 CAD is interest only payable monthly at 24% per annum with the maturity dates on December 5, 2005. This note was cancelled on December 5, 2005 and replaced with a new note for the sum of $740,000 CAD (approximately $621,600
            USD). Pursuant to the Agreement, the Company issued to Strategic Equity 70,000 warrants to purchase an aggregate of 70,000 shares of the Company's Class A common stock, at $0.20 per share, exercisable at any time after the issuance and expiring on the day prior to the 3rd anniversary of the warrant issue date. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of three years, a risk free interest rate of 4.5%, a volatility of 220% and a deemed fair value of common stock of $0.14 which was the closing price of the Company's common stock on December 5, 2005. The Company valued the warrants granted in the amount of $9,177, and accounted for as a deferred financing cost. The deferred financing cost is amortized and charged to operations over the term of the note. During the three months ended March 31, 2006, $4,538 of non-cash interest expense was charged to operations in connection with the amortization of deferred financing cost. The promissory note in the amount of $740,000 CAD is interest only payable monthly at 24% per annum with the maturity date of June 5, 2006. Subsequent to the date of the financial statements, this note has been renewed for an additional six month term. The extended maturity date is December 15, 2006. The promissory note is secured by the Company's trade accounts receivable.

      b) Notes Payable: On October 28, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Strategic Equity Corp. ("Strategic Equity") for the sum of $660,000 Canadian Dollar (CAD) (approximately $554,400
            USD) being delivered to the Company on or before October 28, 2005. Pursuant to the Agreement, the Company issued to Strategic Equity 175,000 shares of the Company's Class A common stock as extra financing charges. The Company valued the common shares issued at $0.129 per share, and the value of common shares issued was charged to operations during the year ended December 31, 2005. The Company also issued to Strategic Equity 50,000 warrants to purchase an aggregate of 50,000 shares of the Company's Class A common stock, at $0.20 per share, exercisable at any time after the issuance and expiring on the day prior to the 3rd anniversary of the warrant issue date. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of three years, a risk free interest rate of 4.5%, a volatility of 220% and a deemed fair value of common stock of $0.12 which was the closing price of the Company's common stock on October 28, 2005. The Company valued the warrants granted in the amount of $5,590, and accounted for as a deferred financing cost. The deferred financing cost is amortized and charged to operations over the term of the note. During the three months ended March 31, 2006, $2,764 of non-cash interest expense was charged to operations in connection with the amortization of deferred financing cost. The promissory note in the amount of $660,000 CAD is interest only payable monthly at 24% per annum with the maturity date of April 28, 2006. Subsequent to the date of the financial statements, this note has been renewed for an additional six month term. The extended maturity date is October 30, 2006. The promissory note is secured by the Company's trade accounts receivable and a security charge over all unsecured assets of the Company.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE D - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

      c) Notes Payable: On June 21, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Double U Master Fund for the sum of $560,000 being delivered to the Company on or before June 21, 2005. The promissory note in the amount of $560,000 is interest only payable monthly at 15% per annum with the maturity dates on December 20, 2005. The promissory note was secured by the Company's inventory and accounts receivable. This note was cancelled on December 20, 2005 and replaced with a new note for the sum of $560,000 being delivered to the Company on or before December 20, 2005. Pursuant to the Agreement, the Company issued to U Master Fund warrants to purchase an aggregate of 250,000 shares of the Company's Class A common stock, at $0.20 per share, exercisable at any time after the issuance and expiring on the day prior to the 5th anniversary of the effective date of the Company's next Registration Statement. The Company plans on filing its next Registration Statement in May or June 2006. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of 5.50 years, a risk free interest rate of 4.5%, a volatility of 220% and a deemed fair value of common stock of $0.12 which was the closing price of the Company's common stock on December 20, 2005. The Company valued the warrants granted in the amount of $29,650, and accounted for them as a deferred financing cost. The deferred financing cost is amortized and charged to operations over the term of the note. During the three months ended March 31, 2006, $14,662 of non-cash interest expense was charged to operations in connection with the amortization of deferred financing cost. The promissory note in the amount of $560,000 is interest only payable monthly at 24% per annum with the maturity date of June 20, 2006. Subsequent to the date of the financial statements this note has been renewed for an additional six month term. The extended maturity date is December 20, 2006. The promissory note is secured by the Company's inventory and accounts receivable.

      d) Notes Payable: On December 20, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Double U Master Fund for the sum of $250,000 being delivered to the Company on or before December 20, 2005. The promissory note in the amount of $250,000 is interest only payable monthly at 24% per annum with the maturity date of June 20, 2006. The promissory note is secured by the Company's accounts receivable.

      e) Notes Payable: On June 10 and June 13, 2005, the Company entered into an Agreement with each of Cigham Trust and G. Feldbaum for the sum of $50,000 being delivered to the Company on or before June 10 and June 13, 2005 respectively. Pursuant to the Agreement, the Company issued to each of Cigham and Feldbaum, 10,000 shares of the Company's Class A common stock at approximately $0.30 per share. Interest expense of $4,438 was charged to operations during the three month period ended March 31, 2006. Each promissory note in the amount of $50,000 is interest only payable monthly at 18% per annum with the maturity dates on June 9, 2006 and June 12, 2006 respectively.

      f) Demand Note: On August 3, 2005, the Company entered into an Agreement for the sum of $100,000 Canadian Dollar (CAD) (approximately $84,000 USD) being delivered to the Company on or before August 3, 2005. The promissory note in the amount of $100,000
            (CAD) is interest only payable monthly at 20% per annum and is due upon demand. This note is unsecured.

      g) Demand Note: On July 5, 2005, the Company entered into an Agreement for the sum of $20,000 Canadian Dollar (CAD) (approximately $16,800
            USD) being delivered to the Company on or before July 5, 2005. The promissory note in the amount of $20,000 (CAD) is interest only payable monthly at 18% per annum and is due upon demand. This note is unsecured.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE D - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

      h) Note Payable: On January 4, 2006, the Company entered into an Agreement with Reid Partners 1 Inc., for the sum of $400,000 Canadian Dollar (CAD) (approximately $336,000 USD) being delivered to the Company on or before January 4, 2006. The promissory note in the amount of $400,000 (CAD) is non interest bearing, with a $25,000 fee payable upon maturity, with a maturity date of March 28, 2006. On March 28, 2006, this note was renewed upon the same terms for a further three month period, with a maturity date of June 28, 2006. This note is secured by the personal assets of a related party.

      i) Demand Note: On March 14, 2006 the Company entered into an Agreement for the sum of $50,000 Canadian Dollar (CAD) (approximately $42,000
            USD) being delivered to the Company on or before March 14, 2006. The promissory note in the amount of $50,000 (CAD) is interest only payable upon redemption at 18% per annum and is due upon demand. This note is unsecured.

NOTE E - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with par value $.001 per share, 200,000,000 shares of Class A common stock with par value of $.001 per share, and 5,000,000 shares of Class B common stock with par value $.001 per share.

On June 27, 2005, the Company's Board of Directors and Shareholders approved resolutions to increase the total number of authorized shares of the Company's capital stock from 160,000,000 shares to 215,000,000 shares as follows: (1) increase the authorized number of shares of Class A Common Stock from 100,000,000 shares to 200,000,000 shares and (2) to decrease the authorized number of shares of Class B Common Stock from 50,000,000 shares to 5,000,000 shares. Authorized share for preferred shares were kept unchanged at 10,000,000 shares of preferred stock with par value $.001 per share. On November 27, 2002, the Company effected a "one-for-one hundred" reverse stock split of its outstanding shares of Class A common stock. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split.

As of March 31, 2006 and December 31, 2005 the Company has no preferred stock issued and outstanding. The Company has 99,248,898 and 98,062,892 shares of Class A common stock issued and outstanding at March 31, 2006 and December 31, 2005, respectively. The Company also has issued and outstanding 2,000,000 shares of Class B common stock at March 31, 2006 and December 31, 2005

For the quarter ended March 31, 2006, the Company issued an aggregate of 1,056,250 shares of Class A common stock to attorneys and consultants for services rendered in the amount of $158,313. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company issued an aggregate of 80,000 shares of Class A common stock in exchange for 80,000 stock options exercised at $0.10 per share, and 49,756 shares of common stock in exchange for 137,500 stock options exercised on a cashless basis (Note F).

In June 2005, the Company entered into a Class B Common Stock Conversion Agreement with its Chief Executive Officer who is the only holder of shares of Company's Class B common stock. The agreement provides that upon the occurrence of certain events, the Company shall convert shares of its Class B common stock into shares of its Class A common stock at a ratio of five Class A shares for every one Class B share. As of March 31, 2006, the conversion has not occurred.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE F - OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock. These warrants were granted in lieu of cash compensation for services performed or in connection with debt or equity financing, each warrant to purchase one share of the Company's Class A common stock.

                    Warrants Outstanding                                  Warrants Exercisable

                                   Weighted
                                   Average           Weighted                          Weighted
                                   Remaining         Average                           Average
Exercise         Number            Contractual       Exercise        Number            Exercise
Prices           Outstanding       Life (Years)      Price           Exercisable       Price
------------     ------------     ------------     ------------     ------------     ------------
$      75.00            8,675             0.76     $      75.00            8,675     $      75.00

        0.42          350,000             3.68             0.42          350,000             0.42

        0.30        5,625,000             1.00             0.30        5,625,000             0.30

        0.20        7,021,000             1.30             0.20        7,021,000             0.20
                 ------------     ------------     ------------     ------------     ------------

                   13,004,675             1.23     $       0.30       13,004,675     $       0.30

Transactions involving warrants issued to non-employees are summarized as follows:

                                                                         Weighted Average Price
                                            Number of Warrants           Per Share
                                              ---------------            ---------------
Outstanding at December 31, 2003                      208,675            $          3.69

Granted                                            31,796,250                       0.30

Exercised                                          (4,673,750)                      0.24

Canceled or expired                                        --                         --
                                              ---------------            ---------------

Outstanding at December 31, 2004                   27,331,175            $          0.34
                                              ===============            ===============

Granted                                             6,495,000                       0.30

Exercised                                         (20,556,500)                      0.24

Canceled or expired                                  (265,000)                      0.25
                                              ---------------            ---------------

Outstanding at December 31, 2005                   13,004,675            $          0.30
                                              ===============            ===============

Granted                                                    --                         --

Exercised                                                  --                         --

Canceled or expired                                        --                         --
                                              ---------------            ---------------

Outstanding at March 31, 2006                      13,004,675            $          0.30
                                              ===============            ===============

The Company did not granted any warrants to shareholders or consultants during the three month period ended March 31, 2006 and 2005.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE F - OPTIONS AND WARRANTS (CONTINUED)

Employee Stock Options

Stock options to purchase the Company's common stock are granted at prices at or above the fair market value on the date of grant. The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option valuation model. The assumptions used to calculate the fair value of options granted are evaluated and revised, as necessary, to reflect market conditions and the Company's experience. Options granted are valued using the multiple option valuation approach, and the resulting expense is recognized using the graded, or accelerated, attribution method, consistent with the multiple option valuation approach. Compensation expense is recognized only for those options expected to vest, with forfeitures estimated at the date of grant based on the Company's historical experience and future expectations. Prior to the adoption of SFAS 123R, the effect of forfeitures on the pro forma expense amounts was recognized as the forfeitures occurred.

The following table summarizes the changes in stock options outstanding and the related prices for the shares of the Company's common stock issued to employees and directors.

                        Options Outstanding                                       Options Exercisable

                                      Weighted
                                      Average            Weighted                              Weighted
                                      Remaining          Average                               Average
Exercise           Number             Contractual        Exercise           Number             Exercise
Prices             Outstanding        Life (Years)       Price              Exercisable        Price
--------------     --------------     --------------     --------------     --------------     --------------
$         0.10          2,581,098               3.53     $         0.10          2,545,549     $         0.10
$         0.25            168,902               4.59     $         0.25             84,451     $         0.25
                   --------------     --------------     --------------     --------------     --------------
                        2,750,000               3.59     $         0.11          2,630,000     $         0.10
                   ==============     ==============     ==============     ==============     ==============

Transactions involving stock options issued to employees and directors are summarized as follows:

                                                          Weighted Average
                                    Number of Options     Price Per Share
                                     ---------------      ---------------

Outstanding at December 31, 2003                  --      $            --

Granted                                    3,431,098                 0.10

Exercised                                         --                   --

Canceled or expired                               --                   --

Outstanding at December 31, 2004           3,431,098      $          0.10
                                     ===============      ===============

Granted                                      168,902                 0.25

Exercised                                   (280,000)                0.10

Canceled or expired                         (190,000)                0.10
                                     ---------------      ---------------

Outstanding at December 31, 2005           3,130,000      $          0.11
                                     ===============      ===============

Granted                                           --                   --

Exercised (Note E)                          (217,500)                0.10

Canceled or expired                         (162,500)                0.10

Outstanding at March 31, 2006              2,750,000      $          0.11
                                     ===============      ===============

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE F - OPTIONS AND WARRANTS (CONTINUED)

Employee Stock Options (Continued)

There were no employee stock options granted or vested during the three months period ended March 31, 2005. The financial statements for the three-month period ended March 31, 2005 have not been restated upon adoption of SFAS 123R. Had compensation expense for employee stock options granted under the plan been determined based on the fair value at the grant date consistent with SFAS 123R, the Company's pro forma net loss and loss per share would have been $(1,026,682) and $(0.01), respectively, for the period ended March 31, 2005. The estimated value of the employee stock options vested during the three month period ended March 31, 2006 was determined using the Black-Scholes option pricing model and the following assumptions: expected option life of 5 years, a risk free interest rate of 3.875%, a dividend yield of 0% and volatility of 115%. Total stock-based compensation expense recognized in the consolidated statement of earnings for the three months ended March 31, 2006 was $5,433, net of tax effect.

NOTE G - PREPAID EXPENSES AND OTHER

Prepaid expenses and other assets at March 31, 2006 and December 31, 2005 are as follows:

                                            March 31, 2006    December 31, 2005
                                           ---------------     ---------------

Prepaid Services Fees                      $       108,630     $        71,321

Prepaid Insurance                                   52,657              51,065

License Agreement, net (Note C)                    100,000             106,250

Deferred financing costs, net                       28,314              70,308

Other prepaid expenses                              35,976              50,352
                                           ---------------     ---------------

Total                                      $       325,577     $       349,296
                                           ===============     ===============

NOTE H - COMMITMENTS AND CONTINGENCIES

Commitments

On February 8, 2005 the Company entered into an agreement with UPS Supply Chain Solutions to handle warehousing and distribution services on behalf of the Company, for the warehousing and distribution of its products from three strategically located warehouses in the U.S. On February 8, 2005 the Company issued an irrevocable letter of credit in the amount of $150,000 in favor of UPS Supply Chain Solutions as security for these services to be rendered. The maturity date of the letter of credit is in April 2006. The Company has accounted for the letter of credit as restricted cash included in the accompanying financial statements

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE I - MAJOR CUSTOMERS AND VENDORS

Revenue from one major customer, which accounted for greater than 10% of total sales, approximated $612,000 or 50% of total sales for the three month period ended March 31, 2006 and two major customers with total sales of approximately $923,000 or 81% of total sales for the corresponding three month period ended March 31, 2005.

There were no purchases from major suppliers, that accounted for greater than 10% of total purchases, for the three month period ended March 31, 2006. Total purchases from three (3) major suppliers, which accounted for more than 10% of total purchases, approximated $457,000 or 63% of purchases for the three month period ended March 31, 2005. Total accounts payable of $17,575, or 2% of total accounts payable was due to these suppliers as of March 31, 2005.

NOTE J - SUBSEQUENT EVENTS

On April 13, 2006 (the "First Closing Date"), the Company closed a financing transaction in which it sold secured convertible redeemable debentures (the "Convertible Redeemable Debentures") to Montgomery Equity Partners, Ltd. ("Montgomery") to raise $2,000,000 pursuant to a Securities Purchase Agreement dated April 11, 2006 (the "Securities Purchase Agreement"). The Company received $1,300,000 on the First Closing Date, and will receive the balance of $700,000 on the date the registration statement is filed (the "Second Closing Date") pursuant to Investors Registration Rights Agreement dated April 11, 2006 between the Company and Montgomery (the "Registration Rights Agreement"). The Company granted Montgomery a secured convertible redeemable debenture (the "Debenture") in the amount of $1,300,000 dated April 11, 2006. Montgomery cannot convert the Debenture into shares of the Company's common stock ("Common Stock"), in whole or in part, until one hundred fifty (150) calendar days after April 11, 2006 (the "Conversion Date"). If converted, the price per share shall equal the lesser of (a) $0.175 (the "Fixed Conversion Price"), or (b) eighty percent (80%) of the lowest closing Bid Price of the Common Stock during the five (5) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP. The interest rate of the Debenture is twelve percent (12%) per annum for the first one hundred fifty (150) days from April 11, 2006 and, thereafter, interest shall accrue on the outstanding principal balance at an annual rate equal to eight percent (8%). The Debenture matures on December 7, 2007 (the "Maturity Date").

NOTE K - RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2006 the Company entered into a sales agreement with an entity controlled by one of its Directors. Related party sales during the quarter ended March 31, 2006 totaled $612,024 and the Company's Accounts Receivable from the related party totaled $941,656 as of March 31, 2006.

                               SWISS MEDICA, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                   (Unaudited)
                                                                  March 31, 2006     December 31, 2005
                                                                -----------------    -----------------
ASSETS:
Cash and cash equivalents                                       $          32,860    $          45,700

Restricted Cash                                                           150,000              150,000
Accounts receivable, net of allowance for doubtful account of
$29,910 and $29,625 at March 31, 2006 and December 31, 2005,
respectively                                                            2,961,061            2,932,893

Inventories (Note B)                                                    2,192,194            2,502,942

Prepaid expenses and deposits (Note G)                                    170,279              144,816
                                                                -----------------    -----------------

Total current assets                                                    5,506,394            5,776,351

Property and equipment:

Property and equipment, at cost                                           329,837              329,837

Less: accumulated depreciation                                             75,522               59,030
                                                                -----------------    -----------------

Total property and equipment, net                                         254,315              270,807

Other assets:
Intangible assets,  net of accumulated  amortization
  of $484,669 and $452,307 at March 31, 2006 and
  December 31, 2005, respectively (Note C)                                275,081              307,442

Prepaid and other (Note G)                                                155,298              204,480

Goodwill (Note C)                                                         500,000              500,000
                                                                -----------------    -----------------

TOTAL OTHER ASSETS                                                        930,379            1,011,922

Total assets                                                    $       6,691,088    $       7,059,080
                                                                =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable and accrued liabilities                        $       3,199,923    $       2,653,953

Notes payable, current portion (Note D)                                 2,564,800            2,186,800
                                                                -----------------    -----------------

Total current liabilities                                               5,764,723            4,840,753


Accrued liabilities, long-term portion                                     13,492               14,463

Stockholders' equity:

Preferred stock, par value $.001 per share;
  10,000,000 shares authorized; none issued
  at March 31, 2006 and December 31, 2005 (Note E)                             --                   --

Class A Common stock, par value $ .001 per share;
  200,000,000 shares authorized; 99,248,898 and
  98,062,892 shares issued at March 31, 2006 and
  December 31, 2005, respectively (Note E)                                 99,249               98,063

Class B Common stock, par value $.001 per share;
  5,000,000 shares authorized; 2,000,000 shares issued
  at March 31, 2006 and December 31, 2005 (Note E)                          2,000                2,000

Additional paid-in capital                                             34,063,884           33,893,323

Accumulated deficit                                                   (33,252,260)   $     (31,789,522)
                                                                -----------------    -----------------

Total stockholders' equity                                                912,873            2,203,864
Total liabilities and stockholders' equity                      $       6,691,088    $       7,059,080
                                                                =================    =================

              See accompanying footnotes to the unaudited condensed
                       consolidated financial information

                               SWISS MEDICA, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF LOSSES
                                   (UNAUDITED)

                                                      FOR THE THREE MONTHS
                                                         ENDED MARCH 31,
                                                     2006              2005
                                                 ------------      ------------

Revenues, net                                    $  1,221,501      $  1,127,412

Cost of Sales                                         198,670           203,235
                                                 ------------      ------------

GROSS PROFIT                                        1,022,831           924,177

Operating Expenses:

Selling, General and Administrative                 2,244,430         1,869,347

Depreciation and Amortization                          48,854            50,268
                                                 ------------      ------------

Total Operating Expenses                            2,293,284         1,919,615


LOSS FROM OPERATIONS                               (1,270,453)         (995,438)


Interest Expense, net                                (192,285)          (31,244)

Provision for Income Taxes                                 --                --
                                                 ------------      ------------

NET LOSS                                         $ (1,462,738)     $ (1,026,682)
                                                 ============      ============

Loss per common share (basic and assuming
dilution)                                        $      (0.01)     $      (0.01)
                                                 ============      ============


Weighted average common shares outstanding         98,692,471        77,903,446
                                                 ------------      ------------

              See accompanying footnotes to the unaudited condensed
                       consolidated financial information

                               SWISS MEDICA, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                FOR THE THREE MONTHS MARCH 31,
                                                                    2006             2005
                                                                    ----             ----
Cash flows from operating activities:
Net loss                                                        $ (1,462,738)   $ (1,026,682)
Adjustments to reconcile net loss to net cash
  (used in) operating activities:

Common stock issued in exchange for services rendered                158,313          70,350

Warrant amortization charged to interest expense                      21,964              --
Amortization of common shares issued in prior period
  in exchange for prepaid interest                                    20,030              --

Employee stock option expense                                          5,433              --

Depreciation and amortization                                         48,854          50,268

(Increase) decrease in accounts receivable                           (28,169)       (831,745)

(Increase) decrease in inventories                                   310,749        (401,366)

(Increase) decrease in deposits and other assets                     (18,276)       (665,830)

Increase (decrease) in accounts payable and accrued
  liabilities                                                        545,000         117,318
                                                                ------------    ------------

Net cash (used in) operating activities                             (398,840)     (2,687,687)

Cash flows from investing activities:
Net cash paid for acquisition (Note C)                                    --         (96,637)

Purchase of property and equipment                                        --         (24,473)
                                                                ------------    ------------

Net cash (used in) investing activities                                   --        (121,110)

Cash flows from financing activities:

Proceeds from notes payable, net of repayments                       378,000         159,499

Proceeds from issuance of common stock, net of costs and fees          8,000       3,323,450

Proceeds from (repayments to) convertible debentures                      --        (500,000)
                                                                ------------    ------------

Net cash provided by investing activities                            386,000       2,982,949


Net increase (decrease) in cash and cash equivalents                 (12,840)        174,152

Cash and cash equivalents at the beginning of the period              45,700       1,630,559
                                                                ------------    ------------
Cash and cash equivalents at the end of the period              $     32,860    $  1,804,711
                                                                ============    ============


Supplemental Disclosures of Cash Flow Information:
Interest paid in cash                                           $    150,290    $     23,812

Income taxes paid in cash                                                 --              --

Issuance of common stock in exchange for services                    158,313          70,350
Common stock issued for Financing Fees charged to
  operating activities                                                    --              --
Deferred Financing Fees                                                   --              --

Issuance of Class A common stock in exchange for
  previously incurred debt                                                --       1,016,000

Expenses prepaid in prior period                                          --          74,933
Acquisition of ADBSI (Note C):

  Assets acquired                                                         --         196,637

  Goodwill                                                                --         500,000

  Common stock issued                                                     --        (600,000)
                                                                ------------    ------------
  Net cash paid for acquisition                                 $         --    $    (96,637)
                                                                ============    ============

              See accompanying footnotes to the unaudited condensed
                       consolidated financial information

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results from operations for the three-month period ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006. The unaudited financial statements should be read in conjunction with the December 31, 2005 financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB.

Business and Basis of Presentation

Swiss Medica, Inc., formerly Global Path Incorporated (the "Company") was reincorporated under the laws of the State of Delaware in September 2001. The Company is engaged in the business of marketing and distributing proprietary bioscience health products, with the focus on chronic ailments.

On March 31, 2005, the Company entered into an Agreement and Plan of Acquisition (the "Acquisition Agreement") with Anti-Depression BioHealth Solutions, Inc., a Florida corporation ("ADBSI") and UTEK Corporation, a Delaware corporation ("UTEK"). All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 restricted shares of Class A common stock of the Company in a transaction accounted for using the purchase method of accounting. As additional consideration pursuant to the terms of the Acquisition Agreement, the Company paid UTEK, the sole shareholder of ADBSI, $96,637 in cash. As a result of the closing under the Acquisition Agreement on March 31, 2005, ADBSI became a wholly-owned subsidiary of the Company (see Note C).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Anti-Depression BioHealth Solutions, Inc. All significant inter-company transactions and balances have been eliminated in consolidation.

Revenue Recognition

For revenue from product sales, the Company follows a policy of recognizing revenues as products are shipped. The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred advertising costs of $853,600 and $506,975 for the three month period ended March 31, 2006 and 2005, respectively.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $29,910 and $29,625 at March 31, 2006 and December 31, 2005, respectively.

Stock Based Compensation

Prior to the January 1, 2006 adoption of the Financial Accounting Standards Board ("FASB") Statement No. 123(R), "Share-Based Payment" ("SFAS 123R"), the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, because the stock option grant price equaled the market price on the date of grant, and any purchase discounts under the Company's stock purchase plans were within statutory limits, no compensation expense was recognized by the Company for stock-based compensation. As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), stock-based compensation was included as a pro forma disclosure in the notes to the consolidated financial statements.

Effective January 1, 2006, the beginning of the Company's first fiscal quarter of 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified-prospective transition method. Under this transition method, stock-based compensation expense was recognized in the consolidated financial statements for granted, modified, or settled stock options. Compensation expense recognized included the estimated expense for stock options granted on and subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R, and the estimated expense for the portion vesting in the period for options granted prior to, but not vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. Results for prior periods have not been restated, as provided for under the modified-prospective method.

Total stock-based compensation expense recognized in the consolidated statement of earnings for the three month period ending March 31, 2006 was $5,433, net of tax effect.

SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the Company's pro forma information required under SFAS 123 for the periods prior to fiscal 2006, the Company accounted for forfeitures as they occurred.

Upon adoption of SFAS 123(R), the Company is using the Black-Scholes option-pricing model as its method of valuation for share-based awards granted beginning in fiscal 2006, which was also previously used for the Company's pro forma information required under SFAS 123. The Company's determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company's stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company's expected stock price volatility over the term of the awards, and certain other market variables such as the risk free interest rate.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation (Continued)

The following table shows the effect on net earnings and earnings per share had compensation cost been recognized based upon the estimated fair value on the grant date of stock options for the three months ended March 31, 2005, in accordance with SFAS 123, as amended by SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure:


                                                                    March 31,
         Quarter Ended                                                2005

Net loss                                                         $  (1,026,682)
Deduct: stock-based compensation expense, net of tax                        --
                                                                 -------------

Pro forma net loss                                               $  (1,026,682)
                                                                 =============


Net loss per common share -- basic (and assuming dilution):
  As reported                                                    $       (0.01)
  Deduct: stock-based compensation expense, net of tax                      --
                                                                 -------------

  Pro forma                                                      $       (0.01)
                                                                 =============


Disclosure for the period ended March 31, 2006 is not presented because the amounts are recognized in the consolidated financial statements.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories primarily consist of cosmetic oils and packaging materials. Components of inventories as of March 31, 2006 and December 31, 2005 are as follows:

                              March 31, 2006    December 31, 2005
                            -----------------   -----------------
Raw Materials               $         817,892   $         854,424
Finished Goods                      1,374,302           1,648,518
                            -----------------   -----------------
                            $       2,192,194   $       2,502,942
                            =================   =================

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE C - BUSINESS COMBINATIONS

Intangible Assets Acquired

On May 20, 2003 the Company acquired equipment, nine patented bioscience products and related intangible assets from General Cosmetics Corporation. In consideration for the acquisition of the tangible and intangible assets, the Company issued a total of 6,750,000 shares of restricted Class A common stock. The Company has adopted SFAS No. 142, "Goodwill and Other Intangible Assets", whereby the Company periodically tests its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

The intangible assets acquired from General Cosmetics and carrying value at December 31, 2005 are:

                                   Gross                                              Weighted Average
                                  Carrying     Accumulated                 Residual     Amortization
                                   Amount     Amortization       Net        Value      Period (Years)
                                 ---------    ------------    ---------   ---------   ----------------
Amortizable Intangible Assets:
Patents                          $ 563,250    $   (295,708)   $ 267,542   $      --                5.0
Customer Mailing Lists              30,000         (15,750)      14,250          --                5.0
Trademarks                          45,000         (23,625)      21,375          --                5.0
Non-compete agreements             112,500        (112,500)          --          --                2.0
Other                                9,000          (4,725)          --       4,275                5.0
                                 ---------    ------------    ---------   ---------   ----------------
Total                            $ 759,750    $   (452,308)   $ 307,442   $      --                4.6
                                 =========    ============    =========   =========   ================

The intangible assets acquired from General Cosmetics and carrying value at March 31, 2006 are:

                                   Gross                                              Weighted Average
                                  Carrying     Accumulated                 Residual     Amortization
                                   Amount     Amortization       Net        Value      Period (Years)
                                 ---------    ------------    ---------   ---------   ----------------
Amortizable Intangible Assets:
Patents                          $ 563,250   $   (323,869)   $ 239,381   $      --                 5.0
Customer Mailing Lists              30,000        (17,250)      12,750          --                 5.0
Trademarks                          45,000        (25,875)      19,125          --                 5.0
Non-compete agreements             112,500       (112,500)          --          --                 2.0
Other                                9,000         (5,175)       3,825          --                 5.0
                                 ---------   ------------    ---------   ---------   -----------------
Total                            $ 759,750   $   (484,669)   $ 275,081   $      --                 4.6
                                 =========   ============    =========   =========   =================

Total amortization expense charged to operations for the three month periods ended March 31, 2006 and 2005 were $32,361 and $46,425, respectively. Estimated amortization expense as of March 31, 2006 is as follows:

       Remaining of fiscal 2006              $ 97,089
       Fiscal 2007                            129,450
       Fiscal 2008                             48,542
       Total                                $ 275,081
                                            =========

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE C - BUSINESS COMBINATIONS (CONTINUED)

Acquisition of Anti-Depression BioHealth Solutions, Inc.

On March 31, 2005, Swiss Medica, Inc., a Delaware corporation (the "Company"), Anti-Depression BioHealth Solutions, Inc., a Florida corporation ("ADBSI") and UTEK Corporation, a Delaware corporation ("UTEK") entered into an Agreement and Plan of Acquisition (the "Acquisition Agreement"). ADBSI was formed in March 2005, owned minimal assets, had no liabilities, and no business activities prior to this transaction. The acquisition of ADBSI was completed pursuant to the terms of the Acquisition Agreement and closed on March 31, 2005. All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 restricted shares of Class A common stock of the Company in a transaction accounted for using the purchase method of accounting. As additional consideration pursuant to the terms of the Acquisition Agreement, the Company paid UTEK, the sole shareholder of ADBSI, $96,637 in cash. As a result of the closing under the Acquisition Agreement, ADBSI became a wholly-owned subsidiary of the Company. The main product of ADBSI is PMS Escape.

The following summarizes the acquisition of ADBSI:

Assets acquired                                                    $ 196,637
Goodwill                                                             500,000
                                                                     -------
Total purchase Price                                               $ 696,637
                                                                   =========

Issuance of 2,105,263 shares of common stock                       $ 600,000
Cash paid                                                             96,637
                                                                   ---------
Total purchase price                                               $ 696,637
                                                                   ---------

The Company valued the common stock issued to the UTEK at $0.285 per share, which approximated the fair value of the Company's common stock at the date of acquisition. The Company has recorded the carryover basis of the net assets acquired, which did not differ materially from their fair value and its operating results have been included in the Company's consolidated financial statements since the date of purchase. The Company believes the acquisition resulted in the recognition of goodwill primarily because of its industry position, management strength and potential to serve as a platform for consolidation. At March 31, 2006, the goodwill value was determined to not be impaired.

Option Agreement: On March 31, 2005, in connection with the Acquisition Agreement, ADBSI obtained a 48-month exclusive option to acquire an exclusive license to Nutraceutical intellectual property and products developed or manufactured using the Nutraceutical intellectual property from Back Bay Scientific, Inc., a Delaware corporation ("Back Bay") pursuant to the terms of the Option Agreement. ADBSI may exercise this option after receipt of Back Bay's notice of completion of the development of Nutraceutical intellectual property or related products, or upon termination of an existing license agreement relating to the Nutraceutical technology. In consideration for the Option, ADBSI agreed to pay Back Bay $60,000 in four equal payments of $15,000. The first payment was made upon the effectiveness of the Option Agreement, and the remaining three payments are due on the first, second and third anniversary dates of the Option Agreement. ADBSI paid the first $15,000 installment on March 31, 2005. The second installment was due March 31, 2006 but the Company's management has decided to let the Option lapse. Pursuant to the terms of the Option Agreement, the Option becomes void when the Company fails to made the payment within 30 days from the payment due date.

License Agreement: ADBSI's assets include an exclusive license to, among other things, develop and market patented and proprietary PMS Escape product pursuant to the Patent License Agreement. This royalty-bearing exclusive license gives ADBSI rights to use, manufacture and distribute the PMS Escape product or any other product developed from certain patent rights licensed to Back Bay in the United States and Canada. This agreement also gives ADBSI the rights to use all intellectual property related to PMS Escape, except the patent rights, in connection with the marketing, sale and distribution of the product. Upon the execution of this agreement, ADBSI agrees to pay a one-time, non-refundable fee of $125,000 to Back Bay and to prepay for Back Bay's finished PMS Escape and packaging inventory. The $125,000 fee was paid on ADBSI's behalf by UTEK.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE C - BUSINESS COMBINATIONS (CONTINUED)

Acquisition of Anti-Depression BioHealth Solutions, Inc. (Continued)

Prepaid Expense: ADBSI also entered into a Consulting Agreement with Back Bay and its principals on March 31, 2005. Pursuant to the terms of the Consulting Agreement, Back Bay's principals will provide consulting services relating to PMS Escape and other products to which ADBSI obtains rights under the Patent License Agreement. The initial term of the Consulting Agreement expires on April 1, 2009 and automatically renews for additional one-year terms. In consideration for the Consulting Agreement, ADBSI agreed to pay Back Bay $200,000 in four equal payments of $50,000. The first payment was made upon the effectiveness of the Consulting Agreement, the remaining installments were due on the first, second and third anniversary dates of the Consulting Agreement. On March 31, 2006, the Company has re-negotiated the terms of the Consulting Agreement with Back Bay and its principals, revised consulting fees are $6,000 payable quarterly.

NOTE D - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

A summary of notes payable and convertible promissory notes payable at March 31, 2006 and December 31, 2005 is as follows:

                                                            March 31, 2006     December 31, 2005
                                                          -----------------    -----------------
Notes payable to Strategic Equity Corp.; interest rate              621,600              621,600
24% per annum; interest only payable monthly, maturity
date is June 5, 2006. (a)
Notes payable to Strategic Equity Corp.; interest rate              554,400              554,400
24% per annum; interest only payable monthly, maturity
date is April 28, 2006. (b)
Notes payable to Double U Master Fund.; interest rate               560,000              560,000
24% per annum; interest only payable monthly, maturity
date is June 20, 2006. (c)
Notes payable to Double U Master Fund.; interest rate               250,000              250,000
24% per annum; interest only payable monthly, maturity
date is June 20, 2006. (d)
Notes payable to Cigam Trust.; interest rate 18% per                 50,000               50,000
annum; interest only payable monthly, maturity date is
in June  9, 2006. (e)
Notes payable to G. Feldbaum.; interest rate 18% per                 50,000               50,000
annum; interest only payable monthly, maturity date is
in June 12, 2006. (e)
Notes payable on demand.; interest rate 20% per annum;               84,000               84,000
interest only payable monthly. (f)
Notes payable on demand; interest rate 18% per annum;                16,800               16,800
interest only payable monthly. (g)
Notes payable; fee of $25,000 CAD payable upon renewal,             336,000                   --
maturity date is June 28, 2006. (h)
Notes payable upon demand; interest rate 18% per annum;
payable upon redemption (i)                                          42,000                   --
Total                                                             2,564,800            2,186,800
Less: current portion                                            (2,564,800)          (2,186,800)
                                                          -----------------    -----------------
Long term portion                                         $              --    $              --
                                                          =================    =================

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE D - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

      a) Notes Payable: On June 6, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Strategic Equity Corp. ("Strategic Equity") for the sum of $660,000 Canadian Dollar (CAD) (approximately $534,600
            USD) being delivered to the Company on or before June 6, 2005. Pursuant to the Agreement, the Company issued to Strategic Equity 100,000 shares of the Company's Class A common stock as extra financing charges. The Company valued the common shares issued at $0.30 per share, and the value of common shares issued was charged to operations during the year ended December 31, 2005. The promissory note in the amount of $660,000 CAD is interest only payable monthly at 24% per annum with the maturity dates on December 5, 2005. This note was cancelled on December 5, 2005 and replaced with a new note for the sum of $740,000 CAD (approximately $621,600
            USD). Pursuant to the Agreement, the Company issued to Strategic Equity 70,000 warrants to purchase an aggregate of 70,000 shares of the Company's Class A common stock, at $0.20 per share, exercisable at any time after the issuance and expiring on the day prior to the 3rd anniversary of the warrant issue date. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of three years, a risk free interest rate of 4.5%, a volatility of 220% and a deemed fair value of common stock of $0.14 which was the closing price of the Company's common stock on December 5, 2005. The Company valued the warrants granted in the amount of $9,177, and accounted for as a deferred financing cost. The deferred financing cost is amortized and charged to operations over the term of the note. During the three months ended March 31, 2006, $4,538 of non-cash interest expense was charged to operations in connection with the amortization of deferred financing cost. The promissory note in the amount of $740,000 CAD is interest only payable monthly at 24% per annum with the maturity date of June 5, 2006. Subsequent to the date of the financial statements, this note has been renewed for an additional six month term. The extended maturity date is December 15, 2006. The promissory note is secured by the Company's trade accounts receivable.

      b) Notes Payable: On October 28, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Strategic Equity Corp. ("Strategic Equity") for the sum of $660,000 Canadian Dollar (CAD) (approximately $554,400
            USD) being delivered to the Company on or before October 28, 2005. Pursuant to the Agreement, the Company issued to Strategic Equity 175,000 shares of the Company's Class A common stock as extra financing charges. The Company valued the common shares issued at $0.129 per share, and the value of common shares issued was charged to operations during the year ended December 31, 2005. The Company also issued to Strategic Equity 50,000 warrants to purchase an aggregate of 50,000 shares of the Company's Class A common stock, at $0.20 per share, exercisable at any time after the issuance and expiring on the day prior to the 3rd anniversary of the warrant issue date. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of three years, a risk free interest rate of 4.5%, a volatility of 220% and a deemed fair value of common stock of $0.12 which was the closing price of the Company's common stock on October 28, 2005. The Company valued the warrants granted in the amount of $5,590, and accounted for as a deferred financing cost. The deferred financing cost is amortized and charged to operations over the term of the note. During the three months ended March 31, 2006, $2,764 of non-cash interest expense was charged to operations in connection with the amortization of deferred financing cost. The promissory note in the amount of $660,000 CAD is interest only payable monthly at 24% per annum with the maturity date of April 28, 2006. Subsequent to the date of the financial statements, this note has been renewed for an additional six month term. The extended maturity date is October 30, 2006. The promissory note is secured by the Company's trade accounts receivable and a security charge over all unsecured assets of the Company.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE D - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

      c) Notes Payable: On June 21, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Double U Master Fund for the sum of $560,000 being delivered to the Company on or before June 21, 2005. The promissory note in the amount of $560,000 is interest only payable monthly at 15% per annum with the maturity dates on December 20, 2005. The promissory note was secured by the Company's inventory and accounts receivable. This note was cancelled on December 20, 2005 and replaced with a new note for the sum of $560,000 being delivered to the Company on or before December 20, 2005. Pursuant to the Agreement, the Company issued to U Master Fund warrants to purchase an aggregate of 250,000 shares of the Company's Class A common stock, at $0.20 per share, exercisable at any time after the issuance and expiring on the day prior to the 5th anniversary of the effective date of the Company's next Registration Statement. The Company plans on filing its next Registration Statement in May or June 2006. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of 5.50 years, a risk free interest rate of 4.5%, a volatility of 220% and a deemed fair value of common stock of $0.12 which was the closing price of the Company's common stock on December 20, 2005. The Company valued the warrants granted in the amount of $29,650, and accounted for them as a deferred financing cost. The deferred financing cost is amortized and charged to operations over the term of the note. During the three months ended March 31, 2006, $14,662 of non-cash interest expense was charged to operations in connection with the amortization of deferred financing cost. The promissory note in the amount of $560,000 is interest only payable monthly at 24% per annum with the maturity date of June 20, 2006. Subsequent to the date of the financial statements this note has been renewed for an additional six month term. The extended maturity date is December 20, 2006. The promissory note is secured by the Company's inventory and accounts receivable.

      d) Notes Payable: On December 20, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Double U Master Fund for the sum of $250,000 being delivered to the Company on or before December 20, 2005. The promissory note in the amount of $250,000 is interest only payable monthly at 24% per annum with the maturity date of June 20, 2006. The promissory note is secured by the Company's accounts receivable.

      e) Notes Payable: On June 10 and June 13, 2005, the Company entered into an Agreement with each of Cigham Trust and G. Feldbaum for the sum of $50,000 being delivered to the Company on or before June 10 and June 13, 2005 respectively. Pursuant to the Agreement, the Company issued to each of Cigham and Feldbaum, 10,000 shares of the Company's Class A common stock at approximately $0.30 per share. Interest expense of $4,438 was charged to operations during the three month period ended March 31, 2006. Each promissory note in the amount of $50,000 is interest only payable monthly at 18% per annum with the maturity dates on June 9, 2006 and June 12, 2006 respectively.

      f)    Demand  Note:  On  August  3,  2005,  the  Company  entered  into an
            Agreement for the sum of $100,000 Canadian Dollar (CAD) (approximately $84,000 USD) being delivered to the Company on or before August 3, 2005. The promissory note in the amount of $100,000
            (CAD) is interest only payable monthly at 20% per annum and is due upon demand. This note is unsecured.

      g) Demand Note: On July 5, 2005, the Company entered into an Agreement for the sum of $20,000 Canadian Dollar (CAD) (approximately $16,800
            USD) being delivered to the Company on or before July 5, 2005. The promissory note in the amount of $20,000 (CAD) is interest only payable monthly at 18% per annum and is due upon demand. This note is unsecured.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE D - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

      h) Note Payable: On January 4, 2006, the Company entered into an Agreement with Reid Partners 1 Inc., for the sum of $400,000 Canadian Dollar (CAD) (approximately $336,000 USD) being delivered to the Company on or before January 4, 2006. The promissory note in the amount of $400,000 (CAD) is non interest bearing, with a $25,000 fee payable upon maturity, with a maturity date of March 28, 2006. On March 28, 2006, this note was renewed upon the same terms for a further three month period, with a maturity date of June 28, 2006. This note is secured by the personal assets of a related party.

      i) Demand Note: On March 14, 2006 the Company entered into an Agreement for the sum of $50,000 Canadian Dollar (CAD) (approximately $42,000
            USD) being delivered to the Company on or before March 14, 2006. The promissory note in the amount of $50,000 (CAD) is interest only payable upon redemption at 18% per annum and is due upon demand. This note is unsecured.

NOTE E - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with par value $.001 per share, 200,000,000 shares of Class A common stock with par value of $.001 per share, and 5,000,000 shares of Class B common stock with par value $.001 per share.

On June 27, 2005, the Company's Board of Directors and Shareholders approved resolutions to increase the total number of authorized shares of the Company's capital stock from 160,000,000 shares to 215,000,000 shares as follows: (1) increase the authorized number of shares of Class A Common Stock from 100,000,000 shares to 200,000,000 shares and (2) to decrease the authorized number of shares of Class B Common Stock from 50,000,000 shares to 5,000,000 shares. Authorized share for preferred shares were kept unchanged at 10,000,000 shares of preferred stock with par value $.001 per share. On November 27, 2002, the Company effected a "one-for-one hundred" reverse stock split of its outstanding shares of Class A common stock. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split.

As of March 31, 2006 and December 31, 2005 the Company has no preferred stock issued and outstanding. The Company has 99,248,898 and 98,062,892 shares of Class A common stock issued and outstanding at March 31, 2006 and December 31, 2005, respectively. The Company also has issued and outstanding 2,000,000 shares of Class B common stock at March 31, 2006 and December 31, 2005

For the quarter ended March 31, 2006, the Company issued an aggregate of 1,056,250 shares of Class A common stock to attorneys and consultants for services rendered in the amount of $158,313. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company issued an aggregate of 80,000 shares of Class A common stock in exchange for 80,000 stock options exercised at $0.10 per share, and 49,756 shares of common stock in exchange for 137,500 stock options exercised on a cashless basis (Note F).

In June 2005, the Company entered into a Class B Common Stock Conversion Agreement with its Chief Executive Officer who is the only holder of shares of Company's Class B common stock. The agreement provides that upon the occurrence of certain events, the Company shall convert shares of its Class B common stock into shares of its Class A common stock at a ratio of five Class A shares for every one Class B share. As of March 31, 2006, the conversion has not occurred.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE F - OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock. These warrants were granted in lieu of cash compensation for services performed or in connection with debt or equity financing, each warrant to purchase one share of the Company's Class A common stock.

                 Warrants Outstanding                          Warrants Exercisable

                             Weighted
                              Average
                             Remaining
 Exercise      Number       Contractual     Weighted Average     Number      Weighted Average
  Prices    Outstanding     Life (Years)     Exercise Price    Exercisable    Exercise Price
 --------   -----------     ------------    ----------------   -----------   ----------------
$  75.00          8,675            0.76     $          75.00         8,675   $          75.00

    0.42        350,000            3.68                 0.42       350,000               0.42

    0.30      5,625,000            1.00                 0.30     5,625,000               0.30

    0.20      7,021,000            1.30                 0.20     7,021,000               0.20
            -----------     ------------    ----------------   -----------   ----------------
             13,004,675            1.23     $           0.30    13,004,675   $           0.30
            ===========     ============    ================   ===========   ================

Transactions involving warrants issued to non-employees are summarized as follows:

                                                            Weighted Average
                                      Number of Warrants     Price Per Share
                                      ------------------    ------------------
Outstanding at December 31, 2003                 208,675    $             3.69
  Granted                                     31,796,250                  0.30
  Exercised                                   (4,673,750)                 0.24
  Canceled or expired                                 --                    --
                                      ------------------    ------------------
Outstanding at December 31, 2004              27,331,175    $             0.34
                                      ==================    ==================
  Granted                                      6,495,000                  0.30
  Exercised                                  (20,556,500)                 0.24
  Canceled or expired                           (265,000)                 0.25
                                      ------------------    ------------------
Outstanding at December 31, 2005              13,004,675    $             0.30
                                      ==================    ==================
  Granted                                             --                    --
  Exercised                                           --                    --
  Canceled or expired                                 --                    --
                                      ------------------    ------------------
Outstanding at March 31, 2006                 13,004,675    $             0.30
                                      ==================    ==================

The Company did not granted any warrants to shareholders or consultants during the three month period ended March 31, 2006 and 2005.

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE F - OPTIONS AND WARRANTS (CONTINUED)

Employee Stock Options

Stock options to purchase the Company's common stock are granted at prices at or above the fair market value on the date of grant. The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option valuation model. The assumptions used to calculate the fair value of options granted are evaluated and revised, as necessary, to reflect market conditions and the Company's experience. Options granted are valued using the multiple option valuation approach, and the resulting expense is recognized using the graded, or accelerated, attribution method, consistent with the multiple option valuation approach. Compensation expense is recognized only for those options expected to vest, with forfeitures estimated at the date of grant based on the Company's historical experience and future expectations. Prior to the adoption of SFAS 123R, the effect of forfeitures on the pro forma expense amounts was recognized as the forfeitures occurred.

The following table summarizes the changes in stock options outstanding and the related prices for the shares of the Company's common stock issued to employees and directors.

                 Options Outstanding                     Options Exercisable
                 -------------------                     -------------------
                           Weighted    Weighted                    Weighted
                             Average     Average       Number       Average
Exercise      Number       Remaining    Exercise    Exercisable    Exercise
 Prices     Outstanding   Contractual     Price                      Price
                              Life
                            (Years)
            -----------   -----------   ---------   ------------   ---------
$    0.10     2,581,098          3.53   $    0.10      2,545,549   $    0.10
$    0.25       168,902          4.59   $    0.25         84,451   $    0.25
            -----------   -----------   ---------   ------------   ---------
              2,750,000          3.59   $    0.11      2,630,000   $    0.10
            ===========   ===========   =========   ============   =========

Transactions involving stock options issued to employees and directors are summarized as follows:

                                                           Weighted Average
                                      Number of Options     Price Per Share
                                      -----------------    -----------------
Outstanding at December 31, 2003                     --    $              --
  Granted                                     3,431,098                 0.10
  Exercised                                          --                   --
  Canceled or expired                                --                   --
                                      -----------------    -----------------
Outstanding at December 31, 2004              3,431,098    $            0.10
                                      =================    =================
  Granted                                       168,902                 0.25
  Exercised                                    (280,000)                0.10
  Canceled or expired                          (190,000)                0.10
                                      -----------------    -----------------
Outstanding at December 31, 2005              3,130,000    $            0.11
                                      =================    =================
  Granted                                            --                   --
  Exercised (Note E)                           (217,500)                0.10
  Canceled or expired                          (162,500)                0.10
                                      -----------------    -----------------
Outstanding at March 31, 2006                 2,750,000    $            0.11
                                      =================    =================

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE F - OPTIONS AND WARRANTS (CONTINUED)

Employee Stock Options (Continued)

There were no employee stock options granted or vested during the three months period ended March 31, 2005. The financial statements for the three-month period ended March 31, 2005 have not been restated upon adoption of SFAS 123R. Had compensation expense for employee stock options granted under the plan been determined based on the fair value at the grant date consistent with SFAS 123R, the Company's pro forma net loss and loss per share would have been $(1,026,682) and $(0.01), respectively, for the period ended March 31, 2005.

The estimated value of the employee stock options vested during the three month period ended March 31, 2006 was determined using the Black-Scholes option pricing model and the following assumptions: expected option life of 5 years, a risk free interest rate of 3.875%, a dividend yield of 0% and volatility of 115%. Total stock-based compensation expense recognized in the consolidated statement of earnings for the three months ended March 31, 2006 was $5,433, net of tax effect.

NOTE G - PREPAID EXPENSES AND OTHER

Prepaid expenses and other assets at March 31, 2006 and December 31, 2005 are as follows:

                                             March 31, 2006    December 31, 2005
                                           -----------------   -----------------
Prepaid Services Fees                      $         108,630   $          71,321
Prepaid Insurance                                     52,657              51,065
License Agreement, net (Note C)                      100,000             106,250
Deferred financing costs, net                         28,314              70,308
Other prepaid expenses                                35,976              50,352
                                           -----------------   -----------------
Total                                      $         325,577   $         349,296
                                           =================   =================

NOTE H - COMMITMENTS AND CONTINGENCIES

Commitments

On February 8, 2005 the Company entered into an agreement with UPS Supply Chain Solutions to handle warehousing and distribution services on behalf of the Company, for the warehousing and distribution of its products from three strategically located warehouses in the U.S. On February 8, 2005 the Company issued an irrevocable letter of credit in the amount of $150,000 in favor of UPS Supply Chain Solutions as security for these services to be rendered. The maturity date of the letter of credit is in April 2006. The Company has accounted for the letter of credit as restricted cash included in the accompanying financial statements

                               SWISS MEDICA, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION:
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE I - MAJOR CUSTOMERS AND VENDORS

Revenue from one major customer, which accounted for greater than 10% of total sales, approximated $612,000 or 50% of total sales for the three month period ended March 31, 2006 and two major customers with total sales of approximately $923,000 or 81% of total sales for the corresponding three month period ended March 31, 2005.

There were no purchases from major suppliers, that accounted for greater than 10% of total purchases, for the three month period ended March 31, 2006. Total purchases from three (3) major suppliers, which accounted for more than 10% of total purchases, approximated $457,000 or 63% of purchases for the three month period ended March 31, 2005. Total accounts payable of $17,575, or 2% of total accounts payable was due to these suppliers as of March 31, 2005.

NOTE J - SUBSEQUENT EVENTS

On April 13, 2006 (the "First Closing Date"), the Company closed a financing transaction in which it sold secured convertible redeemable debentures (the "Convertible Redeemable Debentures") to Montgomery Equity Partners, Ltd. ("Montgomery") to raise $2,000,000 pursuant to a Securities Purchase Agreement dated April 11, 2006 (the "Securities Purchase Agreement"). The Company received $1,300,000 on the First Closing Date, and will receive the balance of $700,000 on the date the registration statement is filed (the "Second Closing Date") pursuant to Investors Registration Rights Agreement dated April 11, 2006 between the Company and Montgomery (the "Registration Rights Agreement").

The Company granted Montgomery a secured convertible redeemable debenture (the "Debenture") in the amount of $1,300,000 dated April 11, 2006. Montgomery cannot convert the Debenture into shares of the Company's common stock ("Common Stock"), in whole or in part, until one hundred fifty (150) calendar days after April 11, 2006 (the "Conversion Date"). If converted, the price per share shall equal the lesser of (a) $0.175 (the "Fixed Conversion Price"), or (b) eighty percent (80%) of the lowest closing Bid Price of the Common Stock during the five (5) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP. The interest rate of the Debenture is twelve percent (12%) per annum for the first one hundred fifty (150) days from April 11, 2006 and, thereafter, interest shall accrue on the outstanding principal balance at an annual rate equal to eight percent (8%). The Debenture matures on December 7, 2007 (the "Maturity Date").

NOTE K - RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2006 the Company entered into a sales agreement with an entity controlled by one of its Directors. Related party sales during the quarter ended March 31, 2006 totaled $612,024 and the Company's Accounts Receivable from the related party totaled $941,656 as of March 31, 2006.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario, Canada on June 12, 2006.

                                  SWISS MEDICA, INC.


                                  By: /s/ Raghunath Kilambi
                                      ------------------------------------------
                                      Raghunath Kilambi, Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was been signed by the following persons in the capacities and on the dates stated:

                  Name                                   Title                             Date
          /s/ Raghunath Kilambi            Chief Executive Officer, Chief              June 12, 2006
-----------------------------------------  Financial Officer and Director
Raghunath Kilambi


            /s/ Grant Johnson              President, Chief Operating Officer          June 12, 2006
-----------------------------------------  and Director
Grant Johnson


           /s/ Bruce Fairbairn             Chief Financial Officer                     June 12, 2006
-----------------------------------------
Bruce Fairbairn


           /s/ Ronald Springer             Director                                    June 12, 2006
-----------------------------------------
Ronald Springer


              /s/ Azim Fancy               Director                                    June 12, 2006
-----------------------------------------
Azim Fancy


            /s/ Bryson Farrill             Chairman and Director                       June 12, 2006
-----------------------------------------
Bryson Farrill


             /s/ Charles Orr               Director                                    June 12, 2006
-----------------------------------------
Charles Orr


              /s/ Sam Halim                Director                                    June 12, 2006
-----------------------------------------
Sam Halim